UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No. - )
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TETRA TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)
0000844965

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement 2020 TETRA

Notice of 2026 Annual Meeting of Stockholders

To our Stockholders:

The 2026 Annual Meeting of Stockholders (the "Annual Meeting") of TETRA Technologies, Inc. (“TETRA” or the “Company”) will be held as follows:

When: Friday, May 22, 2026, at 11:00 a.m. local time	Where: TETRA Technologies, Inc. Corporate Headquarters 10000 Energy Drive Spring, Texas 77389

At the Annual Meeting, you will be asked to consider and take action on the following:
1.Election of eight directors to serve on TETRA's Board of Directors (the "Board of Directors" or the “Board”) for one-year terms ending at the 2027 Annual Meeting of Stockholders (the "2027 Annual Meeting"), or until their respective successors have been duly elected or appointed;
2.Advisory vote to approve executive compensation;
3.Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.Ratification of Amendment No. 1 to our Tax Benefits Preservation Plan.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the Annual Meeting or any adjournments.

Only stockholders of record at the close of business on March 27, 2026 will be entitled to notice of and to vote at the Annual Meeting. The proxy statement, form of proxy, and voting instructions are first being made available to stockholders on or about April 9, 2026 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com for beneficial holders.

Your vote is important!
Please promptly vote your shares by telephone, the internet, or, if the proxy statement was mailed to you, by marking, signing, dating, and returning the enclosed proxy card as soon as possible, regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board Of Directors

Kimberly M. O'Brien
Corporate Secretary

April 9, 2026
Spring, Texas

PROXY STATEMENT
Table of Contents

PROXY STATEMENT SUMMARY	4		Board and Committee Self-Evaluation Process	36
			Executive Sessions of the Board of Directors	37
Proposal No. 1: Election of Directors	10		Communications with Directors	37
Board Recommendation	10		Executive Succession Planning	37
Vote Required	10		Insider Trading Policy (Including Hedging)	38
Nominees for Director	11		Certain Transactions	38

Proposal No. 2: Advisory Vote to Approve Executive		AUDIT COMMITTEE REPORT		39
Compensation	18		Fees Paid to Principal Accounting Firm	41
Board Recommendation	19		Audit Committee Preapproval Policies
Vote Required	19		and Procedures	41

Proposal No. 3: Ratification of Selection of		EXECUTIVE OFFICERS		42
Independent Registered Public Accounting Firm	20
Independence of our Independent Auditor	20	COMPENSATION DISCUSSION & ANALYSIS		44
Audit Partner Rotation	20	I.	Executive Summary	44
Considerations Regarding Appointment	20		Company Operations and Performance	44
Board Recommendation	20		Positive Say-on-Pay Vote Outcome and
Vote Required	21		Stockholder Engagement	45
			Key Compensation Practices and Policies	45
Proposal No. 4: Ratification of Amendment No. 1 to		II.	Compensation Philosophy	46
our Tax Benefits Preservation Plan	22		Overview of Compensation Philosophy	46
Background of the Proposal	22	III.	Roles and Processes	47
Board Recommendation	24	IV.	Compensation Elements	49
Vote Required	24		Base Salary	50
			Annual Cash Incentives	50
CORPORATE GOVERNANCE	25		Long-Term Incentives	52
Corporate Governance Guidelines	25		Policies and Practices Related to Timing of Grants of
Plurality Plus Vote Policy	25		Certain Equity-Based Awards	56
Corporate Governance Documents	25		Retirement, Health, and Welfare Benefits	56
Director Independence and Transactions	26		Perquisites	56
Board Leadership Structure; Separation of			Clawback Policy	56
Positions of Board Chair and Chief Executive Officer	27		Severance Plan and Termination Payments	57
Board Oversight of TETRA	27		Employment Agreements	57
Stockholder Engagement	30		Double Trigger Change of Control Agreements	57
Sustainability	31		Indemnification Agreements	57
Stock Ownership Guidelines	31		Stock Ownership Guidelines	57
Board Committees and Meetings	32		Tax and Accounting Implications of Executive
Board and Committee Succession Planning	34		Compensation	58
Director Nominations by the Nominating,			Tax and Accounting Implications of Executive
Governance, and Sustainability Committee	34		Compensation	58
Minimum Qualities and Skills	35
Director Nominations Submitted by Stockholders	35		COMPENSATION COMMITTEE REPORT	59
Director Tenure	36
Director Orientation and Continuing Education	36

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY
This summary provides an overview of selected information contained elsewhere in the Proxy Statement and does not contain all the information you should consider. You should refer to the remainder of the Proxy Statement for more information about us and the proposals you are being asked to consider.

Annual Meeting of Stockholders

Date & Time Friday, May 22, 2026 11:00 a.m. local time	Location 10000 Energy Drive Spring, TX 77389	Record Date March 27, 2026

Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting:

		Board Recommendation	Page Reference
Management Proposals
1 -	Election of Directors	Vote FOR each director nominee	10
2 -	Advisory vote to approve executive compensation	Vote FOR	18
3 -	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm	Vote FOR	20
4 -	Ratification of Amendment No. 1 to our Tax Benefits Preservation Plan	Vote FOR	22

TETRA Technologies, Inc. | 4

PROXY STATEMENT SUMMARY

Snapshot of 2026 Director Nominees
Our director nominees exhibit an effective mix of experience and perspective. The following chart summarizes the independence and tenure of our director nominees.

Independence	Tenure

Thomas R. Bates, Jr.	Christian A. Garcia	John (“Jay”) F. Glick Board Chair	Angela D. John

Sharon B. McGee	Brady M. Murphy Chief Executive Officer	Julia (“Julie”) A. Sloat	Shawn D. Williams
TETRA Technologies, Inc. | 5

PROXY STATEMENT SUMMARY

2026 Nominees	Tenure	Independent	Committee Memberships			Other Current Public
	(years)		Audit	HCMCC	NGSC	Directorships
Thomas R. Bates, Jr.	14	✓		C		2
Christian A. Garcia*	3	✓	C			2
Jay F. Glick	12	✓	Ex-Officio Member of all committees			0
Angela D. John	2	✓	●		●	0
Sharon B. McGee	4	✓		●	C	0
Brady M. Murphy	7	CEO				0
Julie A. Sloat*	1	✓	●		●	1
Shawn D. Williams	5	✓	●	●		1

HCMCC = Human Capital Management & Compensation Committee	C = Chair
NGSC = Nominating, Governance, and Sustainability Committee	● = Member
*= Audit Committee Financial Expert

Summary Board Matrix:

Our director nominees’ primary skills and experience are highlighted in the following matrix. The matrix is intended as a high-level summary of key skills and not an exhaustive list of each director’s skills or contributions to our Board.

	Deep knowledge in oilfield services industry that supports our base business			Added board members with skills that support our strategic focus on emerging growth opportunities utilizing our fluids chemistry and transitional energy solutions

	Bates	Glick	Murphy	Williams	McGee	Garcia	John	Sloat	Totals
				2021	2022	2023	2024	2025
Current/Former CEO Executive	●	●	●	●				●	5
Current/Former CFO Experience						●		●	2
Operating Experience	●	●	●	●	●	●	●	●	8
Traditional/Transitional Energy Experience	●	●	●		●	●	●	●	7
Industrials/Specialty Materials/Chemicals Experience		●	●	●	●	●			5
Strategic Growth/Market Expansion	●	●	●		●		●	●	6
Finance/Accounting/Capital Markets	●		●		●	●		●	5
Global Business	●	●	●	●	●	●		●	7
Health, Safety and Sustainability			●		●		●	●	4
Information Security/Cyber Oversight				●	●		●	●	4
Outside Public Company Board Experience	●	●		●		●	●	●	6

TETRA Technologies, Inc. | 6

PROXY STATEMENT SUMMARY

Corporate Governance Highlights
We continuously monitor developments and best practices in corporate governance and enhance our practices as warranted and based on stockholder feedback. Our practices include policies and structures that we believe are sound and effective corporate governance practices, including:

●	Plurality voting standard with a director resignation policy ("plurality plus") in the election of directors
●	Annual election of all directors
●	Separation of Board Chair and Chief Executive Officer positions
●	Regular meetings of our non-employee independent directors
●	Thoughtful Board evaluation process
●	Director and executive succession planning
●	Formal onboarding program for new directors
●	Rigorous stock ownership guidelines applicable to directors and executive officers
●	A prohibition against directors, executive officers and employees holding our securities in margin accounts or pledging our securities, absent company approval
●	A prohibition against directors, executive officers and employees engaging in certain hedging transactions with respect to our securities
●	Executive Officer change in control benefits that are subject to “double trigger”
●	An independent compensation consultant hired by and reporting to the Human Capital Management and Compensation Committee
●	Compensation clawback policy that provides us with a mechanism to recover incentive compensation paid to our executive officers in certain circumstances
●	Adopted policy on Human Rights Standards
●	No supermajority voting provisions in either our Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time, our “Certificate of Incorporation”) or our Second Amended and Restated Bylaws (as may be amended from time to time, our “Bylaws”)
●	Stockholders have the right to request a special meeting

Business Highlights

●	Extremely strong safety performance in 2025 driven by continuous QHS&E focus, expanded automation, and targeted training initiatives, reinforcing our commitment to safe, reliable product and service delivery.
●	In September 2025, we presented our ONE TETRA 2030 strategy to refocus the company on our core competency - fluid chemistry. We identified that by leveraging our core strengths, we could develop new, innovative businesses supporting new energy and critical water solutions that could create significant value. The ONE TETRA represents the core philosophy of leveraging our strengths and creating strong synergies between our businesses.
●	Completion Fluids & Products Division achieved impressive revenue and margin improvements driven by stronger volumes for our suite of high-density deepwater completion fluids products, the completion of three deepwater wells in the Gulf of America using our proprietary TETRA CS Neptune fluid technology, stronger deepwater activity levels in Brazil and continued strong results from industrial calcium chloride.
●	Water & Flowback Services Division successfully managed through a very challenging year. Cost reductions in the United States, continued deployment of automation technology and market share gains in the Vaca Muerta in Argentina have positioned us for a solid year in 2026.
●	Since our September 2025 Investor Day, trends in future deepwater activity, adoption of our Sandstorm technology, electrolyte demand and the shift toward much larger-scale desalinated produced water projects for data center cooling and behind the meter power demands in West Texas have further strengthened our confidence in achieving our ONE TETRA 2030 objectives.
●	As artificial intelligence and cloud computing drive rapid growth in data–center power demand, scalable long–duration energy storage is becoming increasingly critical. TETRA's proprietary PureFlow® zinc–bromide electrolyte is a key input for these systems, supporting safe, non–flammable performance at utility scale.
●	U.S. oil and gas industry—especially in the Permian Basin—is struggling to manage massive volumes of produced wastewater as disposal wells face capacity limits and tighter regulation. At the same time, growing data center and power generation needs are increasing demand for sustainable water supplies. In response, TETRA is launching its Oasis TDS technology and designing a large-scale water treatment and recycling facility. With new patent protection secured in January 2026 and ongoing talks with customers—including projects exceeding 100,000 barrels per day—TETRA is positioned as an early leader in a fast-growing produced water recycling market.
TETRA Technologies, Inc. | 7

PROXY STATEMENT SUMMARY

●	We expect increasing demand for our deepwater completion fluids and battery storage electrolytes to drive the need for reliable access to elemental bromine, a critical feedstock. To meet this accelerating demand while reducing third–party reliance and lowering our cost of bromine supply, we are advancing our bromine processing plant. In December 2025, we completed Phase 1 of the bromine processing plant project, including site preparation and installation of the bromine tower. We have commenced Phase 2, which includes significant infrastructure and equipment to support the plant, with mechanical completion targeted by the end of 2026. The entire facility is expected to be operational by the end of 2027, with first production in 2028. The plant will have annual capacity of up to 75 million pounds - more than double our existing long-term third–party supply agreement.
●	TETRA holds more than 40,000 acres of mineral–rich leases in Southwest Arkansas anchored by large–scale bromine, lithium and magnesium resources. We also executed a term sheet outlining the key parameters for a joint venture to monetize high concentrations of magnesium in our Arkansas brine. The U.S. government has identified magnesium as a national security priority and a critical mineral feedstock for the defense, aerospace, and advanced manufacturing sectors.

2025 Financial Highlights

$631 MILLION IN REVENUES	$113.6 MILLION ADJUSTED EBITDA	$83 MILLION BASE BUSINESS ADJ. FREE CASH FLOW	15.3% RETURN ON NET CAPITAL EMPLOYED

Adjusted EBITDA	5-Year Cumulative TSR

* Adjusted EBITDA, Base Business Adjusted Free Cash Flow, and RONCE are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Appendix A – Information Regarding Non-GAAP Financial Measures - for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

TETRA Technologies, Inc. | 8

PROXY STATEMENT SUMMARY

Executive Compensation Highlights
Below is a list of our 2025 Named Executive Officers, or “NEOs,” and select 2025 compensation highlights. Our executive compensation program reflects a fundamental belief that compensation should be competitive with the broad market in which we compete for executive talent, and commensurate with the performance of the individual executives and the Company. For additional information on the 2025 compensation of our NEOs, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 44.

On October 27, 2025, we announced the retirement of Elijio V. Serrano from the positions of Senior Vice President and Chief Financial Officer, effective March 31, 2026, and the appointment of Matthew J. Sanderson, our current Executive Vice President and Chief Commercial Officer, as our new Executive Vice President and Chief Financial Officer, effective April 1, 2026. We thank Mr. Serrano for his invaluable contributions throughout his years at TETRA, and wish him well in his retirement.
2022 NEOs

Brady M. Murphy President & Chief Executive Officer	Elijio V. Serrano Sr. Vice President & Chief Financial Officer	Matthew J. Sanderson Exec. Vice President & Chief Commercial Officer	Timothy C. Moeller Sr. Vice President	Roy E. McNiven Sr. Vice President

2025 NEOs	Change in Annual Base Salary (2024 to 2025)	Change in Target Annual Bonus (2024 to 2025)	Percentage of 2025 Total Target Direct Compensation That Is Variable or Performance-Based
Brady M. Murphy	No change	No change	84.2%
Elijio V. Serrano	No change	No change	76.2%
Matthew J. Sanderson	No change	No change	70.6%
Timothy C. Moeller	No change	Increased to 80% of base salary	70.2%
Roy E. McNiven	No change	Increased to 80% of base salary	71.1%

TETRA Technologies, Inc. | 9

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

PROPOSALS
Proposal No. 1 — Election of Directors

The Board recommends a vote FOR the election of each nominee

Board Recommendation
Our Board of Directors believes that each director nominee for election at the Annual Meeting is highly qualified. The director nominees’ biographies (below) describe the specific experience, qualifications, attributes, and skills that have been considered by the Nominating, Governance and Sustainability Committee and contributed to such individuals’ being nominated for our Board of Directors. As their biographies indicate, all the director nominees possess significant leadership and professional experience, knowledge, including energy and specialty chemicals industry knowledge, and skills that qualify them for service on our Board of Directors. Each nominee, other than Mr. Murphy, our President and Chief Executive Officer, satisfies the independence requirements under the listing standards of the New York Stock Exchange (“NYSE”) as determined by the Board. All nominees satisfy the criteria stated in our Corporate Governance Guidelines and possess the personal characteristics essential for the proper and effective functioning of our Board of Directors.

The terms of office of each of the eight current directors will expire at the time of the Annual Meeting. The Nominating, Governance and Sustainability Committee of the Board of Directors has recommended, and the Board of Directors has nominated and urges you to vote “FOR”, the election of the eight persons listed below who have been nominated to serve one-year terms as directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

Vote Required
A plurality vote is required for the election of directors in Proposal No. 1. This means that, if a quorum is present at the Annual Meeting, the eight nominees receiving the greatest numbers of “FOR” votes will be elected to serve as directors. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

It is intended that the proxies solicited hereby will be voted “FOR” the election of such nominees, unless the authority to do so has been withheld by you. A ballot for a nominee that is marked "WITHHOLD" will not be counted as a vote cast. Any shares that are not voted will not influence the outcome of the election of directors, and any votes that are withheld will have a similar effect as a vote against that nominee under our plurality plus voting policy, as described in detail below. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker non-votes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

Plurality Plus Voting Policy: Our Corporate Governance Guidelines provide that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election shall, following certification of the stockholder vote, unless such nominee has previously submitted an irrevocable resignation in accordance with the director resignation policy, promptly tender his or her resignation to the Board Chair. The Nominating, Governance and Sustainability Committee is required to recommend to the Board of Directors whether such tendered resignation should be accepted or rejected. The Board of Directors will then determine whether to accept or reject the tendered resignation. Following the Board of Director’s decision on the Nominating, Governance and Sustainability Committee’s recommendation, we will promptly disclose the Board of Director’s decision and decision-making process regarding a tendered resignation in a document filed with the Securities and Exchange Commission (the “SEC”). Each of the director nominees has previously submitted an irrevocable resignation letter in accordance with the director resignation policy. Please read our Corporate Governance Guidelines posted in the Corporate Governance section of the Investor Relations area of our website at www.onetetra.com for more information regarding our plurality plus vote policy.
TETRA Technologies, Inc. | 10

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Nominees for Director
The nominees for election as directors are as follows:

Name	Age	Position with Us	Tenure (years)	Other Current Public Directorships
Thomas R. Bates, Jr.	76	Independent Director	14	2
Christian A. Garcia	62	Independent Director	3	2
Jay F. Glick	73	Board Chair, Independent Director	12	0
Angela D. John	55	Independent Director	2	0
Sharon B. McGee	61	Independent Director	4	0
Brady M. Murphy	66	Director, President and CEO	7	0
Julie A. Sloat	57	Independent Director	1	1
Shawn D. Williams	62	Independent Director	5	1

See “Beneficial Stock Ownership of Certain Stockholders and Management” on page 78 for information regarding the number of shares of the Company's common stock, par value $0.01 per share (the "common stock") owned by each nominee.

Thomas R. Bates, Jr., Ph.D., Independent Director
Key Skills
• C-Suite Leadership • Operating Experience • Traditional/ Transitional Energy Experience	• Investment/ Capital Markets • Global Business Experience • Public Company Board Experience
Key Expertise Provided to the Board
Dr. Bates has been a member of the Board since 2011, serving as Chair of the Human Capital Management and Compensation Committee since 2014. He brings over 40 years of experience in oil service management, operations, energy private equity, and public board experience.
TETRA Technologies, Inc. | 11

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Committees:	Career Highlights
Human Capital Management and Compensation (Chair)
Other Current Public Boards:
SSR Mining, Inc. (NASDAQ/TSX: SSRM)
Vantage Drilling International (Euronext Growth Oslo: VDI)
Former Public Boards:
Independence Contract Drilling, Inc. (OTC: ICIDQ)
Weatherford International Plc (NASDAQ: WFRD)
Tidewater, Inc. (NYSE: TDW)
Alacer Gold Corporation (TSX: ASR)
Hercules Offshore, Inc. (OTC: HEROQ)
T-3 Services, Inc. (NASDAQ: TTES)
Education:
Ph.D., Mechanical Engineering, University of Michigan
Age: 76

Dr. Bates has been an adjunct professor in the Finance Department at Texas Christian University since 2011, teaching in the MBA program at the Neeley School of Business and serving on the board of the Ralph Lowe Energy Institute. He also teaches Geopolitics and Energy in the Master of Supply Chain program and Corporate Finance and Valuation in the Master of Strategic Management Consulting at SKEMA Business School in France. Previously, Dr. Bates served as a Managing Director and Senior Advisor of Lime Rock Management LP, an energy-focused private equity firm. He has also held executive positions, including CEO of Weatherford Enterra, Inc., and Senior Vice President and President of the Discovery Group at Baker Hughes Incorporated, where he was responsible for the post-acquisition integration of Western Atlas, an oilfield services company. He also spent 15 years with Schlumberger in both domestic and international locations. Dr. Bates began his career with Shell Oil Company, where he conducted drilling research. Dr. Bates has been a personal investor and/or a corporate investor in more than a dozen oil service technology startups.

Christian A. Garcia, Independent Director
Key Skills
• C-Suite Leadership • Traditional/ Transitional Energy Experience • Industrials/ Infrastructure Experience	• Finance/ Accounting/ Capital Markets • Global Business Experience • Public Company Board Experience
Key Expertise Provided to the Board
Mr. Garcia has served as Chair of the Audit Committee since June 2025 and as a member of the Board and the Audit Committee since May 2023. He also served on the Nominating, Governance, and Sustainability Committee from May 2023 to June 2025. He brings over 30 years of financial leadership experience across various industries, including oilfield services, automotive electronics, software, consulting, and business equipment.

Committees:	Career Highlights
Audit
Other Current Public Boards:
Bausch Health Companies, Inc. (NYSE: BHC)
Mueller Water Products, Inc. (NYSE: MWA)
Former Public Boards:
Dana, Inc. (NYSE: DAN) Jan.-June 2025
Keane Group, Inc. (NYSE: FRAC)
Education:
B.S., University of the Philippines
Master’s, Business, Purdue University
Age: 62

Mr. Garcia previously served as Executive Vice President and Chief Financial Officer at BrandSafway, a provider of industrial services solutions to commercial, industrial, and infrastructure markets, from October 2020 to May 2023. Mr. Garcia retired after his tenure at BrandSafway. Prior to BrandSafway, Mr. Garcia served as Executive Vice President and Chief Financial Officer of Weatherford International (NASDAQ: WFRD), an oil services company, from January 2020 to August 2020, and Executive Vice President and Chief Financial Officer of Visteon Corporation (NASDAQ: VC), a provider of automotive cockpit electronics, from 2016 to October 2019. Mr. Garcia also served as acting Chief Financial Officer of Halliburton Company (NYSE: HAL), where he progressed through a variety of leadership positions, including Chief Accounting Officer, Treasurer and Senior Vice President, Investor Relations. For the period August 2020 to October 2020 and October 2019 to January 2020, Mr. Garcia was self-employed.

TETRA Technologies, Inc. | 12

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Jay F. Glick, Board Chair, Independent Director
Key Skills
• C-Suite Leadership • Operating/ M&A Experience • Traditional/Transitional Energy Experience • Industrials/ Materials Experience	• Global Business Experience • Strategic Growth/ Market Expansion • Public Company Board Experience
Key Expertise Provided to the Board
Mr. Glick has been Chair of the Board since 2022, a member of the Nominating, Governance, and Sustainability Committee from 2015 to May 2023, including chair of that committee from 2015 to May 2022, and a member of the Human Capital Management and Compensation Committee from 2014 to May 2022. He joined the Board in 2014. He brings extensive experience in the oilfield services industry, drawn from the various leadership positions he has held throughout his career.

Committees (Ex-Officio):	Career Highlights
Audit
Human Capital Management and Compensation
Nominating, Governance and Sustainability
Other Current Public Boards:
None
Former Public Boards:
Hunting PLC (LSE: HTG.L) 2015-April 2024
Weatherford International Plc (NASDAQ: WFRD) 2019-June 2020
Education:
B.S., Journalism, University of Kansas
Management Development Program, Harvard Graduate School of Business
Age: 73

Mr. Glick previously served in roles of increasing responsibility at Lufkin Industries, Inc., a global provider of rod lift optimization solutions, products, technologies, and services to the oil and gas industry, concluding with President and Chief Executive Officer. During his tenure, he oversaw the company's growth as a public company and its eventual sale to General Electric. Previously, Mr. Glick served as Vice President and General Manager of Lufkin's Power Transmission Division. He also served as Vice President and General Manager of Lufkin's Oilfield Division. Before joining Lufkin, Mr. Glick held several senior management positions with Cameron Iron Works, Inc.

Angela D. John, Independent Director
Key Skills
• Clean/ Transitional Energy Experience • Strategic Growth/ Market Expansion • Operating Experience	• Information Security/ Cyber • Sustainability • Public Company Board Experience
Key Expertise Provided to the Board
Ms. John has been a member of the Board since March 2024 and serves as a member of the Audit Committee and the Nominating, Governance, and Sustainability Committee. She brings nearly 30 years of experience in the energy sector, with expertise in clean energy business development and commercialization strategies.

TETRA Technologies, Inc. | 13

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Committees:	Career Highlights
Audit
Nominating, Governance and Sustainability
Other Current Public Boards:
None
Former Public Boards:
Parkland Corporation (TSX: PKI) Aug. 2021-Oct. 2025
Education:
B.S., Chemical Engineering, University of Houston
M.B.A, Northwestern University
NACD Directorship Certification through the NACD Directorship Certification program
NACD CERT Certificate, Cyber-Risk Oversight
CERT Certification in Cybersecurity issued by the Carnegie Mellon University Software Engineering Institute
Age: 55
Ms. John has served as an energy industry advisor focused on clean energy business development and commercialization strategies since October 2020. Previously, from January 2021 to September 2022, Ms. John served as Director of Innovation and Strategy for New Energy Ventures, a business development group focused on commercializing innovative technologies, markets, and business models, at The Williams Companies, Inc. (NYSE: WMB). Prior to that, she held various leadership positions at BP p.l.c. (NYSE/LSE: BP), a global oil and gas company, over a 27-year period, including Vice President of Marketing and Supply for NGLs, Senior Vice President of Marketing and Origination, and Director of Structured Products, where she focused on renewable fuels development.

Sharon B. McGee, Independent Director
Key Skills
• Operating Experience • Transitional Energy Experience • Materials/ Specialty Chemicals • Strategic Growth/ Market Expansion	• Investor Relations • Global Business Experience • Health, Safety & Sustainability • Information Security/ Cyber
Key Expertise Provided to the Board
Ms. McGee has been a member of the Board since February 2022, chair of the Nominating, Governance and Sustainability Committee since May 2024, and has served on both the Human Capital Management and Compensation Committee and the Nominating, Governance, and Sustainability Committee since February 2022. She brings extensive experience in the chemicals industry, particularly in lithium and bromides markets.

TETRA Technologies, Inc. | 14

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Committees:	Career Highlights
Nominating, Governance and Sustainability (Chair) Human Capital Management and Compensation
Other Current Public Boards:
None
Former Public Boards:
None
Education:
B.S., Chemical Engineering, University of Arkansas
M.S., Chemical Engineering, University of Arkansas
Executive M.B.A, Louisiana State University
NACD Directorship Certification through the NACD Directorship Certification program
NACD CERT Certificate, Cyber-Risk Oversight
Age: 61

Ms. McGee founded SDBM Executive and Strategic Advisory LLC in 2021 and provides advisory services to the new energy, chemicals, materials, mining, and oil and gas industries. Previously, Ms. McGee had a 33-year tenure at Albemarle Corporation (NYSE: ALB), one of the largest global producers of lithium/ lithium derivatives and bromine/ bromine derivatives. She held positions of increasing responsibility over her extensive career at Albemarle, including: Vice President, Investor Relations & Corporate Development; Vice President, Asia Pacific Region and Global Fire Safety Sales; Vice President, Sales, Americas; Division Vice President, Performance Chemicals; and Global Business Director, Industrial Bromides. She was heavily involved in many of the strategic discussions with respect to Albemarle’s lithium and bromine operations.

Brady M. Murphy, President and Chief Executive Officer
Key Skills
• C-Suite Leadership • Traditional/ Transitional Energy Experience • Health, Safety & Sustainability	• Global Business Experience • Deep Operational Experience • Strategic Growth/ Market Expansion
Key Expertise Provided to the Board
Mr. Murphy has served as President and Chief Executive Officer since 2019 and has been a member of the Board of Directors since 2018. He has more than 35 years of global operations, engineering, manufacturing and business development experience in a variety of areas within the energy industry, including deepwater, mature fields and unconventional assets.

Committees:	Career Highlights
None Other Current Public Boards: None Former Public Boards: None Education: B.S., Chemical Engineering, Pennsylvania State University Advanced Management Program, Harvard Business School Age: 66	Mr. Murphy served as our Chief Operating Officer prior to his current role as President and CEO. Before joining TETRA, Mr. Murphy was Chief Executive Officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry. Mr. Murphy previously served at Halliburton (NYSE: HAL), a multinational oil service company, for 26 years and held numerous international and North American positions, including Senior Vice President, Global Business Development and Marketing; Senior Vice President, Business Development Eastern Hemisphere; and Senior Vice President, Europe/Sub-Saharan Africa Region. Earlier in his career, Mr. Murphy held several positions at Gerhart Industries.

TETRA Technologies, Inc. | 15

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Julie A. Sloat, Independent Director
Key Skills
• C-Suite Leadership • Executive Operating Experience • Traditional/ Transitional Energy Experience • Health, Safety & Sustainability	• Strategic Growth/ Market Expansion • Finance/ Accounting • Global Business Experience • Information Security/ Cyber • Public Company Board Experience
Key Expertise Provided to the Board
Ms. Sloat has been a member of the Board since June 2025 and serves as a member of the Audit Committee and the Nominating, Governance and Sustainability Committee. Ms. Sloat brings extensive experience in the energy and industrial sectors including prior roles as CEO and CFO of a public company.

Committees:	Career Highlights
Audit
Nominating, Governance and Sustainability
Other Current Public Boards:
Jacobs Solutions, Inc. (NYSE: J)
Former Public Boards:
Evoqua Water Technologies Corporation (NYSE: AQUA) May 2022-May 2023 (acquired by Xylem Inc.)
Park National Corporation (NYSE: PRK) 2015-April 2021
Education:
B.S., The Ohio State University
M.B.A., The Ohio State University
MIT & The National Academy for Nuclear Training Reactor Technology Course
Age: 57

Ms. Sloat most recently served as Chair of the Board, President, and Chief Executive Officer of American Electric Power, an investor owned electric utility company with the nation’s largest electric transmission network, from October 2023 until February 2024, subsequent to assuming the President’s role in September 2022 and serving as the President and Chief Executive Officer from January 2023 through September 2023. She led the company’s energy transition, expanding its renewable energy generation portfolio and its development of new offerings. Ms. Sloat has been retired since February 2024 and brings over 23 years of experience at American Electric Power where she also served as Chief Financial Officer from January 2021 through August 2022 and Senior Vice President -Treasury and Risk, from January 2019 to December 2020 and from January 2013 to April 2016, leading multiple finance teams including investor relations. Additionally, she served as President and Chief Operating Officer of AEP Ohio, a subsidiary of American Electric Power serving 1.5 million customers.

Shawn D. Williams, Independent Director
Key Skills
• C-Suite Leadership • Executive Operating Experience • Industrials/ Materials/ Specialty Chemicals Experience	• Global Business Experience • Information Security/ Cyber • Public Company Board Experience
Key Expertise Provided to the Board
Mr. Williams has been a member of the Board since March 2021, serving on both the Audit Committee and the Human Capital Management and Compensation Committee. He brings over three decades of leadership experience across various industries, including chemicals, materials, and industrial sectors.

TETRA Technologies, Inc. | 16

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Committees:	Career Highlights
Audit
Human Capital Management and Compensation
Other Current Public Boards:
Kirby Corporation (NYSE: KEX)
Former Public Boards:
Marathon Oil Corporation (NYSE: MRO) Feb. 2023-Nov. 2024 (acquired by ConocoPhillips)
Education:
B.S., Electrical Engineering, Purdue University
M.B.A., University of California, Berkeley
NACD CERT Certificate, Cyber-Risk Oversight
Age: 62

Most recently, Mr. Williams served as the Chief Executive Officer of Nexeo Plastics Holdings, Inc., a global plastics distributor, from April 2019 to June 2020, after which he retired. Before being named Chief Executive Officer, Mr. Williams served as Executive Vice President of Nexeo Solutions, Inc.. Previously, Mr. Williams served as President of Momentive Global Sealants, a global specialty sealants business, and President of Momentive Performance Materials, a silicone specialty materials business. Earlier in his career, Mr. Williams spent 22 years serving in industrial and material business leadership roles at General Electric Company and led businesses globally in the Americas, Europe, and Asia across a broad sector of markets. Mr. Williams has also served as Executive Chair of the Board of Managers of Covia Holdings LLC (“Covia”), a provider of minerals-based solutions serving the industrial and energy markets, since January 2022. He previously served as Board Chair, from December 2020 to December 2021, and Acting Chief Executive Officer of Covia from June 2021 to December 2021.

More details on our Board of Directors and corporate governance documents can be found starting on page 25.
TETRA Technologies, Inc. | 17

PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal No. 2 — Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this Proposal

In Proposal No. 2, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (collectively, the “Named Executive Officers” or “NEOs”) pursuant to Section 14A of the Exchange Act, as disclosed in this Proxy Statement in accordance with SEC rules. While this vote is not binding on our Company, the results of the votes on this proposal will be carefully considered by the Board of Directors and the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors when making future executive compensation decisions. The next such vote will occur at the 2027 Annual Meeting.

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our compensation philosophy is designed to enable us to recruit and retain the highly qualified and competent executives that are crucial to our long-term success while ensuring that a significant portion of the compensation opportunities available to them are tied to performance; thus aligning their interests with the interests of our stockholders.

The following are some of the key topics discussed in greater detail in the CD&A and in other sections of this Proxy Statement, and stockholders are encouraged to read these other sections.

•	Every member of our HCMCC is independent, as independence is defined in the listing standards of the NYSE (page 26).
•	We maintain an Incentive-Based Compensation Recoupment Policy that provides a mechanism for us to recover incentive-based compensation paid to our executive officers (page 56).
•
Our HCMCC has established a thorough process for the review and approval of our compensation programs and practices and it has retained and directed an independent compensation consultant to assist in the discharge of its duties (page 47).

•	Our Board of Directors has adopted stock ownership guidelines that apply to our directors and executive officers (pages 31 and 57).
•	We employ our executive officers “at will” under employment agreements similar to those executed by all our employees (page 57).
•
Our insider trading policy prohibits transactions involving short sales, the buying and selling of puts, calls, or other derivative instruments, and certain forms of hedging or monetization transactions involving our securities (page 38).

•	On an annual basis, our HCMCC awards performance-based, long-term cash incentives to certain of our executive officers to supplement the long-term performance-based incentive and retention value provided by time-vesting equity awards.
•	A significant portion of our executive officers’ compensation is in the form of long-term incentive awards that are tied to the long-term performance of our stock and certain key measures that drive stockholder returns. The process by which the HCMCC determines the structure of these long-term incentive awards takes into account TETRA’s performance relative to our peers and internal budgeted expectations, market compensation and the need to retain executive talent over the long-term, and alignment with the experience of our long-term stockholders.
•
We believe that providing both short- and long-term incentive compensation awards also helps reduce risks to us or our stockholders that could arise from excessive focus on short-term performance (page 75).

TETRA Technologies, Inc. | 18

PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Our Board of Directors believes that our compensation program is effective in implementing our compensation philosophy and furthering our strategic goals and objectives. Pursuant to SEC rules, we are asking our stockholders to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 44), the compensation tables (beginning on page 60) and the narrative discussion following the compensation tables. This advisory stockholder vote, commonly known as “say-on-pay,” gives you as a stockholder the opportunity to approve or not approve, on an advisory basis, our executive compensation program and policies through the following resolution:

“RESOLVED, that the stockholders of TETRA Technologies, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s 2026 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure contained in this Proxy Statement.”

Board Recommendation
The Board of Directors recommends that you vote “FOR” approval of the named executive officer compensation as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion as contained in this Proxy Statement. Proxies returned will be so voted unless contrary instructions are indicated thereon.

Vote Required
Approval of Proposal No. 2, on an advisory basis, requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

TETRA Technologies, Inc. | 19

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this Proposal

Proposal No. 3 requests stockholder approval of the Audit Committee’s selection of the firm of Grant Thornton LLP (“GT”) as our independent registered public accounting firm, or “independent auditors”, for the year ending December 31, 2026.

Independence of our Independent Auditor
The Audit Committee evaluates the selection of the independent auditors each year and has selected GT for the current year. GT has served as our independent auditors since June 2020. The Audit Committee concluded that many factors contribute to the continued support of GT’s independence, such as the oversight of the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards, in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation, and limitations imposed by regulation and by our Audit Committee on non-audit services provided by GT. The Audit Committee reviews and pre-approves all audit and non-audit services to be performed by GT as well as reviews and approves the fees charged by GT for such services. The Audit Committee pre-approved all audit and non-audit services performed by GT during the last two fiscal years. In its review and pre-approval of non-audit service fees, the Audit Committee considers, among other factors, the possible impact of the performance of such services on the auditors’ independence. In addition, under the auditor independence rules, GT reviews its independence each year and delivers to the Audit Committee a letter addressing matters prescribed in those rules. Please see the Audit Committee Report on page 39 for additional information regarding the Audit Committee’s evaluation of GT.

Audit Partner Rotation
In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

Considerations Regarding Appointment
The Audit Committee considers, among other factors, the fact that we require global, standardized, and well-coordinated services, not only for audit purposes, but for other non-audit service items, including statutory audits and various regulatory certification items. Some of these services are provided to us by multinational audit and accounting firms other than GT. A change in our independent auditor may require us to replace one or more of these other multinational service providers and could significantly disrupt our business due to a loss of cumulative knowledge in such service providers’ areas of expertise.

Board Recommendation
The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of GT as our independent registered public accounting firm for the 2026 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

As a matter of good corporate governance, the Board of Directors submits the selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders do not ratify the appointment, the Audit Committee may reconsider its selection of the firm as our independent registered public accounting firm for the year ending December 31, 2026, but the Audit Committee may also elect to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such change would be appropriate. Representatives of GT are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

TETRA Technologies, Inc. | 20

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required
Approval of Proposal No. 3 requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Proposal No. 3 is considered to be "routine" under NYSE rules. As such, brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, there will be no broker non-votes for this proposal. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal. Please see the "General Information About the Meeting and Voting" section in this Proxy Statement for additional information.

TETRA Technologies, Inc. | 21

PROPOSAL NO. 4 - APPROVE AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN

Proposal No. 4 — Approve Amendment No. 1 to Tax Benefits Preservation Plan

The Board recommends a vote FOR this Proposal

“RESOLVED: the Tax Benefits Preservation Plan, dated February 28, 2023, between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by the Amendment No. 1 to Tax Benefits Preservation Plan, dated as of February 28, 2026, as described in this Proposal No. 4, is approved.”

Background of the Proposal
On February 28, 2023, we entered into the Tax Benefits Preservation Plan between us and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), which was approved by the Company’s stockholders at the 2023 annual meeting of stockholders. As originally adopted, the Tax Benefits Preservation Plan was scheduled to expire at the close of business on February 28, 2026. On February 28, 2026, the Company and the Rights Agent entered into Amendment No. 1 to Tax Benefits Preservation Plan (the “First Amendment”), which extends the expiration date of the Tax Benefits Preservation Plan to February 28, 2029. The Board is asking stockholders to approve the Tax Benefits Preservation Plan, as amended by the First Amendment (the “Tax Plan”).

The Tax Plan is designed to preserve the availability of the Company’s existing net operating loss carryforwards and other tax attributes (collectively, the “Tax Attributes”). In adopting the Tax Plan, the Board of Directors concluded that it is in the best interests of the Company and its stockholders that the Company provide for the preservation of our Tax Attributes by adopting the Tax Plan.

While stockholder ratification of the Tax Plan is not required under Delaware law or pursuant to the terms of the Tax Plan, the Board of Directors has determined to seek stockholder ratification of the Tax Plan in furtherance of good corporate governance. As the Tax Plan is not conditioned upon stockholder approval, the Tax Plan will not expire pursuant to its terms if it is not ratified by the stockholders. However, the Board of Directors is committed, in connection with its continued evaluation of the Tax Plan, to considering the results of the vote on this Proposal No. 4.

The following description of the terms of the Tax Plan is qualified in its entirety by reference to the full text of the Tax Plan (including the First Amendment). A copy of the First Amendment is included as Annex A to this Proxy Statement. The Tax Benefits Preservation Plan was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2023. You are encouraged to read the Tax Plan in its entirety as the discussion below is only a summary of the Tax Plan.

The Tax Benefits Preservation Plan

The Tax Plan is intended to help preserve the Company’s Tax Attributes. As of December 31, 2025, the Company had U.S. federal net operating loss carryforwards of approximately $316 million and other Tax Attributes. The Company can utilize the Tax Attributes in certain circumstances to offset taxable income and reduce certain of its tax liabilities. However, the Company’s ability to use the Tax Attributes would be substantially limited if an “ownership change” under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended, were to occur. In general, an ownership change under Section 382 occurs if one or more stockholders (or group of stockholders) who are each deemed to own at least 5% of the Company’s stock (such holders, “5-percent stockholders”) change their ownership by more than 50 percentage points over their lowest percentage within a rolling three-year period. The Tax Plan contributes to the preservation of the Company’s Tax Attributes by reducing the risk that an ownership change under Section 382 occurs.

The Board of Directors adopted the Tax Plan to reduce the risk of an ownership change under Section 382. The Tax Plan deters any person or group from becoming, or obtaining the right to become, a 5-percent stockholder for purposes of Section 382 or, in certain cases, from increasing such person’s or group’s ownership of shares of the Company’s common stock beyond 4.99%, in each case, without first obtaining the approval of the Board of Directors. While the Board of Directors adopted the Tax Plan to reduce the risk of an ownership change under Section 382, the Tax Plan may also have an “anti-takeover effect” because it may deter or discourage a person or group from acquiring beneficial ownership of 4.99% or more of the shares of the Company’s common stock or, in the case of a person or group that already owns 4.99% or more of the shares of the Company’s common stock, from acquiring any additional shares without advance approval from the Board of Directors. Subject to certain exceptions, if any person or group acquires 4.99% or more of the
TETRA Technologies, Inc. | 22

PROPOSAL NO. 4 - APPROVE AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN
outstanding shares of the Company’s common stock without approval of the Board of Directors, there would be a triggering event under the Tax Plan that could result in significant dilution in the ownership interest of such person or group. As such, the Tax Plan has anti-takeover effects.

The Rights. On February 28, 2023, the Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. Rights were issued to the stockholders of record as of the close of business on March 10, 2023 (the “Tax Plan Record Date”). Each Right, upon becoming exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), par value $0.01 per share, of the Company at a price of $20.00 per one one-thousandth of a share of Series A Preferred Stock (the “Purchase Price”), subject to adjustment and to the other terms, provisions and conditions of the Tax Plan. The description and terms of the Rights are set forth in the Tax Plan. Until it is exercised or exchanged, a Right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights, powers or preferences.

Series A Preferred Stock.  Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of an amount equal to 1,000 times the dividend declared per share of common stock, subject to adjustment. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions. Shares of Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

Exercisability. The Rights will not be exercisable until the earlier of  (i) 10 business days following a public announcement that a person or group (an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the shares of the Company’s common stock then outstanding or any existing 4.99% or greater holder has acquired additional shares representing 2% of the Company’s then outstanding shares of the Company’s common stock (except in certain situations) or (ii) 10 business days after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of the Company’s common stock (the earlier of such dates called the “Distribution Date”). Until the Distribution Date, the Rights will be evidenced, with respect to any of the common stock certificates (or book entry shares in respect of the common stock) outstanding as of the Tax Plan Record Date, by such common stock certificate (or such book entry shares) together with a notation to that effect.

Until the Distribution Date, the Rights will be transferred only with the common stock. Until the Distribution Date, new common stock certificates (or book entry shares in respect of the common stock) issued after the Tax Plan Record Date upon transfer or new issuances of common stock, as applicable, contain a notation incorporating the Tax Plan by reference and, with respect to any uncertificated book entry shares issued after the Tax Plan Record Date, proper notice is provided that incorporates the Tax Plan by reference.

In the event that a person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of common stock having a market value of two times the Purchase Price.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of common stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, for shares of common stock or Series A Preferred Stock, at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock of equivalent value, per Right (subject to adjustment).

Expiration. Pursuant to the Tax Plan, the Rights will expire upon the earliest to occur of the following:

•the close of business on February 28, 2029;
•the time at which the Rights are redeemed or exchanged under the Tax Plan;
•the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the Tax Plan;
TETRA Technologies, Inc. | 23

PROPOSAL NO. 4 - APPROVE AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN
•the repeal of Section 382 or any successor statute if the Board of Directors determines that the Tax Plan is no longer necessary for the preservation of the Company’s Tax Attributes; or
•the beginning of a taxable year of the Company to which the Board of Directors determines that no Tax Attributes may be carried forward.

Neither the Company’s governing documents nor applicable law requires stockholder approval of the Tax Plan. As such, the adoption of the Tax Plan was not conditioned, and its continued effectiveness is not conditioned, upon stockholder ratification of the Tax Plan. Accordingly, the stockholders’ failure to ratify the Tax Plan will not in and of itself cause the Tax Plan to expire pursuant to its terms.

Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Series A Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a reclassification, subdivision or combination of, the Series A Preferred Stock; (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then-current market price of the Series A Preferred Stock; or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series A Preferred Stock) or of subscription rights or warrants. No adjustments to the Purchase Price of less than 1% will be made. The Rights are also subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock, or subdivisions, consolidation or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

Redemption. At any time prior to the Redemption Period, the Board of Directors may redeem the Rights in whole, but not in part, at a price of  $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date of the adoption of the Tax Plan (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. For so long as the Rights are then redeemable, the Company may amend the Tax Plan in any manner. After the Rights are no longer redeemable, the Company may amend the Tax Plan (i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision or (ii) to make any other changes or provisions which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment will adversely affect the interests of the holders of Rights (other than an Acquiring Person), and no such supplement or amendment will cause the Rights again to become redeemable or cause the Tax Plan again to become amendable as to an Acquiring Person.

Board Recommendation

The Board of Directors recommends that you vote “FOR” ratification of the Tax Plan.

Vote Required
Approval of this Proposal No. 4 requires the affirmative vote of a majority of the common shares of the Company represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote on this proposal. Consequently, broker non-votes will have no effect on the vote. In the event that the required vote to approve this proposal is not met, the Tax Plan will not expire pursuant to its terms. However, the Board of Directors will consider, in connection with its continued evaluation of the Tax Plan, the results of the stockholder vote. Please see the “General Information About the Meeting and Voting” section in this Proxy Statement for additional information.

TETRA Technologies, Inc. | 24

CORPORATE GOVERNANCE

INFORMATION ABOUT US

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines that address applicable NYSE corporate governance listing requirements and various other corporate governance matters. The Board of Directors believes the Corporate Governance Guidelines assist in ensuring that:

•the Board of Directors is independent from management;

•the Board of Directors adequately performs its function as the overseer of management; and

•the interests of management and the Board of Directors align with the interests of our stockholders.

Plurality Plus Vote Policy
Our Corporate Governance Guidelines provide for a plurality vote standard with a director resignation policy in connection with the election of our directors. This means that in an uncontested election (that is, an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board Chair unless such nominee has previously submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that such incumbent director submit to the Board of Directors an irrevocable letter of resignation. The irrevocable letter of resignation is conditioned upon, and will not become effective until (i) that nominee has been elected a director in an upcoming uncontested election of directors, (ii) that nominee fails to receive more votes “for” his or her election than votes “withheld” from his or her election in any uncontested election of directors and (iii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his or her election than “for” his or her election, the Nominating, Governance and Sustainability Committee will promptly consider the tendered resignation and make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors meetings where his or her resignation is being considered. The Board of Directors will consider the Nominating, Governance and Sustainability Committee’s recommendation and decide whether to accept the tendered resignation no later than 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable letter of resignation in accordance with our Corporate Governance Guidelines.

Corporate Governance Documents
The following governance documents are available in the Corporate Governance section of the Investor Relations area of our website at www.onetetra.com and are also available upon written request addressed to Corporate Secretary, TETRA Technologies, Inc., 10000 Energy Drive, Suite 600, Spring, Texas 77389:

•Corporate Governance Guidelines, which govern the qualifications and conduct of the Board of Directors

•Audit Committee Charter

•Human Capital Management and Compensation Committee Charter

•Nominating, Governance and Sustainability Committee Charter

•Code of Business Conduct for directors, officers, and employees. The key principles of this code are honesty, loyalty, fairness, and accountability

•Code of Ethics for Senior Financial Officers. The key principles of this code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful public disclosures to our stockholders

TETRA Technologies, Inc. | 25

CORPORATE GOVERNANCE

•Supplier Code of Business Conduct, which provides guidance on our expectations from our suppliers, vendors, contractors, and others with whom we do business

•Anti-Corruption Policy, which provides targeted guidance in the very important areas of anti-corruption and anti-bribery compliance

•Policy on Trading in Company Securities, which is applicable to all members of the Board of Directors, officers, and other employees of the Company

•Conflict Minerals Policy Statement evidencing our commitment to responsible sourcing of materials for our products and to sourcing products from suppliers that share TETRA's values regarding ethics, integrity, and respect for human rights

•Stock Ownership Guidelines for Directors and Executive Officers, which are designed to align the interests of our executive officers and directors with the interests of our stockholders

•Policy and Procedures for Receipt and Treatment of Complaints Related to Accounting and Compliance Matters (Whistleblower Policy), which provides for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, auditing matters, or possible violations of laws, rules, or regulations applicable to us and the confidential, anonymous submission of concerns regarding those matters

•Human Rights Standards, which set forth our commitment to supporting international principles aimed at protecting and promoting universal human rights

If any substantive amendments are made to the Code of Ethics for Senior Financial Officers, the nature of such amendment will be disclosed on our website. In addition, if a waiver from either the Code of Business Conduct or the Code of Ethics for Senior Financial Officers is granted to an executive officer, director, or principal accounting officer, the nature of such waiver will be disclosed on our website.

Director Independence and Transactions Considered in Independence Determinations
Director Independence. The NYSE listing standards and our Corporate Governance Guidelines require our Board of Directors to be comprised of at least a majority of independent directors. Our Board of Directors determines independence in accordance with the listing requirements of the NYSE, taking into consideration such facts and circumstances as it considers relevant. In order to assist the Board of Directors in making its determination of whether directors are independent, each director completed and delivered to us a questionnaire designed to solicit accurate and complete information that may be relevant in making such independence determinations. The Board of Directors, with the assistance of the Nominating, Governance and Sustainability Committee, reviewed summaries of responses to such questionnaires and such other information considered relevant with respect to the existence of any relationships between a director and us. All of the directors who serve as members of the Audit Committee, Human Capital Management and Compensation Committee and the Nominating, Governance and Sustainability Committee are independent as required by the NYSE corporate governance rules. Under these rules, Audit Committee members also satisfy the separate SEC independence requirements, and the Human Capital Management and Compensation Committee members satisfy the additional NYSE independence requirements.

The Board of Directors has affirmatively determined that the following directors and director nominees are independent:

Thomas R. Bates, Jr. Christian A. Garcia Jay F. Glick Angela D. John Sharon B. McGee Julie A. Sloat Shawn D. Williams

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Transactions Considered in Independence Determinations. In making its independence determinations, our Board of Directors considered transactions that occurred between us and entities associated with the independent directors and their immediate family members.

Our Board concluded that there were no transactions or relationships that would disqualify any of our directors from being considered independent under the rules of the NYSE.

Based upon his ongoing employment with us, the Board of Directors has determined that Mr. Murphy is not independent.

Board Leadership Structure; Separation of Positions of Board Chair and Chief Executive Officer
The NGSC regularly reviews the leadership structure of the Board in addition to its annual review of our Corporate Governance Guidelines, taking into account the Company and its needs. As set forth in our Corporate Governance Guidelines, we require the separation of the positions of the Board Chair and Chief Executive Officer. Our Board of Directors believes that the separation of these positions strengthens the independence of our Board of Directors and its ability to carry out its roles and responsibilities on behalf of our stockholders. If the Board’s policy were to change, stockholders would be informed of such a change in a press release or through any amended Corporate Governance Guidelines that we publish on our website and highlight in our annual proxy statements and the Board would welcome any input received from our stockholders on such changes.

Our Chief Executive Officer is responsible for setting the strategic direction for TETRA and provides the day-to-day leadership of its operations and performance, while our Board Chair provides overall leadership to our Board of Directors in its oversight function. Our Board Chair serves as the presiding director of executive sessions of the non-management and independent directors. In the absence of the Board Chair, the Chief Executive Officer serves as the presiding officer at all meetings of stockholders.

Board Oversight of TETRA
Our Board of Directors is responsible for, and committed to, the oversight of the business of TETRA. In carrying out this responsibility, our Board of Directors oversees senior management, which is, in turn, responsible for the day-to-day operations of our Company and driving long-term value creation for our stockholders. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, and from our internal audit department, as well as input from external advisors, as appropriate. The primary focus areas of the reports to our Board of Directors and its committees from our management team are business operations and strategy, risk management, financial reporting and compliance, corporate governance and sustainability, CEO performance, executive succession planning, and human capital management These reports are designed to provide timely visibility to the Board of Directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. In many of these areas, significant responsibilities are delegated to the Board of Director’s committees, which are responsible for reporting to the Board of Directors on their activities and actions. Please refer to “Board Role in Risk Oversight” for additional information on our committees.

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Business Strategy Oversight

The Board oversees TETRA’s strategy setting and review process, which is led by the Company’s management team and is focused on execution of a long-term strategy to deliver value to our stockholders. The Board reviews and assesses the strategic priorities developed and implemented by management under the direction of our Chief Executive Officer. The Board reviews TETRA’s financial performance throughout the year and evaluates strategy in light of results, with an industry focus that includes peer comparisons and our competitive ability to attract and retain the most talented workforce.

At least annually, the Board has a more detailed discussion, generally over two days, which is informed by reports from management on a variety of strategic matters and input regarding strategic goals of the Company. At this meeting, the Board receives a complete analysis of the strategies with respect to the multiple business components integral to TETRA’s comprehensive long-term strategic direction. Our Board believes this comprehensive process greatly strengthens its ability to effectively oversee management as Mr. Murphy and senior leadership drive the future success of our Company.

Our Board Chair helps facilitate our Board of Directors' oversight of strategy by helping the directors receive adequate information about strategy and by discussing strategy with independent directors at executive sessions.

Our Board of Directors

Holds a two-day annual strategy meeting that includes presentations from, and engagement with, senior executives across the Company and external advisors, as appropriate	Routinely engages with senior management on critical business matters that tie to the Company’s strategic priorities	Periodically travels to TETRA business facilities to meet with local management and obtain a firsthand look at our operations	Meets with the next generation of leadership to ensure the talent pipeline remains robust

Board Role in Risk Oversight

We believe that our Board of Directors' oversight of risk management enhances our directors’ abilities to provide insight and feedback to senior management and, if necessary, challenge senior management on our risks associated with our strategic direction.

It is our management’s responsibility to manage risks and to bring to the Board of Directors’ attention any aspects of our business or operations that may give rise to a material level of risk. Our Chief Executive Officer has ultimate responsibility for management of our business, including enterprise-level risks and the risk management program and processes, and brings members of management from various business or administrative areas into meetings of the Board of Directors and its committees from time to time to make presentations and to provide insight to the Board of Directors and its committees, including insight into areas of potential risk. Such risks include competition risks, industry risks, economic risks, credit and liquidity risks, risks from operations, environmental risk, geopolitical risks, risks posed by significant litigation and regulatory matters, cybersecurity risks, AI risks, risks related to our compensation program and employee retention, and risks related to acquisitions and dispositions. The Board of Directors, either directly or through its committees, reviews with our management policies, strategic initiatives, and other actions designed to mitigate various types of risk.

Enterprise Risk Management. The Board of Directors' oversight of risk management is enhanced by the detailed information it receives as a result of our Enterprise Risk Management (“ERM”) program. Our ERM process is designed to identify potential short-, medium-, and long-term key risks that may affect TETRA and manage risk within an established level of acceptable risk. The ERM assessment is performed quarterly and involves evaluation of key risk indicators. During the quarterly ERM assessment, management will review and, to the extent necessary, update or supplement a list of key risks affecting each respective business area along with the corresponding risk mitigation strategies. As part of the risk monitoring process, management evaluates each risk according to its immediacy and likelihood of occurrence and, assuming that the development or event at risk was to occur, its most likely impact on our financial condition, operations, industry or reputation. The most significant risk items identified, as well as management’s risk mitigation strategies, are distributed to and discussed by the full Board of Directors. In addition, the full Board of Directors provides input regarding top risks to the Company.

Cybersecurity Risk Oversight. The Board of Directors, with the assistance and support of the Audit Committee, oversees our management of cybersecurity risk, and risks and controls surrounding the use of artificial intelligence. To assess,
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identify and manage material cybersecurity risks, we have endeavored to implement procedures, standards, and technical controls with the aim of protecting our networks and applications. We use internal and third-party tools and technologies to aid us in seeking to protect our network and internal systems from unauthorized access, intrusion, or disruption.

Management is responsible for assessing, identifying, and managing risks from cybersecurity threats. The Company focuses on current and emerging cybersecurity matters. The Company’s cybersecurity processes are led by the Vice President of Information Technology, who reports to the Company’s Chief Financial Officer, including with respect to emerging cybersecurity incidents. They are responsible for implementing cybersecurity policies, programs, procedures, and strategies. To facilitate effective oversight, our Vice President of Information Technology holds discussions on cybersecurity risks, incident trends, and the effectiveness of cybersecurity measures as necessitated by emerging material cyber risks. Our Vice President of Information Technology has decades of experience selecting, deploying, and operating cybersecurity technologies, initiatives, and processes around the world, and relies on threat intelligence as well as other information obtained from governmental, public or private sources, including external consultants engaged by us.

Our Board of Directors and its Audit Committee oversee risks from cybersecurity threats. The Company’s Vice President of Information Technology or Chief Financial Officer update the Audit Committee on our cybersecurity risk profile on a periodic basis, and review our cybersecurity risk profile with our Board of Directors at least annually.

Human Capital Management Risk Oversight. We collaborate as a team to execute for each other, our customers, and our stockholders. We believe our efforts around human capital management add long-term value to our business. Our Board of Directors, Human Capital Management and Compensation Committee and our other committees play a role in the active oversight of our human capital management program. This is accomplished by focusing on these key areas: safety, talent development, ethics and compliance, talent acquisition and retention, and compensation and benefits.

•Our Human Capital Management and Compensation Committee receives a report at each meeting regarding the performance of our human capital initiatives compared to key performance indicators established by the committee, as well as other human capital management matters, such as talent acquisition and retention, key employee compensation, and talent development.

•Our Audit Committee receives quarterly updates on our ethics and compliance program from our Chief Compliance Officer.

•Our Nominating, Governance and Sustainability Committee helps us to identify director candidates who have the knowledge, experience, and skills in areas deemed critical to understanding our company and business and provides oversight and guidance on director succession planning, our HSE program, and material sustainability matters.

•Our Board of Directors receives a report at each regular meeting from our vice president of Human Resources regarding the performance of key human capital initiatives and from our HSEQ directors regarding our HSE program.

•Our Board of Directors and Human Capital Management and Compensation Committee receive an annual update on succession plans for senior leadership and other key employees.

Ethics and Compliance
Safety
Talent Acquisition and Retention
Talent Development
Board and Committees
Compensation and Benefits

Board Oversight of Human Capital Management Our Board of Directors and its committees are actively involved in overseeing our human capital management program.
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The following table summarizes the role of the Board of Directors and each of its committees in overseeing risk:

Board of Directors

The Board of Directors oversees the Company’s risk profile as an integral part of its responsibility for strategy and capital allocation, recognizing that effective risk management is essential to protecting and enhancing long-term stockholder value. The Board reviews, challenges, and approves management’s strategic plans to ensure that key risks—including strategic, operational, financial, regulatory, and cybersecurity risks—are appropriately identified and addressed. Through ongoing engagement with management, the Board monitors performance against strategic objectives, oversees the Company’s enterprise risk management (ERM) program, and evaluates whether risk exposures remain within acceptable parameters, including in areas such as compliance and business continuity.

Audit Committee

Our Audit Committee oversees risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, and matters reported to the Audit Committee through our internal auditors, our chief compliance officer, and our anonymous reporting procedures. The Audit Committee reviews with management, internal auditors, and our independent auditors the accounting policies, the system of internal control over financial reporting, and the quality and appropriateness of disclosure content in the financial statements or other external financial communications. It also periodically reviews, with our management and our independent auditors, information technology security and risk, including cyber-security, and risks and controls surrounding the use of artificial intelligence, and significant financial risk exposures and the processes we have implemented to identify, monitor, control, and report such exposures. Our Audit Committee also performs oversight of our compliance program and monitors the results of our compliance efforts.

Nominating, Governance & Sustainability Committee

The Nominating, Governance and Sustainability Committee supports the Board’s oversight of risk by focusing on governance, sustainability, and Board effectiveness. The committee oversees risks related to Board succession planning and the effectiveness of corporate governance programs, policies, and compliance. In consultation with the Board and its committees, the committee also provides oversight and guidance on health and safety and significant environmental, social, and other sustainability matters. In addition, the Committee oversees the evaluation of the Board and its committees to ensure continued effectiveness.

Human Capital Management & Compensation Committee

Our Human Capital Management and Compensation Committee oversees risks primarily associated with TETRA's ability to attract, motivate, retain and develop quality talent, particularly executive talent, including risks associated with the design and implementation of our compensation programs, policies and practices, and the disclosure of executive compensation philosophies, strategies, and activities. The committee also oversees executive succession planning (including succession planning for emergencies), the administration of our Clawback Policy, and the compensation of the Board of Directors and its committees. Additionally, the committee provides oversight and guidance with respect to human capital management matters.

Stockholder Engagement
Our relationship with stockholders is a significant part of our Company’s success. We engage with our investors in a variety of ways. Our CEO and Chief Financial Officer regularly meet with investors, prospective investors, and investment analysts. These meetings are generally focused on company performance and strategy and may include other senior leaders at TETRA.

Our Board of Directors has a well-developed stockholder engagement program that emphasizes biannual engagement and direct communication with our Board of Directors, primarily the Board Chair and the chairs of the Nominating, Governance and Sustainability Committee and the Human Capital Management and Compensation Committee.
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2025 Engagement

The Board continued its robust stockholder engagement in 2025, demonstrating our ongoing commitment to transparency and our desire to engage in a two-way dialogue with our investors.

Contacted investors representing approximately 58% of our common stock	Investors representing approximately 16% of our common stock responded and engaged
Key Topics Discussed
•Business updates and strategy
•Low carbon initiatives and sustainability
•Corporate governance, including Board refreshment and succession
•Executive compensation and human capital management
•Leadership development and succession
•Board refreshment

Our stockholders continue to express broad support for our governance practices and stockholder rights, including the special meeting right, thoughtful and active board refreshment process, business strategy, including our low carbon initiatives, executive compensation, and leadership succession planning. Our Board of Directors and management team highly value these discussions and consider stockholder feedback in deliberations and decisions.

Sustainability
Our Board of Directors is focused on integrating sustainability into our Company’s long-term strategy. We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate. We focus on environmental stewardship, the health and safety of our workforce, the recruitment, development and retention of our workforce, and community engagement.

Stock Ownership Guidelines
Our Board of Directors has adopted guidelines with regard to stock ownership for our directors and executive officers. The stock ownership guidelines are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under the guidelines, our executive officers have historically been required to hold shares of our common stock with a value equal to a multiple, based upon position, of their base salary. For purposes of these guidelines: (1) each share of our common stock or unvested restricted stock unit (“RSU”) owned on the date of our annual meeting of stockholders each year is deemed to have a value equal to the greater of (a) the trading price as of the date the applicable share was acquired or (b) the trading price as of the date of our annual meeting of stockholders. The guidelines establish the following minimum ownership:

Position(s)	Stock Ownership Requirement
Chief Executive Officer	5x base salary
Chief Financial Officer	2x base salary
Executive Vice Presidents	2x base salary
Senior Vice Presidents and Vice Presidents	1x base salary
Non-Employee Directors	5x annual cash retainer

•Executive Officers: Under the guidelines, newly appointed officers have five years from their date of appointment to meet the guidelines. In addition, in the event the multiple of an executive officer’s base salary is increased, the executive officer will have five years from the time of such increase to meet the new minimum.

•Non-Employee Directors - including the Board Chair, have four years from the date of their election or appointment to meet the guidelines.

•As of the date of this Proxy Statement, all covered officers and non-employee directors are in compliance with the guidelines and have either achieved the minimum ownership level or are on track to achieve such level within the permitted transition period for those in recently appointed/elected positions.

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Board Committees and Meetings
Board Committees. The Board of Directors assigns responsibilities and delegates authority to its committees, as appropriate, and the committees regularly report on their activities to the full Board of Directors. During 2025, the standing committees of the Board of Directors consisted of an Audit Committee, a Human Capital Management and Compensation Committee, and a Nominating, Governance and Sustainability Committee. Each committee has the authority to engage outside experts, advisors, and legal counsel to assist in its work.

The following table identifies the current chairs and membership of the Board of Directors and each of its standing committees. As discussed above, the Board of Directors has determined that each member of the Audit, Human Capital Management and Compensation, and Nominating, Governance and Sustainability Committees is independent in accordance with NYSE standards.

Director	Board of Directors	Committee Membership
		Audit	Compensation	Governance
Thomas R. Bates, Jr.	✓		C
Christian A. Garcia(1)	✓	C
Jay F. Glick(2)	✓
Angela D. John	✓	✓		✓
Sharon B. McGee	✓		✓	C
Brady M. Murphy **	✓
Julie A. Sloat(1)	✓	✓		✓
Shawn D. Williams	✓	✓	✓
Number of Meetings held in 2025	10	6	5	5

(1) Designated Audit Committee Financial Expert.
(2) As Board Chair, Mr. Glick is an ex officio member of the Audit, Human Capital Management and Compensation, and Nominating, Governance and Sustainability Committees and has a standing invitation to attend all such committee meetings. He also serves as the presiding director of executive sessions of the non-management and independent directors.

C	Committee Chair
✓	Member
**	Non-Independent Director
Meetings and Attendance. During 2025, the Board of Directors held ten meetings, including seven regular and three special meetings. Each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. Our Corporate Governance Guidelines provide our directors are expected to attend the annual meeting of stockholders. All director nominees for election at the 2025 annual meeting attended the 2025 annual meeting.

Audit Committee
The Audit Committee’s primary purpose is to assist the Board of Directors in its oversight of:
(i)	the integrity of our financial statements;
(ii)	the effectiveness of our internal control over financial reporting;
(iii)	our compliance with legal and regulatory requirements;
(iv)	the independent auditor’s qualifications;
(v)	the performance of our internal audit function and independent auditors;
(vi)	our policies with respect to risk assessment and risk management, including major risk exposures and steps management has taken to monitor and control such exposures; and
(vii)	information technology security and risk, including cybersecurity and risks and controls surrounding the use of artificial intelligence.
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Audit Committee
The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of the audit, the Audit Committee consults separately with the independent auditors, the internal auditors, and management. As required by NYSE and SEC rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee has a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards of the NYSE. Accordingly, our Board of Directors has determined that all current members of our Audit Committee are independent as defined in Section 10A of the Exchange Act and as defined in the listing standards of the NYSE. Further, our Board of Directors has determined that Mr. Garcia, the current Audit Committee chair, and Ms. Sloat, an Audit Committee member, are each an “audit committee financial expert” within the definition established by the SEC.

Human Capital Management & Compensation Committee
The functions performed by the Human Capital Management and Compensation Committee (“HCMCC”) include:
(i)	reviewing and establishing compensation of our senior management, including our executive officers;
(ii)	approving and administering our equity compensation plans;
(iii)	approving salary and bonus awards to our executive officers;
(iv)	planning for the succession of senior management (including succession planning for emergencies);
(v)	overseeing management’s plans for talent and professional development for key employees;
(vi)	overseeing our policies and strategies related to human capital management; and
(vii)	reviewing the compensation of our non-employee directors and providing director compensation recommendations to the Board of Directors.

Our Board of Directors has determined that each member of the HCMCC is independent, as independence is defined in the listing standards of the NYSE. The HCMCC may designate a subcommittee and delegate authority to such subcommittee as it deems appropriate.

Our equity compensation plans include provisions that enable the Board to delegate authority to approve certain grants of awards under those plans to a committee of our Board of Directors that may consist of one director. The Board of Directors previously established the Non-Executive Award Committee (the "NEA Committee"), which is a committee of one or more members of our Board of Directors. The NEA Committee is currently comprised of one member - Mr. Murphy. The HCMCC has delegated authority to the NEA Committee to make special inducement, merit, and retention awards, other than regular annual awards, to participants under those plans who are not subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, subject to certain limitations, including limitations on the number of awards that may be granted, as may be imposed from time-to-time by the HCMCC.

Compensation decisions for our Chief Executive Officer are made by the HCMCC. The HCMCC is also responsible for approving the compensation of our other executive officers and in such process, it reviews and gives significant consideration to the recommendations made by the Chief Executive Officer for such other executive officers. As part of its role in reviewing and approving such compensation, the HCMCC administers our equity compensation plan and our cash incentive plan under which cash incentive awards may be made to our executive officers and other key employees based on performance, including the attainment of performance goals. Our Chief Executive Officer, with input from senior management, recommends to the HCMCC base salaries, target cash incentive award levels, actual cash incentive award payouts, and equity awards, as well as company, division, and individual performance measures for our executive officers other than the Chief Executive Officer. The HCMCC considers, discusses, and takes action on such recommendations as it deems appropriate.

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Human Capital Management & Compensation Committee

Independent Compensation Consultant. The HCMCC has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, or other advisors to assist the committee in the discharge of its duties. In preparation for 2025, the HCMCC retained the services of Pay Governance LLC (“Pay Governance”), an independent provider of compensation consulting services, to review our compensation programs and practices and to assist in the review of compensation disclosures included in this Proxy Statement. Pay Governance acted as independent advisor to the HCMCC and does not provide any other services to us or earn any compensation from us outside of the services provided as an independent advisor to the HCMCC.
Compensation Committee Interlocks and Insider Participation. The members of the HCMCC during 2025 were Mr. Bates, as Chair, Ms. McGee, and Mr. Williams, none of whom is or was previously an officer or employee of ours, and none of whom had any relationship required to be disclosed under this section.

Nominating, Governance and Sustainability Committee
The Nominating, Governance and Sustainability Committee:
(i)	investigates and makes recommendations to the Board of Directors with regard to all matters of corporate governance, including the structure, operation, and evaluation of the Board of Directors and its committees;
(ii)	investigates and makes recommendations to the Board of Directors with respect to qualified candidates to be nominated for election to the Board of Directors;
(iii)	provides assistance to the Board of Directors in fulfilling its responsibilities for director succession;
(iv)	reviews and makes recommendations to the Board of Directors with regard to candidates for directors properly nominated by stockholders in accordance with our Bylaws, if any; and
(v)	in consultation with the Board of Directors and each of its other committees, provides (a) oversight and guidance with respect to our health and safety program and material environmental, social and other sustainability matters involving our Company and (b) receives updates from management regarding our Company’s health and safety program and environmental, social and other sustainability activities.

Board and Committee Succession Planning
The Nominating, Governance and Sustainability Committee (the "Governance Committee") regularly considers the long-term make up of our Board of Directors, the experience and skills needed for our Board of Directors as our business and the markets in which we do business evolve, and whether the composition appropriately aligns with our business and strategic needs. The Governance Committee also considers succession planning in light of anticipated retirements and for board and committee chair and membership roles to maintain relevant expertise and depth of experience.

As a result of this ongoing process, since 2021 we have added five new independent directors, Christian Garcia, Angela John, Sharon McGee, Shawn Williams, and Julie Sloat, who bring fresh and diverse perspectives into our boardroom. In addition, five directors retired during the 2021-2025 time period.

2021	2022	2023	2024	2025
1 new director	1 new director	1 new director	1 new director	1 new director
2 retirements	1 retirement		1 retirement	1 retirement

Director Nominations by the Nominating, Governance and Sustainability Committee
The Board of Directors has a robust process for the consideration of potential director candidates through which the Governance Committee establishes procedures for Board nominations and recommends candidates for election to the Board. Consideration of new Board candidates involves an evaluation of the needs and skill sets of the existing Board as a whole, a series of Governance Committee and full Board discussions, review of the backgrounds and experiences of numerous potential candidates who meet identified criteria, and interviews with selected candidates. The Governance Committee may, from time to time, retain a third-party search firm to identify potential candidates for consideration and that pool may be supplemented by suggestions from Board members. In addition to candidates identified by Board members, the Governance Committee considers candidates submitted by stockholders and evaluates them using the same criteria. All identified or suggested candidates are vetted against the Governance Committee’s criteria, screened, and ultimately a smaller group of potential candidates is selected for interviews with directors. A stockholder who wishes to suggest a candidate for the Governance Committee’s consideration should send the candidate’s name and qualifications to our
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Corporate Secretary (please see “Director Nominations Submitted by Stockholders” on page 35). The following graph illustrates our general selection process for new directors:

• Independent Search Firm
• Independent Directors
• Stockholders
• Consider Director Qualification Guidelines
• Consider skills matrix
• Review independence and potential conflicts
• Meet candidates
Identification of Candidates by Governance Committee
Governance Committee Review
Decision and Nomination
Full Board Review
• Governance Committee recommends and full board approves new director nominees
• Potential director candidates also meet with board chair, CEO and other board members

Diversity. We have not adopted a policy with regard to the consideration of diversity when evaluating candidates for election to our of Board of Directors. The Governance Committee believes that board membership takes into account our needs and the current composition of the Board of Directors using a multifaceted approach. We strive to maintain a variety of professional backgrounds and experience among the members of the Board, as we believe this improves the quality of the Board of Director’s deliberations. The Board of Directors’ final selection of Board nominees is based on merit, giving consideration to the nominee’s knowledge, experience, skills in areas deemed critical to understanding our business, and personal characteristics such as integrity and judgment, professional background, and the candidates’ other time commitments.

The Governance Committee retained a third-party search firm to assist in the process of identifying and evaluating potential Board candidates to address a planned director retirement in 2025. The search firm assessed potential candidates consistent with the committee’s criteria, which included financial expertise, capital allocation, strategic planning and operational expertise, experience in managing large capital projects, and experience in energy transition and renewable energy. Our newest board member, Julie Sloat, was selected after the Governance Committee held numerous interviews with multiple qualified candidates in connection with the search.

Minimum Qualities and Skills
The Governance Committee will consider the following qualifications of nominees standing for re-election and candidates for membership of the Board of Directors: (i) strong management experience, ideally with public companies; (ii) other areas of expertise or experience that are desirable, given the Company’s business and industry and the current make-up of the Board of Directors; (iii) desirability of range in age and tenure on the Board, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of members of the Board of Directors; (iv) independence; (v) knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, knowledge of international markets, leadership and strategic planning; (vi) personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high-performance standards; and (vii) variety of viewpoints, backgrounds and lived experiences. The Governance Committee will also consider additional characteristics, such as (i) willingness to commit the time required to fully discharge their responsibilities to the Board of Directors, including the time to prepare for meetings by reviewing the material supplied before each meeting; (ii) commitment to attend the annual meeting of stockholders and a minimum of 75% of all board and relevant committee meetings; (iii) ability and willingness to represent the stockholders’ long- and short-term interests; (iv) willingness to advance their opinions, but once a decision is made by a majority of the Board of Directors, a willingness to support the majority decision, assuming questions of ethics or propriety are not involved; and (v) the number of commitments to other entities, with one of the more important factors being the number of other public company boards on which the individual serves.

Director Nominations Submitted by Stockholders
The Nominating, Governance and Sustainability Committee will consider proposals for nominees for director from our stockholders. In order to nominate a director at the Annual Meeting, our Bylaws require that a stockholder follow the procedures set forth in Article III, Section 3 of our Bylaws. (This Bylaw provision is available in the Corporate Governance
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section of the Investor Relations area of our website at www.onetetra.com). In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time the stockholder gives notice of the recommendation, and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered.

A stockholder notice of nomination must be made pursuant to written notice delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the Annual Meeting date is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholders must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder notice of nomination at a special meeting must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Director Tenure
The following chart illustrates the tenure of the director nominees of our Board of Directors. We believe the tenure of our directors provides the appropriate balance of expertise, experience, continuity, and perspective to our Board of Directors to serve the best interests of our stockholders.

Director Orientation and Continuing Education
We provide each new director with an orientation that consists of a series of in-person briefings provided by senior management and others on our business operations, strategic plans, significant accounting and risk management issues, corporate governance, compliance, and key policies and practices. The orientation sessions are tailored to the particular director depending on their orientation needs. Each director is expected to participate in continuing educational programs as necessary to maintain expertise to perform his or her responsibilities as a director. In this regard, from time to time we provide pertinent articles and information relating to our business, financial affairs, risks, competitors, corporate governance, and changes in legal and regulatory issues. We may also coordinate training and educational sessions for directors from outside experts and provide directors with tours of our facilities from time to time. We reimburse directors for reasonable costs associated with attending other relevant director education programs.

Board and Committee Self-Evaluation Process
Our Board of Directors recognizes the critical role that board and committee evaluations play in ensuring the effective functioning of our Board of Directors. Accordingly, each year, our Nominating, Governance and Sustainability Committee appraises the framework for our Board of Directors and committee evaluation process and oversees the evaluation process to ensure that the full Board of Directors and each committee conduct an assessment of their performance and functioning and solicit feedback for enhancement and improvement.

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CORPORATE GOVERNANCE

Board Evaluations – A Multistep Process

Our annual board and committee evaluations cover the following topics:
•Board and committee composition, including skills, background and experience;
•Review of key areas of focus for the Board of Directors and effectiveness in overseeing these responsibilities;
•Satisfaction with board performance, including the performance of the Board Chair and committee chairs in those positions;
•Board and committee information needs and quality of materials presented;
•Areas where the Board of Directors and committees should increase their focus;
•Satisfaction with the Board of Directors' schedule, agendas, time allotted for topics, and encouragement of open communication and discussion;
•Satisfaction with committee structure and responsibilities; and
•Access to management, experts, and internal and external resources

2025 Evaluation Process

Determine Format	Conduct Evaluation	Follow-Up

The Nominating, Governance and Sustainability Committee discussed and considered the approach for the 2025 evaluation process.	Executive session discussions of the Board of Directors and committee self-evaluations were led by our Board Chair and committee chairs, respectively.	Committee chairs reported to the full board regarding their respective committee self-assessments, including any action items.
The Board Chair communicated to the CEO any requests for enhancements in process that were noted.
Throughout the year, Board of Directors and committee members also have the opportunity to provide input directly to the Board Chair and/or committee chairs or to management.

Executive Sessions of the Board of Directors
Our independent non-management directors meet in executive session at each regularly scheduled meeting. These executive sessions are presided over by Mr. Glick or, in his absence, another independent non-management director. The independent non-management directors presently consist of all current directors other than Mr. Murphy.

Communications with Directors
Our stockholders and other interested parties may communicate with one or more of our directors (including the presiding director of executive sessions and the independent non-employee directors as a group) by mail sent to our Corporate Secretary, TETRA Technologies, Inc., 10000 Energy Drive, Suite 600, Spring, Texas 77389, or by email at corpsecretary@onetetra.com. Such communications should specify the intended recipient or recipients. All such communications, other than commercial solicitations or communications, will be forwarded to the appropriate director or directors.

Executive Succession Planning
The Human Capital Management and Compensation Committee, the CEO, and the Vice President of Human Resources evaluate, from time to time each year, executive development and succession planning to prepare us for future success. The succession planning process covers the CEO position as well as all senior management positions and certain other key positions. This review of executive talent determines readiness to take on additional leadership roles and identifies developmental opportunities needed to prepare our executives for greater responsibilities. Our short and long-term business strategy is considered when evaluating candidates and their skills. Our Board of Directors gains insight through exposure to internal succession candidates from their presentations to the Board of Directors, work with individual directors or board committees, and participation in board activities. The CEO makes a formal succession planning presentation to the Human Capital Management and Compensation Committee annually in conjunction with our annual strategy meeting in which our directors who are not members of the committee are invited to attend.

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CORPORATE GOVERNANCE

Insider Trading Policy (including Hedging Transactions)
We acknowledge that sales of our common stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in our common stock may desire to diversify their investment portfolios over time and may be required to sell our common stock to finance stock option exercises and to pay related taxes. We have established a policy for transacting in our common stock by directors, officers, and employees of TETRA and its subsidiaries. This policy is designed to promote compliance with federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion. It is also the policy that we will not engage in transactions in our equity securities while aware of material, non-public information relating to us or our securities, other than certain specified circumstances.

Hedging Transactions. The trading policy also prohibits our directors, officers, and employees from engaging in short sales of our common stock, from buying or selling puts, calls or other derivative instruments involving our common stock, and from engaging in certain forms of hedging or monetization transactions involving our common stock. An exception to this prohibition may be granted where an officer, director or employee wishes to pledge our securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any director, officer or employee who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. There have been no hedging or pledging transactions approved by our General Counsel.

Certain Transactions
Related Person Transaction Policy. The Board of Directors, upon recommendation of the Audit Committee, has adopted the Policy and Procedures with respect to Related Person Transactions (the “Policy”), for the review and approval of certain related person transactions. The Policy covers transactions in which (i) we, or any subsidiary of ours, are a participant, (ii) the aggregate amount involved exceeds $100,000, and (iii) any related party (generally, directors and executive officers, and their immediate family members, and 5% stockholders) has a direct or indirect material interest. The Policy generally requires that such transactions be approved in advance by the Audit Committee. Under the Policy, the Audit Committee will consider all relevant facts and circumstances available to the committee and will approve such transactions only if they are in, or are not inconsistent with, our best interests and the best interests of our stockholders. In the event a transaction is not identified as a related person transaction in advance, it will be submitted to the Audit Committee, which will evaluate the transaction, including ratification or rescission of the transaction, and possible disciplinary action.

Transactions with Related Persons. Shawn L. Shoemake, the spouse of Alicia P. Boston, our Senior Vice President, General Counsel and Chief Compliance Officer, has been an employee of the Company since July 2009. Mr. Shoemake received total compensation of approximately $200,265 for his services for the year ended December 31, 2025. Colin B. Murphy, the son of Brady M. Murphy, our President and CEO, has been employed by the Company since April 2019. Mr. Colin Murphy received total compensation of approximately $143,046 for his services for the year ended December 31, 2025. Brittany A. Butler, the daughter of Timothy C. Moeller, our Senior Vice President of Global Supply Chain and Chemicals, has been employed by the Company since October 31, 2022. Ms. Butler received total compensation of approximately $124,061 for her services for the year ended December 31, 2025. We compensate these individuals in a manner consistent with our practices that apply to other similarly situated Company employees.

We have determined that there are no other material transactions involving a director or any other related person that require disclosure.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting, internal controls, and audit functions on behalf of the Board of Directors. Our management has the primary responsibility for preparing our financial statements in accordance with generally accepted accounting principles, maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting. Our internal audit department reports to the Audit Committee and is responsible for the evaluation of the adequacy and effectiveness of the organizations’ governance, risk management, and internal controls as well as carrying out assigned responsibilities to achieve the organization’s stated goals and objectives.

Our independent registered public accountants, Grant Thornton LLP (or “GT”), are responsible for auditing our financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing their reports based on that audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2025 that are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

During 2025, the Audit Committee was comprised of Mark Baldwin, from January 1 through his retirement on June 12, Christian Garcia, , Angela John, Julie Sloat, commencing June 12 when she was appointed to the Board, and Shawn Williams. The Audit Committee is currently comprised of four non-employee independent directors and is governed by a written charter adopted by the Board of Directors that is reviewed by the committee annually and was last amended on December 17, 2025. The charter is available in the Corporate Governance section of the Investor Relations area of our website at www.onetetra.com. Under the charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) reviewing and discussing with management and our independent registered public accountants our earnings press releases, as well as public earnings guidance; (3) recommending to the Board of Directors the filing of our audited financial statements with the Securities and Exchange Commission; (4) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (5) our compliance with legal and regulatory requirements and our Code of Business Conduct and Code of Ethics for Senior Financial Officers; (6) the performance of our internal audit function; (7) the performance of our compliance function; (8) our information technology security and risk, including cybersecurity, and risks and controls surrounding the use of artificial intelligence, as well as related key initiatives and action plans, and (9) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm's qualifications, services, independence, fees and performance.

In connection with the evaluation, appointment, compensation, retention and oversight of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead audit partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; sufficiency of firm resources; technical expertise and knowledge of the industry; quality of communication and interaction with the firm; known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; independence; objectivity; and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, specifically, audit and permissible non-audit services provided to us by GT. For more information regarding the Audit Committee’s preapproval procedures, please read “Audit Committee Preapproval Policies and Procedures” below.

The Audit Committee has also established procedures for the receipt, retention, and treatment, on a confidential basis, of any complaints related to accounting or compliance matters we receive. We encourage employees and third-party individuals and organizations to report concerns about our accounting controls, auditing matters, or anything else that appears to involve financial or other wrongdoing through one of the methods described in our Whistleblower Policy which is available in the Corporate Governance section of the Investor Relations area of our website at www.onetetra.com.
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AUDIT COMMITTEE REPORT

As discussed more fully in Proposal No. 3 on page 20 of the Proxy Statement, the Audit Committee and Board of Directors believe that it is in the best interests of the Company and its stockholders to continue the retention of GT to serve as our independent registered public accountants. Accordingly, the Audit Committee has continued retention of GT as the Company’s independent auditor for 2025. GT has been the independent auditor for the Company since June 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the Board of Directors request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

The Board of Directors has determined that each member of the Audit Committee is independent and possesses the necessary level of financial literacy required to enable him or her to effectively serve as an Audit Committee member and that our Audit Committee Chair, Christian Garcia, and Audit Committee member, Julie Sloat, each qualify as an Audit Committee Financial Expert. There were six meetings of the Audit Committee during the year ended December 31, 2025. The meetings of the Audit Committee are designed to facilitate and encourage communication among the members of the Audit Committee, management of the Company, our internal audit function, and GT.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, the Audit Committee discussed with the Company’s internal auditors and GT the overall scope and plan for their respective audits. The Audit Committee met with the internal auditors and GT, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, including internal control over financial reporting, critical audit matters addressed during the audit, and the overall quality of our financial reporting.

The Audit Committee reviewed with GT, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with US generally accepted accounting principles, GT’s judgments as to the quality, not just the acceptability, of our accounting principles and discussed such other matters as are required to be discussed with the committee by the applicable requirements of the PCAOB, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Committee has discussed with GT their independence from our management and the Company, including the matters contained in the written disclosures and the letter received from GT required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services performed by GT with GT’s independence.

The Audit Committee also reviewed and discussed together with management and GT our audited consolidated financial statements for the year ended December 31, 2025, and the results of management’s assessment of the effectiveness of our internal control over financial reporting and GT’s audit of internal control over financial reporting.

Over the course of a year, the Audit Committee has a rolling agenda covering a variety of standing matters such as briefings from the Internal Auditor on TETRA’s internal control system and on the outcomes of internal audits and notable control matters, briefings from the Chief Compliance Officer, and on tax matters and information technology management and security. In 2025, in addition to the standing matters, members of management and the independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including (i) AI policy and future governance initiatives, (ii) accounting for certain types of investments, and (iii) new tax disclosures applicable to the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by the Company with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Christian A. Garcia, Chair
Angela D. John
Julie A. Sloat
Shawn D. Williams

This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.
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AUDIT COMMITTEE REPORT
Fees Paid to Principal Accounting Firm
The following table sets forth the aggregate fees for professional services rendered to us by our principal accounting firm for the fiscal years ended December 31, 2025, and 2024, respectively:

	2025	2024
Audit fees (1)	$1,045,167	$1,035,583
Audit-Related fees	—	—
Tax fees (2)	5,691	5,290
All other fees	—	—
Total fees	$1,050,858	$1,040,873

(1)	Includes (A) fees associated with the annual audit, including audit of internal control over financial reporting, and reviews of the Company’s quarterly reports on Form 10-Q and (B) fees associated with services provided in such period in connection with the Company’s Form S-3 Registration Statement and S-8 Registration Statement, (C) $114,599 of statutory audit fees for our TETRA Chemicals Europe Sweden, TETRA Chemicals Europe Finland, and TETRA Middle East for Oil & Gas Services LLC subsidiaries paid to our principal accounting firm, Grant Thornton LLP, in 2025 and $103,999 for these fees in 2024.
(2)	Consists solely of fees for certain permissible tax services for TETRA Chemicals Europe Sweden in such period paid to our principal accounting firm, Grant Thornton LLP.
The Audit Committee preapproved 100% of these fees shown in the above table. Before approving these fees, the Audit Committee considered whether the provision of services by our principal accounting firm that are not related to the audit of our financial statements was compatible with maintaining the independence of our principal accounting firm, and the Audit Committee concluded that it was.

Audit Committee Preapproval Policies and Procedures
The Audit Committee has adopted a pre-approval policy with respect to the services that may be performed by our independent auditors (the “Audit Firm”). This policy provides that all audit and non-audit services to be performed by the Audit Firm must be specifically pre-approved on a case-by-case basis by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions made by such member(s) to the entire Audit Committee at or before its next scheduled meeting. As of the date hereof, the Audit Committee has delegated this authority to the Chair of the Audit Committee. Neither the Audit Committee, nor the person to whom pre-approval authority is delegated, may delegate to management their responsibilities to pre-approve services performed by the Audit Firm.

All requests or applications by the Audit Firm to provide services to us must be submitted to the Audit Committee or its chair by both the Audit Firm and the Chief Financial Officer and must include a description of the services being requested for pre-approval and a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules, and regulations relating to auditor independence.

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EXECUTIVE OFFICERS
Executive Officers
On October 27, 2025, we announced the retirement of Elijio V. Serrano from the positions of Senior Vice President and Chief Financial Officer, effective March 31, 2026, and the appointment of Matthew J. Sanderson, formerly our Executive Vice President and Chief Commercial Officer, as our new Executive Vice President and Chief Financial Officer, effective April 1, 2026. We thank Mr. Serrano for his invaluable contributions throughout his years at TETRA, and wish him well in his retirement.

Our current executive officers and their ages and positions are as follows:

Name	Age	Tenure (years)	Position
Brady M. Murphy	66	8	President and Chief Executive Officer
Matthew J. Sanderson	52	9	Executive Vice President and Chief Financial Officer
Timothy C. Moeller	62	8	Senior Vice President - Global Supply Chain and Chemicals
Roy E. McNiven	46	3	Senior Vice President - Energy Services Operations
Alicia P. Boston	54	16	Senior Vice President, General Counsel, and Chief Compliance Officer
Katherine Kokenes	54	<1	Vice President and Chief Accounting Officer
Kurt Hallead	59	1	Vice President - Investor Relations and Treasurer

(Information regarding the business experience of Mr. Murphy is set forth above under “Nominees for Director.”)

Matthew J. Sanderson has served as our Executive Vice President and Chief Financial Officer since April 1, 2026 and served as our Executive Vice President and Chief Commercial Officer from September 2022 until March 31, 2026. From December 2016 until September 2022, he served as our Senior Vice President responsible for our Water & Flowback Services division and our global Completion Fluids & Products division. Prior to joining TETRA, Mr. Sanderson served as Regional Vice President - U.S. West at Schlumberger from October 2015 to November 2016. Mr. Sanderson started his career as a Field Engineer at Schlumberger in 1997 and held various leadership roles in Operations, Engineering, Human Resources, and QHSE in North America and internationally (Australia, Thailand, India, Canada). Mr. Sanderson earned a Bachelor of Applied Science in Civil Engineering (Environmental Option) from Queen's University in Kingston, Canada and a Master's of Science in Oil & Gas Industry Management from Heriot-Watt University in Edinburgh, Scotland.

Timothy C. Moeller has served as our Senior Vice President of Global Supply Chain and Chemicals since May 2020 and served as Vice President and Chief Procurement Officer from April 2018 to May 2020. Prior to joining TETRA, from September 2012 until March 2018, Mr. Moeller served as Chief Operating Officer of Melior Innovations and Chief Executive Officer of TessaFrac. From May 2006 until February 2012, Mr. Moeller held numerous Supply Chain management positions with increasing responsibility at Halliburton. Earlier in his career, Mr. Moeller held several supply chain management positions with Tyco International and YPF/Maxus Corporation. Mr. Moeller received a bachelor’s degree in business administration from Texas A&M University.

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EXECUTIVE OFFICERS

Roy E. McNiven has served as our Senior Vice President of Energy Services Operations since September 2022. Prior to joining TETRA, he served as the Senior Vice President of Operations for CSI Compressco GP LLC, the general partner of CSI Compressco LP and one of our former subsidiaries, from December 2019 until February 3, 2022 and as Vice President of Operations from October 2018 until December 2019. Mr. McNiven served as Vice President of Rental Operations at Nabors Industries Ltd. from December 2017 until joining CSI Compressco. Prior to this role, he served for 13 years at Tesco Corporation in various management levels roles, including Vice President of Product Supply and Commercialization, Vice President of Products and Services, Vice President of Aftermarket Sales & Service, Rentals and Global Supply Chain, and Global Director, Aftermarket Sales & Service and Rentals, before Tesco was acquired by Nabors. Mr. McNiven earned a Bachelor of Business Administration degree, as well as an Executive MBA, from Athabasca University in Canada.

Alicia P. Boston has served as our General Counsel since August 2021, as our Chief Compliance Officer since August 2020, and as a Senior Vice President since February 2025. Ms. Boston leads our global legal and compliance functions with oversight of all legal affairs, compliance, and ethics. She has over 25 years of combined legal experience in corporate law and governance, contracts, strategic transactions and managing litigation. From July 2009 to August 2021, she served in various in-house counsel roles in our legal department, with increasing areas of responsibility. Prior to joining TETRA, Ms. Boston practiced law at private law firms in corporate and securities law and also worked as in-house corporate counsel at TOTAL Petrochemicals USA, a corporate subsidiary of publicly-traded TOTAL S.A. Ms. Boston holds a Juris Doctor with honors from Texas Southern University, a BBA in International Business from The University of Texas at Austin, and executive education governance certifications from Stanford University as well as The Wharton School. She has been a member of the State Bar of Texas since 1997.

Katherine K. Kokenes has served as our Vice President and Chief Accounting Officer since September 2025. Prior to joining TETRA, she served in several senior finance positions with increasing responsibilities with Independence Contract Drilling, Inc., a provider of land-based contract drilling services for oil and natural gas producers in the United States, from 2013 until she joined the Company. Most recently, she served as Vice President and Chief Accounting Officer beginning in May 2020. Prior to that, she held key positions including Director of Financial Reporting and Corporate Controller. Earlier in her career, from 1996 to 2013, she held a series of progressively senior accounting roles at Nabors Industries, Ltd. Ms. Kokenes received her Bachelor of Business Administration in Accounting from the University of Texas at Arlington and is a Certified Public Accountant.

Kurt Hallead has served as our Vice President – Investor Relations and Treasurer since March 2025. Prior to joining TETRA, he served as Head of Global Energy for The Benchmark Company, LLC from December 2022 to February 2025. Before that, Mr. Hallead co-founded Legacy League, Inc. in 2021 and served as CEO until December 2022, where he focused on developing proprietary digital marketing and revenue strategies for university athletic departments. From 2001 to 2021, Mr. Hallead served in various energy research leadership roles at RBC Capital Markets, most recently as Head of Global Energy Research. Mr. Hallead received his B.A. degree in Finance from Michigan State University and pursued a Master of Science in Sports Management from Northwestern University.

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

2025 CD&A At-A-Glance

This Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of our executive compensation program and discusses the 2025 compensation earned by our Chief Executive Officer and the other executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other employees designated as our senior officers (together with our NEOs, “Senior Management”). It also explains the decision-making process of our Human Capital Management and Compensation Committee of our Board of Directors (the “HCMCC”) and actions the HCMCC took during 2025 based on its ongoing commitments to solicit and consider stockholder feedback regarding our compensation program for our Senior Management and to ensure that we continue to execute our long-term strategies and achieve sustainable growth in returns for our stockholders. During 2025, we:

☑	Achieved a 5% increase in annual revenues and a 14% increase in Adjusted EBITDA compared to 2024.
☑	Completed phase one of our Arkansas bromine project on time and under budget, placing and erecting the 120-foot-tall bromine tower and structure during the fourth quarter of 2025.
☑	Completed the engineering study for a 25,000 bbls/day produced water desalination plant for beneficial reuse; however, our customers pivoted quickly in the fourth quarter to request engineering for much larger-volume projects to support West Texas data center opportunities.
We refer to certain non-GAAP measures that are used in our compensation decisions throughout this CD&A. Please refer to Appendix A of this Proxy Statement for information regarding these measures.

I. Executive Summary

Company Operations and Performance
We are an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people’s lives better. With operations on six continents, our portfolio consists of Energy Services, Industrial Chemicals, and Critical Minerals. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, we are expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the 21st century.

2025 was one of the strongest years of financial performance in our history, across our current segments. Our Completion Fluids & Products segment generated record revenue and adjusted EBITDA in 2025, supported by a record industrial chemicals performance and a very strong deepwater fluids market position. Additionally, we finished the year with our highest volumes and revenue ever for the recycling and treatment of produced water, including our first revenue from desalination for beneficial re-use in the Permian Basin.

Trends in future deepwater activity, adoption of our Sandstorm technology, electrolyte demand, and the shift toward much larger-scale desalinated produced water projects for data center cooling in West Texas strengthen our confidence in achieving our long-term objectives to more than double revenue and triple Adjusted EBITDA by 2030. We believe that our strategic transformation will enable us to generate more than $100 million in annual adjusted free cash flow by 2030 and support meaningful cash returns to stockholders. See Appendix A - Information Regarding Non-GAAP Financial Measures and Forward-Looking Statements.

Actions taken by the HCMCC during 2025 to design compensation programs that retain valued executive talent and reward the creation of stockholder value are described below.

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COMPENSATION DISCUSSION & ANALYSIS

Positive 2025 Say-on-Pay Vote Outcome and Stockholder Engagement
In 2025, we received over 88% stockholder support on our say-on-pay advisory vote. We maintain an ongoing, proactive outreach effort with our stockholders. Our Board of Directors has a practice of periodically engaging with stockholders to seek feedback on our executive compensation program. We appreciate that our stockholders take the time to have a candid dialogue with us and provide us with meaningful feedback. Although each stockholder’s particular focus is slightly different, our pay-for-performance approach to executive compensation, emphasis on social responsibility, and human capital management have been well received. The feedback we receive from future stockholder outreach efforts will be considered in our assessment of any changes in our compensation programs. We are pleased with our say-on-pay results and stockholder feedback and will continue to engage with our stockholders to be sure we understand their perspectives. For a discussion of our stockholder engagement efforts on topics such as corporate governance and sustainability, please see page 30 in this Proxy Statement.

Key Compensation Practices and Policies
We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do
☑ Tie a substantial majority of executive compensation to performance through rigorous, objective, and predominantly at-risk measures
☑ Maintain a robust Clawback Policy that exceeds regulatory minimums and applies to all forms of incentive compensation for executive officers, including recovery for financial restatements and misconduct
☑ Enforce meaningful stock ownership guidelines for executive officers and directors, with retention requirements to promote long-term alignment with stockholders
☑ Engage a fully independent compensation consultant that provides no other services to management or the Company
☑ Ensure complete independence of the Human Capital Management and Compensation Committee
☑ Follow strict, documented procedures for granting equity awards, including policies on timing to avoid issues related to material non-public information
☑ Incorporate returns-based and other rigorous performance metrics in LTI awards for executive officers, with multi-year vesting horizons
☑ Conduct annual reviews of pay-for-performance alignment, including analysis of realized/realizable pay versus key financial and stockholder return metrics

☒ Enter into fixed-term employment agreements or provide guaranteed multi-year employment with our officers
☒ Guarantee annual salary increases, bonuses, or non-performance-based payouts
☒ Reload, reprice, backdate, or otherwise modify outstanding stock options without stockholder approval
☒ Permit short sales, hedging transactions, derivative use, pledging, or other arrangements that could decouple executive interests from stockholders
☒ Grant stock options or other equity awards with exercise prices below fair market value on the grant date
☒ Provide tax gross-ups, excessive perquisites (e.g., club memberships, personal use of aircraft), or other significant non-performance benefits
☒ Use single-trigger change-in-control agreements or accelerate equity vesting without a qualifying termination (double-trigger only)
☒ Maintain a poison pill or similar stockholder rights plan without stockholder approval
☒ Pay dividends or dividend equivalents on unvested equity awards
☒ Allow relative TSR awards to pay out above target when absolute TSR is negative

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COMPENSATION DISCUSSION & ANALYSIS

II. Compensation Philosophy & Objectives
Overview of Compensation Philosophy and Objectives
We strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our philosophy is to maintain an executive compensation program that will attract, retain, motivate, reward, and align highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our NEOs and Senior Management:

Attract	Retain	Motivate	Reward	Align
Structure pay programs and compensation levels that reflect competitive market practices in relevant markets, taking into consideration pay practices of our relevant peer group.	Provide long-term equity and cash compensation opportunities that are consistent with our overall compensation philosophy and drive individual and organizational performance.	Motivate Senior Management to deliver outstanding financial and operational results by establishing performance objectives that incentivize exceptional individual and team effort.	Provide a significant percentage of total compensation that is “at-risk” or “variable,” based on performance measures that are challenging and meaningful to our long-term strategic goals.	Ensure that a significant portion of total compensation is determined by increases in stockholder value, thus assuring alignment of Senior Management and our stockholders’ interests.

Focus on Performance-Based Pay. In establishing target compensation levels, the HCMCC places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Historically, variable pay has included the following:

•Annual Cash Incentive. Performance-based cash incentives determined by achievement of specific annual performance objectives.
•Long-Term Cash Incentive. Performance-based long-term cash incentives determined by achievement of specific long-term financial and other performance objectives that incentivize Senior Management to focus on creation of long-term, sustainable stockholder value. These awards provide the same retention value as awards of long-term equity, and although we may ultimately choose to settle these awards of long-term performance-based cash with awards of RSUs, it gives us the flexibility to elect to settle the awards in cash and thereby conserve stockholder-approved awards under our equity plans.
•Restricted Stock Units (RSUs). Time-based RSUs that vest over a set number of years and deliver value based on the market price of TETRA stock at the time of vesting.

For 2025, approximately 84% of the target compensation opportunities for our CEO and 72% of the target compensation opportunities for our other NEOs were variable or “at-risk,” as illustrated in the following pie charts.

2025 NEO TARGET TOTAL DIRECT COMPENSATION
CEO	Other NEOs
Base Salary
Long-Term Performance-Based Incentive(1)
Annual Performance-Based Cash Incentive
Long-Term Time-Vesting Incentive(2)
(1) Awards of long-term performance-based cash for our CEO and other NEOs.
(2) Awards of time-based RSUs for our CEO and other NEOs, excluding any RSU grants made in settlement of annual or long-term performance-based cash incentive awards.
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COMPENSATION DISCUSSION & ANALYSIS

III. Roles & Processes

Role of HCMCC. The HCMCC determines our overall compensation philosophy, sets the compensation of our CEO, approves the compensation of our other NEOs, and oversees the compensation of the other executive officers. In making compensation decisions, the HCMCC considers all of the following factors:
•our financial and operational results including health, safety, and environmental performance;
•our strategic goals and accomplishments;
•alignment of compensation opportunities with the interests of our stockholders;
•the performance and potential of our CEO and other executive officers;
•compensation paid by companies in our compensation peer group;
•compensation data from available industry surveys for executive officers with similar positions and with roles and responsibilities similar to our executive officers;
•market data and analysis and recommendations provided by any compensation consultant engaged by the HCMCC;
•overall compensation paid to our CEO and executive officers in previous years, including the value of equity-based compensation;
•the recommendations of our CEO with respect to specific compensation matters, including changes in compensation for our executive officers;
•the retention value of long-term compensation plans;
•alignment of our overall compensation program with our policies and strategies related to human capital management; and
•exogenous macroeconomic factors that are outside of the control or purview of the company.

The HCMCC has the authority to retain compensation consultants, outside counsel, or other advisors to assist the HCMCC in the discharge of its duties. In any given year, the HCMCC bases its decision on whether to retain a compensation consultant on various factors, including prevailing market conditions, regulatory changes governing executive compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged, the Chair of the HCMCC maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the HCMCC and/or the CEO and certain members of Senior Management. The HCMCC, and/or its Chair, also periodically meets independently with the compensation consultant. Through this communication with the Chair of the HCMCC, the consultant reports to, and acts at the direction of, the HCMCC. Although our CEO and certain members of Senior Management may receive the consultant’s reports and data, the HCMCC retains and exercises sole control and authority over the compensation consultant.

Role of CEO. Our CEO makes recommendations to the HCMCC with regard to salary, including any adjustments, and the annual and long-term incentives available to our Senior Management, excluding himself. His recommendations are based on factors such as his judgment and experience, available market data, and his evaluation of individual performance and contribution. In the HCMCC’s review of the changes in compensation recommended by the CEO, the HCMCC considers the CEO’s evaluations of and recommendations for each member of Senior Management as well as its own evaluations of Senior Management and the input and analysis of the HCMCC’s compensation consultant. In conjunction with our CEO, the HCMCC reviews the compensation of our Senior Management other than our CEO. Subsequently, the HCMCC, in executive session, establishes the compensation for our CEO.

Role of Compensation Consultant. In October 2024, the HCMCC appointed Pay Governance as its independent advisor to evaluate our compensation program. Pay Governance provides guidance on our program's structure and industry trends, and provides industry specific market data to assess the competitiveness of our executive pay levels. Before engaging Pay Governance, the HCMCC confirmed that Pay Governance has no business or personal relationships with any of our executive officers or members of the HCMCC, and verified that Pay Governance has procedures in place to prevent conflicts of interest. The HCMCC will continue to evaluate Pay Governance as its compensation consultant, including screening for potential conflicts of interest, on an ongoing basis.

Peer Group. In order to ensure the competitiveness of our compensation program, which is a critical factor in our ability to attract and retain high-caliber executive talent, the HCMCC periodically reviews compensation paid by other companies in the oil and gas equipment and services and specialty and commodity chemicals industries. For 2025, the HCMCC, with the assistance of Pay Governance, adopted one single peer group to be used for our evaluation of both our Senior Management compensation (our “compensation peer group”) and our relative total stockholder return ("RTSR") performance measure under our long-term incentive awards (our “performance peer group”). The peer group is reviewed by the HCMCC on an annual basis to ensure that we maintain appropriate comparator companies.

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COMPENSATION DISCUSSION & ANALYSIS
Compensation & Performance Peer Group

Companies selected to be included in the compensation and performance peer group are chosen from public companies across global geographies within relevant business sectors that are comparable with us in terms of size (as measured by revenue and market capitalization), that compete with us in terms of the customers we serve, and that we compete with for operational and executive talent.

In December of 2024, the HCMCC adopted the following peer group to be used for the purpose of making appropriate peer comparisons for the HCMCC’s evaluation of our 2025 compensation program, including pay mix, prevalence of long-term incentive vehicles, and pay-for-performance plans, and to measure our RTSR under the long-term performance-based cash incentive awards granted in 2025 for the performance period of January 1, 2025 through December 31, 2027:

Compensation & Performance Peer Group(1) Used to identify and compare executive pay practices, and to measure our RTSR under long-term performance-based cash incentive awards	•Aris Water Solutions, Inc. •Core Laboratories N.V. •Forum Energy Technologies, Inc. •Flotek Industries, Inc. •Hawkins Inc. •Innovex International, Inc. •KLX Energy Services Holdings, Inc.	•Nine Energy Service, Inc. •Newpark Resources, Inc. •Oil States International, Inc. •Ranger Energy Services, Inc. •Mammoth Energy Services, Inc. •Select Water Solutions, Inc. •Expro Group Holdings N.V.
(1) For purposes of measuring RTSR under our long-term performance-based cash incentive awards, adjustments may be made to our peer group during the performance period in order to reflect certain transactional activities of our peers, such as mergers or filing for bankruptcy.

The Role of Market Data. While the HCMCC does consider our peer group’s practices in establishing compensation opportunities, it does not specifically benchmark the values of base salaries, annual incentives, or long-term incentives relative to that peer group or any survey data. Rather, the HCMCC periodically reviews the overall compensation offered by the members of our peer group in order to ensure that our compensation program remains competitive. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual and long-term award opportunities, as it provides the best indication of competitive compensation levels for our Senior Management.

The market data is also used to gauge industry practices regarding the structure and mechanics of annual and long-term incentive plans.

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COMPENSATION DISCUSSION & ANALYSIS

IV. Compensation Elements

We strongly believe that our NEOs and Senior Management should be compensated with a package that includes the following five elements:

		Pay Element	Description	Link to Compensation Philosophy
FIXED	SHORT-TERM	Base Salary	Fixed base pay to competitively compensate executives for their roles.	Attract and retain high caliber talent.
VARIABLE		Annual Cash Incentives
Performance-based cash compensation dependent on performance against a key financial goal:

EBITDA - weighted 100%

Actual earned amounts can range from 0% to 200% of target based on annual performance and may be reduced by up to 10% if targeted health, safety, and environmental results are not attained.
Motivates NEOs to focus on profitable growth and operational efficiency.

Rewards NEOs for achieving annual financial goals and reinforces operational focus on the safety of our employees and protection of the environments in which we operate.
	LONG-TERM	Long-Term Cash Incentives
Long-term performance-based cash dependent on performance against two key goals:

Average Return on Net Capital Employed (“Average RONCE (EBIT)”) - weighted 50%

Relative TSR - weighted 50%

Earned amounts can range from 0% to 200% of target based on performance over a 3-year period.
The Average RONCE (EBIT) metric promotes focus on long-term profitability and strategic investments, and the relative TSR metric motivates the value creating actions necessary to increase the market value of our stock.

Rewards NEOs for positive financial results and improved relative stock price performance.
		RSUs	RSUs vest over a 3-year period. Realized value is based on the market value of our common stock.	Key to long-term retention and alignment with the interests of stockholders.
OTHER		Employee Benefits	Health and welfare plans offered to our executives are the same plans offered to all employees.	Enable executives to successfully execute their roles while safeguarding the health and well-being of themselves and their families.

Our utilization of each of these elements in our 2025 compensation program is discussed in detail below.

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COMPENSATION DISCUSSION & ANALYSIS

Base Salary
During the first quarter of 2025, due to uncertainty surrounding the global economic outlook and its impact on the demand for energy, annual base salary increases were postponed for all employees, including our NEOs. The table below shows the base salary for each of our NEOs as of December 31, 2024, and the same base salary in effect as of December 31, 2025:

Name	Title	Base Salary as of Dec. 31, 2024	Base Salary as of Dec. 31, 2025
Brady M. Murphy	President & Chief Executive Officer	$735,000	$735,000
Elijio V. Serrano	Sr. Vice President & Chief Financial Officer	452,400	452,400
Matthew J. Sanderson	Executive Vice President & Chief Commercial Officer	467,500	467,500
Timothy C. Moeller	Sr. Vice President	450,000	450,000
Roy E. McNiven	Sr. Vice President	423,000	423,000

Annual Cash Incentives
As part of its annual review of Senior Management compensation, the HCMCC reviews a preliminary estimate of the aggregate amount of annual cash incentive compensation that may be awarded under our Cash Incentive Compensation Plan (“CICP”) in the following year and discusses the overall effectiveness of the plan in furthering our compensation philosophy. For the 2025 plan year, in connection with their review of industry specific market compensation data provided by the Committee’s independent advisor, Pay Governance, the HCMCC increased the target annual incentive opportunities for Messrs. McNiven and Moeller from 70% of base salary to 80% of base salary, in order to ensure that target compensation for these NEOs remains sufficiently competitive.

The following table sets forth the annual cash incentive opportunities for the 2025 plan year, shown as a percentage of annual base salary, for our CEO and each of our other NEOs. Annual cash incentive opportunities are capped at the “stretch” percentage of base salary for each NEO, which is equal to 200% of each NEO’s target incentive opportunity and require attainment of threshold performance in order to payout at the threshold level, which is equal to 30% of each NEO’s target incentive opportunity. The target annual cash incentive opportunity for each NEO is calculated using his base salary as of December 31, 2025.

Name	Threshold Annual Incentive Award as % of Base Salary	Target Annual Incentive Award as % of Base Salary	Stretch Annual Incentive Award as % of Base Salary
	(30% of Target Award)	(100% of Target Award)	(200% of Target Award)
Brady M. Murphy	37.5%	125.0%	250.0%
Elijio V. Serrano	30.0%	100.0%	200.0%
Matthew J. Sanderson	24.0%	80.0%	160.0%
Timothy C. Moeller	24.0%	80.0%	160.0%
Roy E. McNiven	24.0%	80.0%	160.0%

The following table sets forth the performance measures and target performance objectives approved by the HCMCC for each of our NEOs for the 2025 plan year under the CICP, and the business consideration underlying each performance measure. Please refer to Appendix A of this Proxy Statement for reconciliations of non-GAAP financial measures.
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COMPENSATION DISCUSSION & ANALYSIS

Performance Measure	Target Performance Objective	Weight of Performance Measure	Business Considerations
Adjusted EBITDA for Compensation Purposes (Determined based on Adjusted EBITDA for external reporting purposes, less adjusted realized and unrealized income or loss from investments and certain board and executive compensation, as described in Appendix A of this Proxy Statement)	$116.0 million at target	100%
The Adjusted EBITDA for Compensation Purposes performance measure ensures focus on the financial outcome of day-to-day and long-term operating decisions that impact the profitability of our businesses, including:
•Ensuring that day-to-day spending is tightly managed and aligned with our annual operating budget, and that operational plans and projects (including acquisitions) are quickly integrated in order to maximize efficiencies.
•Prioritizing projects across the organization to elevate focus on those that have the greatest potential return on investment.
•Driving cross-functional alignment among product lines and geographies to capture incremental improvements in productivity.
•Ensuring differentiation of service quality, which positions us to manage pricing through market cycles and pursue and maintain relationships with the most profitable customers.
•Fostering innovation to develop new products and technologies that expand our customer base.

Sustainability (Health, Safety, and Environment)	Up to 10% negative modifier	Health, safety, and environmental (“HSE”) performance is a negative modifier that may reduce (but not increase) amounts earned under the financial performance measure if health, safety, and environmental results are deemed to be unsatisfactory.

In setting the Adjusted EBITDA for Compensation Purposes target performance objective for 2025, we considered the potential impact of tariffs on our costs for products and materials, a high percentage of which are sourced from the U.S., and the early 2025 pull-back in oil prices, which created some degree of uncertainty in the ongoing level of activity for our U.S. Water & Flowback segment. With these factors in mind, the target performance objective for 2025 was set marginally lower than in 2024.
For the Adjusted EBITDA for Compensation Purposes performance measure, awards are earned only if results exceed a minimum threshold of 75% of the target performance objective. At the threshold performance level of 75%, 30% of the target annual incentive award may be earned. Reaching the target performance level of 100% earns a full 100% payout, while exceeding expectations at the stretch performance level of 140% unlocks the maximum payout of 200%. For performance falling between the threshold and target, or between target and stretch, we use straight-line interpolation to calculate the exact payout percentage based on the result achieved.

Performance and Payout Levels for Adjusted EBITDA for Compensation Purposes Performance Measure
Performance Level	Performance, as a Percentage of the Target Adjusted EBITDA Performance Objective	Portion of Target Annual Incentive Award that May Be Earned
Threshold	75%	30%
Target	100%	100%
Stretch	140%	200%

The following table shows the target performance objective and actual 2025 result for each performance measure applicable to our CEO and other NEOs for the 2025 plan year.

Performance Measure	Target Performance Objective	Result of 2025 Performance Period
Adjusted EBITDA for Compensation Purposes	$116.0 million	$109.8 million (94.6% of target)
Sustainability (Health, Safety, and Environment)	Reach or exceed applicable key performance indicators and improve performance compared to the prior year	Achieved

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COMPENSATION DISCUSSION & ANALYSIS
The following table shows the target amount of each NEOs 2025 award opportunity, the weight of the financial performance measure and the percentage of the award deemed to have been earned based on 2025 performance relative to that measure, and the amount of the award opportunity earned.

	Target Amount of 2025 Award Opportunity	Weight of Adjusted EBITDA for Compensation Purposes Performance Measure	Percentage of Adjusted EBITDA for Compensation Purposes Performance Measure Earned(1)	Total Amount of 2025 Award Opportunity Earned
Brady M. Murphy	$918,750	100.0%	84.9%	$779,973
Elijio V. Serrano	452,400	100.0%	84.9%	384,065
Matthew J. Sanderson	374,000	100.0%	84.9%	317,508
Timothy C. Moeller	360,000	100.0%	84.9%	305,622
Roy E. McNiven	338,400	100.0%	84.9%	287,285
(1) The percentage of the Adjusted EBITDA for Compensation Purposes performance measure earned has been rounded to the nearest one-tenth of a percentage point for display purposes only.

Long-Term Incentives
2025 Awards of Long-Term Incentives. Awards of long-term incentives granted to our NEOs in 2025 consist of RSUs, and long-term performance-based cash. In establishing the structure of these awards, the HCMCC considered the following factors: the similar retention value provided by long-term awards of equity and cash; their desire to ensure that a minimum of 50% of the target values of long-term awards would be at-risk, based on achievement of specific long-term financial and other performance objectives; and the need to conserve the number of stockholder-approved equity awards available under our equity plan.

The following table summarizes the 2025 awards of long-term incentives to each of our NEOs:

	Target Value of Restricted Stock Units(1)	Target Value of Long-Term Performance-Based Cash	Total Target Long-Term Award Value(1)
Brady M. Murphy	$1,500,000	$1,500,000	$3,000,000
Elijio V. Serrano	500,000	500,000	1,000,000
Matthew J. Sanderson	375,000	375,000	750,000
Timothy C. Moeller	350,000	350,000	700,000
Roy E. McNiven	350,000	350,000	700,000
(1) The values of RSUs and the Total Long-Term Award Values in the table above reflect the values targeted by the HCMCC when granting these awards. The numbers of RSUs awarded are determined using 20-day average closing market prices through the day prior to the award date. For actual grant date values of the number of RSUs awarded, refer to the Summary Compensation Table.

The HCMCC has historically approved awards of long-term incentives on an annual basis, in February of each calendar year, following their review of prior calendar year performance. The HCMCC approved annual awards of RSUs under the TETRA Second Amended and Restated 2018 Equity Incentive Plan to each of our NEOs on February 28, 2025. One-third of the RSUs will vest on the first anniversary of the grant date, and a one-sixth portion of the RSUs will vest once every six months thereafter until fully vested in February 2028.

Also on February 28, 2025, the HCMCC established performance measures and performance objectives applicable to the long-term performance-based cash awards granted to our NEOs. Such awards were granted under the CICP for the three-year performance period ending on December 31, 2027. The performance measures and the relative weights of each such performance measure for these long-term cash incentive awards are:

Performance Measures Applicable to Awards of Long-Term Performance-Based Cash
 (i) TETRA’s Average RONCE (EBIT) for the three-year period
ending December 31, 2027, weighted 50%; and

(ii) RTSR based on our Compensation &
Performance Peer Group for the three-year period
ending December 31, 2027, weighted 50%

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COMPENSATION DISCUSSION & ANALYSIS
Average RONCE (EBIT) is defined as the three-year average of earnings before interest and taxes (EBIT), divided by the three-year average net capital employed measured at each year-end during the performance period. Net capital employed is defined as total assets minus cash and current liabilities, plus current debt. The HCMCC utilized the RONCE (EBIT) performance measure for these long-term incentive awards in order to focus our NEOs on long-term profitability and strategic investments that create sustainable stockholder value, while the RTSR performance measure motivates our NEOs to take the value creating actions necessary to increase the market value of our stock. Please refer to Appendix A in this Proxy Statement for reconciliations of non-GAAP financial measures.

A 100% cap on payment of the award will apply to the RTSR-based portion of long-term performance-based cash awards if our absolute TSR is negative over the three-year performance period. The HCMCC believes that this provision promotes better alignment with the financial outcomes experienced by our long-term stockholders.

On an annual basis, with the assistance of its compensation consultant, the HCMCC develops a peer group that is used to measure our RTSR under our long-term incentive awards. The 2025 Compensation & Performance Peer Group is comprised of public companies across global geographies within relevant business sectors that are comparable with us in terms of size (as measured by revenue and market capitalization), that compete with us in terms of the customers we serve, and that we compete with for operational and executive talent. The following peer group was adopted by the HCMCC in December of 2024 for the performance period of January 1, 2025 through December 31, 2027:

Compensation & Performance Peer Group(1) Used to identify and compare executive pay practices, and to measure our RTSR under long-term performance-based cash incentive awards	•Aris Water Solutions, Inc. •Core Laboratories N.V. •Forum Energy Technologies, Inc. •Flotek Industries, Inc. •Hawkins Inc. •Innovex International, Inc. •KLX Energy Services Holdings, Inc.	•Nine Energy Service, Inc. •Newpark Resources, Inc. •Oil States International, Inc. •Ranger Energy Services, Inc. •Mammoth Energy Services, Inc. •Select Water Solutions, Inc. •Expro Group Holdings N.V.
(1) Adjustments may be made to our peer group during the performance period in order to reflect certain transactional activities of our peers, such as mergers or filing for bankruptcy.

For each performance measure under the awards granted in 2025, the following performance objectives and payment levels have been established by the HCMCC. If actual results fall between these established performance levels, straight line interpolation will be used to determine earned amounts of the awards:

•For RONCE (EBIT), threshold performance is 70% of target and results in a 0% payout; no award is earned at or below this level. Stretch performance is 130% of target and results in a 200% payout.

•For RTSR, threshold performance is a 25th percentile ranking relative to the peer group and results in a 0% payout; no award is earned at or below this level. Target performance is a 50th percentile ranking relative to the peer group and results in a 100% payout, and stretch performance is a 75th percentile ranking and results in a 200% payout:

2025 Long-Term Performance-Based Cash Incentives: TSR vs. Peer Group
Performance Level	Target Performance Objective	Portion of Target Award Vested
Threshold	25th %ile	0%
Target	50th %ile	100%
Stretch	75th %ile	200%

The amounts of the awards that may be earned by a participant at the end of the three-year performance period will be based on our attainment of these performance objectives, subject to the discretion of the HCMCC.

Payment of Long-Term Performance-Based Cash Incentives Granted in 2023. In February of 2023, the HCMCC established performance measures and performance objectives applicable to long-term cash incentive awards granted to our NEOs under the CICP for the three-year performance period ending on December 31, 2025. The performance measures for these long-term incentive awards were: TETRA’s RONCE (EBIT) for each year within the three-year period ended December 31, 2025 and TSR relative to our performance peer group for the three-year period ending December 31, 2025.

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COMPENSATION DISCUSSION & ANALYSIS

Payments Earned Under 2023 RTSR Performance Measure

The following peer group was adopted by the HCMCC in 2023 in connection with their approval of the long-term cash incentive compensation awards based on RTSR for the performance period of January 1, 2023 through December 31, 2025:

Compensation & Performance Peer Group(1) Used to identify and compare executive pay practices, and to measure our RTSR under long-term performance-based cash incentive awards
•Aris Water Solutions, Inc.
•Core Laboratories N.V.
•Dril-Quip Inc.
•Forum Energy Technologies, Inc.
•Flotek Industries, Inc.
•Hawkins Inc.
•KLX Energy Services Holdings, Inc.
•National Energy Services Reunited
•Nine Energy Service, Inc. •NPK International Inc. •Oil States International, Inc. •Ranger Energy Services, Inc. •Mammoth Energy Services, Inc. •Select Water Solutions, Inc. •Expro Group Holdings N.V.
(1) Adjustments may be made to our peer group during the performance period in order to reflect certain transactional activities of our peers, such as mergers or filing for bankruptcy.

For the RTSR performance measure, a threshold, target, and stretch performance objective was established by the HCMCC. The following table provides the specific performance objectives established by the HCMCC for the RTSR performance measure and the portion of the target amount of the award that would be earned at each level of performance:

2023 Long-Term Performance-Based Cash Incentives: TSR vs. Peer Group
Performance Level	Target Performance Objective	Portion of Target Award Vested
Threshold	25th %ile	0%
Target	50th %ile	100%
Stretch	75th %ile	200%

Based on an analysis of our results for the performance period ended December 31, 2025, our absolute TSR for the three-year period was 154.9%, which placed us at the 84th percentile of the applicable peer group, above the target performance level. Accordingly, the HCMCC determined that 200% of the RTSR portion of the 2023 award had been earned.

	Target Value of 2023 Long-Term Cash Incentive Award Opportunity based on RTSR	Amount Earned as of December 31, 2025	% of Target Award Opportunity Earned
Brady M. Murphy	$675,000	$1,350,000	200%
Elijio V. Serrano	250,000	500,000	200%
Matthew J. Sanderson	187,500	375,000	200%
Timothy C. Moeller	150,000	300,000	200%
Roy E. McNiven	150,000	300,000	200%

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COMPENSATION DISCUSSION & ANALYSIS

Payments Earned Under 2023 RONCE (EBIT) Performance Measure

The RONCE (EBIT/Average NCE) performance metrics under these awards, as originally approved by the HCMCC in February of 2023, did not yet account for the Arkansas bromine project, which was in its infancy at the time of approval. However, the HCMCC’s approval of these awards included a provision allowing the HCMCC to adjust the targets as appropriate to reflect certain significant investments/projects that could develop over the 3-year performance period. The RONCE calculations for the Company did begin to reflect the impact of the Arkansas bromine project in 2024 and 2025 (Years 2 and 3 of the three-year performance cycle under these 2023 performance awards). Given that our publicly disclosed RONCE results for 2024 and 2025 reflected the impact of the Arkansas project on invested capital, and desiring to maintain consistency between such reported financial results and the way in which performance is measured under our performance awards, the HCMCC exercised its previously reserved discretion to update the threshold, target, and stretch RONCE performance metrics for Year 2 (2024) and Year 3 (2025) under this award to be consistent with the same methodology used to determine the Company’s publicly disclosed RONCE results. More specifically, the RONCE performance targets for Year 2 and Year 3 under the award were adjusted to include the financial impact of the deferred tax asset ($97.5 million as of December 31, 2024 and $89.0 million as of December 31, 2025) and Arkansas project invested capital ($23.6 million as of December 31, 2024 and $52.2 million as of December 31, 2025) to our average net capital employed; no changes were made to the EBIT portion of the RONCE targets for each year since the Arkansas bromine project did not impact our publicly disclosed calculations of EBIT.

The following table provides the specific performance objectives, as adjusted, for the RONCE performance measure and the portion of the target amount of the award that would be earned at each level of performance, as well as the actual RONCE results attained for each year in the performance period:

2023 Long-Term Performance-Based Cash Incentives: RONCE (EBIT)
Weighting of Each Year’s Performance in Calculating Total Payout	33.3%	33.3%	33.4%
Performance Level	Target Performance Objectives			Unweighted Portion of Target Award Vested
	Year 1	Year 2	Year 3
Threshold	12.0%	9.9%	8.3%	0%
Target	18.0%	14.9%	12.4%	100%
Stretch	24.0%	19.9%	16.5%	200%
	Actual RONCE (EBIT) Results			Aggregate Portion of Target Award Earned
	Year 1	Year 2	Year 3
	20.5%	15.1%	15.3%	138.1%

The HCMCC determined that our RONCE (EBIT) results for the three-year performance period were 20.5% (113.7% of target) in year 1, 15.1% (101.5% of target) in year 2, and 15.3% (122.8% of target) in year 3. Based on these results, 141.1%, 104.6%, and 168.4% of the respective annual award portions were earned.

	Target Value of 2023 Long-Term Cash Incentive Award Opportunity based on RONCE (EBIT)	Amount Earned as of December 31, 2025	% of Target Award Opportunity Earned
Brady M. Murphy	$675,000	$931,852	138.1%
Elijio V. Serrano	250,000	345,130	138.1%
Matthew J. Sanderson	187,500	258,848	138.1%
Timothy C. Moeller	150,000	207,078	138.1%
Roy E. McNiven	150,000	207,078	138.1%

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COMPENSATION DISCUSSION & ANALYSIS

Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation program. However, if we were to grant such awards again in the future, our equity grant guidelines generally provide that options and SARs would not be granted during the period beginning four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant. During 2025, while the Board did not grant any stock options or SARs, it also did not time the disclosure of material nonpublic information to affect the value of other types of executive compensation awards granted to any service provider.

Retirement, Health, and Welfare Benefits
We offer a variety of health and welfare benefits to all eligible employees. Members of Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. We offer a 401(k) program to eligible employees of the Company. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees, including our NEOs, may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum dollar amount established under the Code. We generally make a matching contribution under the 401(k) Plan equal to 50% of the first 8% of eligible compensation the participant contributes to the 401(k) Plan. All U.S. based employees (other than nonresident aliens) who have reached the age of eighteen are eligible to participate in the 401(k) Plan beginning on the first day of the month following their completion of 30 days of service with us.

Nonqualified Deferred Compensation Plan. We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan, an unfunded, deferred compensation program. There were four participants in the program at December 31, 2025 (none of our current NEOs participate in this plan). Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive compensation, subject to certain established minimums. The amounts deferred may increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control.

Perquisites
Perquisites (“perks”) are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2025, no NEO received any compensation or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.

Clawback Policy
In 2018, the HCMCC adopted the Executive Incentive Compensation Recoupment Policy (“Clawback Policy”). This policy covers recoupment of certain incentive compensation paid to certain of our officers, including each of our NEOs. Incentive compensation includes any performance bonuses or incentive awards, including short and long-term incentive bonuses (in cash or otherwise) and all forms of equity-based awards that are granted, earned or vested under any TETRA plan, arrangement or agreement based wholly or in part on the attainment of a financial reporting measure. The policy provides a mechanism to recoup incentive compensation in the event we are required to prepare a restatement of our previously issued financial statements to correct one or more errors that are material to those financial statements (other than to comply with changes in applicable accounting principles or to reflect retrospective reclassification or adjustment in accordance with applicable SEC rules and regulations) due to our material noncompliance with any financial requirement under the federal securities laws or in the event that our Board of Directors concludes that a covered officer engaged in misconduct that caused significant financial or reputational harm to us but did not cause the need for a restatement of our financial statements.

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COMPENSATION DISCUSSION & ANALYSIS
In October 2023, we updated our Clawback Policy to comply with new SEC regulations and NYSE listing standards. This Clawback Policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm TETRA or its stockholders.

Under the Clawback Policy, as updated in 2023, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.

The preceding description of our Clawback Policy is qualified by the Clawback Policy itself, which is filed as Exhibit 97.1 to TETRA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Severance Plan and Termination Payments
With the exception of the Change of Control Agreements described below, we do not have a defined severance plan for, or any agreement with, any NEO that would require us to make any termination payments.

Employment Agreements
We have previously entered into employment agreements with Messrs. Murphy, Serrano, Sanderson, Moeller, and McNiven that are substantially identical to the form of agreement executed by most of our employees. Each agreement evidences the at-will nature of employment and does not guarantee the term of employment, which is entirely at the discretion of the Board of Directors, nor provide for severance, or otherwise set forth the salary and other compensation of the NEOs, which is established in accordance with the procedures described above.

Double Trigger Change of Control Agreements
We have entered into change of control agreements ("COC Agreements") with each of our current NEOs and certain other members of our Senior Management. Each COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of TETRA. A qualifying termination event under the COC Agreements includes termination of the NEO’s employment by us other than for Cause (as that term is defined in the COC Agreements) or termination by the NEO for Good Reason (as that term is defined in the COC Agreements). For an overview of the specific terms and conditions of the NEOs' COC Agreements, please read the section titled "Potential Payments upon a Change of Control or Termination" below.

Indemnification Agreements
Each of our current directors and NEOs has executed an indemnification agreement that provides that we will indemnify these directors and officers to the fullest extent permitted by our Certificate of Incorporation, Bylaws and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise is indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director.

Stock Ownership Guidelines
Our Board of Directors has adopted a policy regarding stock ownership guidelines for our directors and executive officers. Please see “Corporate Governance - Stock Ownership Guidelines” for a discussion of our guidelines and officer and director compliance with the guidelines. The stock ownership guidelines provided under the policy are intended to align the interests of our directors and executive officers with the interests of our stockholders. Under this policy, our executive officers must hold shares of our common stock equal to a multiple, based upon position, of their base salary. The multiples applicable to our executive officers are as follows:
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COMPENSATION DISCUSSION & ANALYSIS

Position(s)	Stock Ownership Guideline Requirement
Chief Executive Officer	5x base salary
Chief Financial Officer	2x base salary
Executive Vice Presidents	2x base salary
Senior Vice Presidents and Vice Presidents	1x base salary
Directors	5x annual cash retainer

Newly elected officers and directors have five years from the date of appointment to achieve compliance with the policy. As of the date of this report, all officers and directors are in compliance with the policy and have either achieved the minimum ownership level or are on track to achieve such level within the permitted transition period for those in recently appointed/elected positions.

Tax and Accounting Implications of Executive Compensation
We account for equity compensation expenses under the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Under Section 162(m) of the Code, publicly held corporations generally may not take a tax deduction for compensation paid in excess of $1,000,000 in a year with respect to the corporation’s chief executive officer and other NEOs.

We may from time-to-time pay compensation to our executive officers that may not be deductible, including payments made under our CICP, discretionary bonuses, and other types of compensation outside of our plans. Although tax deductibility is one of the factors we consider in the design of our compensation plans and programs, we believe that our interests are best served by providing competitive compensation opportunities to our NEOs and other members of Senior Management, even if that results in the non-deductibility of certain amounts under the Code.

Section 409A of the U.S. Internal Revenue Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is TETRA’s intention to design and administer our compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that those arrangements are either exempt from, or satisfy the requirements of, Section 409A.
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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Capital Management and Compensation Committee met five times during the year ended December 31, 2025. The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon the review and discussions described above, the Human Capital Management and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Human Capital Management and Compensation Committee of the Board of Directors,

Thomas R. Bates, Jr., Chair
Sharon B. McGee
Shawn D. Williams

This report of the Human Capital Management and Compensation Committee shall not be deemed “soliciting material” or be “filed” with the SEC subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation
The following table sets forth the compensation awarded to, earned by, or paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our other three most highly compensated executive officers (each a “Named Executive Officer”), during the fiscal years ended December 31, 2025, 2024, and 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)	($)
Brady M. Murphy	2025	$735,000	$—	$1,325,333	$—	$3,061,825	$11,750	$5,133,908
President & CEO	2024	724,231	—	1,430,129	—	2,783,479	11,500	4,949,339
	2023	683,077	—	1,298,177	—	3,123,070	6,600	5,110,924
Elijio V. Serrano	2025	$452,400	$—	$441,778	$—	$1,229,195	$11,100	$2,134,473
Sr. Vice President & CFO	2024	447,046	—	476,712	—	1,096,653	10,950	2,031,361
	2023	428,654	—	480,807	—	1,325,352	10,500	2,245,313
Matthew J. Sanderson	2025	$467,500	$—	$331,333	$—	$951,356	$11,750	$1,761,939
Executive VP & CCO	2024	462,115	—	357,535	—	738,906	11,500	1,570,056
	2023	445,769	—	360,608	—	886,231	11,250	1,703,858
Timothy C. Moeller	2025	$450,000	$—	$309,245	$—	$812,700	$11,750	$1,583,695
Sr. Vice President	2024	443,846	—	321,780	—	693,250	11,500	1,470,376
	2023	423,654	—	702,484	—	663,530	11,250	1,800,918
Roy E. McNiven	2025	$423,000	$—	$309,245	$—	$794,363	$12,350	$1,538,958
Sr. Vice President	2024	417,462	—	321,780	—	173,597	12,100	924,939
	2023	396,538	—	288,484	—	287,556	11,850	984,428
(1) The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of RSUs granted under our long-term incentive plan during the fiscal years ended December 31, 2025, 2024, and 2023, determined in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. A discussion of the assumptions used in calculating the aggregate grant date value of such awards may be found in “Note 13 - Equity-Based Compensation and Other” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 25, 2026.
(2) The amounts included in this column reflect the amount of the annual incentive compensation earned by each of the NEOs under the CICP for 2025 based upon the achievement of the performance metrics outlined above and the amounts of the long-term performance-based cash incentive compensation earned for the three-year performance period ended December 31, 2025 under the CICP.
(3) For 2025, the amounts reflected include matching contributions under our 401(k) Plan.

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COMPENSATION OF EXECUTIVE OFFICERS

Grants of Plan-Based Awards
The following table discloses the actual number of TETRA RSUs granted during the fiscal year ended December 31, 2025 to each NEO (except where such grants were in settlement of cash awards earned for prior years’ performance and disclosed in the Grants of Plan-Based Awards table in prior fiscal years), including the grant date fair value of these awards, and the threshold, target, and maximum amounts of annual cash incentives and long-term non-equity (cash) incentives granted to each NEO in 2025.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold	Target	Maximum
		($)	($)	($)		(#)	(#)	($/Share)	($)
Brady M. Murphy	2/28/2025					349,692			$1,325,333
	2/28/2025	$275,625	$918,750	$1,837,500	(3)
	2/28/2025	$—	$750,000	$1,500,000	(4)
	2/28/2025	$—	$750,000	$1,500,000	(5)
Elijio V. Serrano	2/28/2025					116,564			$441,778
	2/28/2025	$135,720	$452,400	$904,800	(3)
	2/28/2025	$—	$250,000	$500,000	(4)
	2/28/2025	$—	$250,000	$500,000	(5)
Matthew J. Sanderson	2/28/2025					87,423			$331,333
	2/28/2025	$112,200	$374,000	$748,000	(3)
	2/28/2025	$—	$187,500	$375,000	(4)
	2/28/2025	$—	$187,500	$375,000	(5)
Timothy C. Moeller	2/28/2025					81,595			$309,245
	2/28/2025	$108,000	$360,000	$720,000	(3)
	2/28/2025	$—	$175,000	$350,000	(4)
	2/28/2025	$—	$175,000	$350,000	(5)
Roy E. McNiven	2/28/2025					81,595			$309,245
	2/28/2025	$101,520	$338,400	$676,800	(3)
	2/28/2025	$—	$175,000	$350,000	(4)
	2/28/2025	$—	$175,000	$350,000	(5)
(1) The number of shares of stock or units granted on February 28, 2025 are the RSUs granted in connection with 2025 awards of long-term incentives which vest one-third on the first anniversary of the date of grant and one-sixth every six months thereafter until fully vested in February 2028.
(2) The dollar amount reported reflects the fair value of the RSUs on the date of grant in accordance with FASB ASC Topic 718.
(3) The non-equity incentive plan amounts granted on February 28, 2025 are the threshold, target, and maximum amounts of the annual cash incentive awards granted for 2025 performance under our CICP. The actual amounts of annual cash incentive awards earned for 2025 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(4) The non-equity incentive plan amounts granted on February 28, 2025 are the threshold, target, and maximum amounts of the Average RONCE (EBIT)-based long-term cash incentives granted for the January 1, 2025 through December 31, 2027 performance period that may be paid, to the extent earned and at the HCMCC's discretion, in March 2028. A performance result at threshold level corresponds to a 0% payment level, and therefore no amounts are reflected for threshold performance; however, for performance results that fall between threshold and target (and target and maximum) levels, straight line interpolation is used to determine the earned amount of the award. Please refer to Appendix A of this Proxy Statement for reconciliation of the Average RONCE (EBIT) non-GAAP financial measure.
(5)    The non-equity incentive plan amounts granted on February 28, 2025 are the threshold, target, and maximum amounts of the RTSR-based long-term cash incentives granted for the January 1, 2025 through December 31, 2027 performance period that may be paid, to the extent earned and at the HCMCC's discretion, in March 2028. A performance result at threshold level corresponds to a 0% payment level, and therefore no amounts are reflected for threshold performance; however, for performance results that fall between threshold and target (and target and maximum) levels, straight line interpolation is used to determine the earned amount of the award.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year End
The following table shows certain information regarding outstanding stock option awards and RSUs granted under the TETRA equity plans as of December 31, 2025.

Outstanding Equity Awards at Fiscal Year End Table

Name	Option Awards				Stock or Unit Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(2)
	Exercisable	Unexercisable
	(#)	(#)	($/Share)		(#)		($)
Brady M. Murphy					57,391	(3)	$537,754
					181,489	(4)	$1,700,552
					349,692	(5)	$3,276,614
					371,666	(6)	$3,482,510
Elijio V. Serrano	74,686		$7.14	5/2/2026
	139,706		$4.51	2/22/2027
	103,826		$3.87	2/22/2028
					21,256	(3)	$199,169
					60,497	(4)	$566,857
					116,564	(5)	$1,092,205
					137,654	(6)	$1,289,818
Matthew J. Sanderson	66,177		$4.51	2/22/2027
	54,645		$3.87	2/22/2028
					15,942	(3)	$149,377
					45,373	(4)	$425,145
					87,423	(5)	$819,154
					86,034	(6)	$806,139
Timothy C. Moeller	16,618		$4.19	5/4/2028
					12,754	(3)	$119,505
					40,836	(4)	$382,633
					81,595	(5)	$764,545
					82,593	(6)	$773,896
					25,000	(7)	$234,250
Roy E. McNiven					12,754	(3)	$119,505
					40,836	(4)	$382,633
					81,595	(5)	$764,545
(1) Under the terms of the TETRA equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.
(2) Market value of awards granted under the TETRA equity plans is determined by multiplying the number of shares of stock that have not vested by $9.37, the closing price of our common stock on December 31, 2025.
(3) One-third of the RSUs granted on February 22, 2023 vested on February 22, 2024; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2024 and the award will become fully vested in February of 2026.
(4) One-third of the RSUs granted on February 19, 2024 vested on February 19, 2025; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2025 and the award will become fully vested in February of 2027.
(5) One-third of the RSUs granted on February 28, 2025 vested on February 28, 2026; one-sixth portions of the RSUs granted will vest once every six months beginning in August of 2026 and the award will become fully vested in February of 2028.
(6) These amounts relate to the RSUs granted in lieu of cash in connection with the settlement of the 2022 long-term performance-based cash awards at the election of certain of our NEOs on March 14, 2025, which became fully vested on March 14, 2026.
(7) One-third of the RSUs granted on October 4, 2023 vested on October 4, 2024; one-third portions of the RSUs granted will vest on the second and third anniversaries of the grant date and will become fully vested in October of 2026.
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COMPENSATION OF EXECUTIVE OFFICERS
Option Exercises and Stock Vested
The following table sets forth certain information regarding TETRA stock options and stock awards exercised and vested, respectively, under the TETRA equity plans by each of our NEOs during the fiscal year ended December 31, 2025.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Brady M. Murphy	—	$—	705,579	$2,727,476
Elijio V. Serrano	—	$—	282,278	$1,072,831
Matthew J. Sanderson	—	$—	137,839	$555,471
Timothy C. Moeller	—	$—	145,472	$624,209
Roy E. McNiven	—	$—	66,341	$291,536

Nonqualified Deferred Compensation
We provide our Senior Management, directors, and certain other key employees with the opportunity to participate in the Executive Nonqualified Excess Plan. As of December 31, 2025, none of our NEOs participates in the Executive Nonqualified Excess Plan. Other than the 401(k) Plan, we do not otherwise sponsor or maintain any plans that provide for specified retirement payments or benefits for our NEOs.

Potential Payments upon Termination or Change of Control
The following disclosures discuss the payments and benefits that each of our NEOs who are current officers of the Company would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2025. The payments and benefits disclosed represent what would have been due and payable to such NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2025; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2025, unless specifically stated.

As of the date of this Proxy Statement, we do not have a severance plan for, or any agreement with, any NEO that would require us to make any termination payments outside of a double-trigger, change-in-control termination. We have previously entered into employment agreements with each of our NEOs that are substantially identical to the form of agreement executed by all of our employees. These agreements evidence the at-will nature of employment, and do not guarantee term of employment, salary, severance or change in control payments.

Termination of Employment under the COC Agreements

We have entered into COC Agreements with each of our NEOs and other members of our senior management team. The COC Agreements have an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (or any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, if the applicable NEO incurs a Qualifying Termination within the two years following a Change of Control of TETRA, then the NEO is eligible to receive certain severance benefits, as detailed below.

Under the COC Agreements:
•“Qualifying Termination” generally means a termination that is the result of either (i) a unilateral and involuntary termination by the Company other than for Cause, when the NEO remains willing and able to continue providing services, or (ii) resignation by the NEO for Good Reason.
•“Cause” generally means (i) a willful breach in any material respect of a fiduciary duty to the Company or to an affiliate; (ii) a conviction (or plea of guilty or nolo contendere in lieu thereof) by a court for any felony, or with respect to the NEO’s employment, for a crime involving fraud, embezzlement, dishonesty, or moral turpitude; (iii) a failure to substantially follow the reasonable and lawful written instructions or policies of the Board of Directors or of the Company; and (iv) the willful failure to render any material services to the Company or to an affiliate in accordance with any employment or similar arrangement to which the NEO is subject to, which failure amounts to a material neglect of duties.
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COMPENSATION OF EXECUTIVE OFFICERS
•“Good Reason” generally means an occurrence of any of the following without the NEO’s written consent: (i) a material diminution in authority, duties, or responsibilities; (ii) a material diminution in the NEO’s (A) base salary, (B) target annual and long-term bonus opportunities, or (C) employee benefits, if such reduction results in the NEO receiving benefits which are, in the aggregate, materially less than the benefits received by other comparable officers generally; (iii) a required relocation of more than 50 miles from the NEO’s primary office or location; (iv) the Company’s failure to obtain an assumption of the COC Agreements by any successor entity; or (iv) any other action or inaction that constitutes a material breach by the Company or any successor.
•“Change of Control” generally means the occurrence of any of the following events: (i) any person (other than us and certain related entities) acquiring beneficial ownership of more than 50% of our outstanding shares; (ii) the consummation of a merger or other business combination or reorganization other than a merger or other business transaction that results in our stockholders prior to any such change owning more than 50% of the voting securities of the surviving entity; (iii) the consummation of the sale or disposition by us of substantially all of our assets, unless such sale or disposition results in our stockholders prior to such sale owning more than 50% of the voting securities of the acquiror; (iv) the approval by our stockholders of a plan of complete liquidation or dissolution; or (v) the individuals that constitute a majority of our Board of Directors cease for any reason to constitute a majority of our Board of Directors.

Under the COC Agreements, if the applicable NEO incurs a Qualifying Termination within two years following a Change of Control, the NEO will be eligible to receive: (i) (A) an amount equal to the NEO's earned but unpaid annual bonus attributable to the immediately preceding calendar year and any earned but unpaid long term cash incentive attributable to the performance period ended as of the end of the immediately preceding calendar year to the extent such amounts would have been paid to the NEO had the NEO remained employed by us, and in each case only to the extent the performance goals for each such bonus were achieved for the respective performance period, plus (B) an amount equal to the NEO's prorated target annual bonus for the current year, plus (C) an amount equal to the NEO's target long term bonus for each outstanding award; (ii) an amount equal to the product of 2 (or 2.99, in the case of Mr. Murphy) times the sum of the NEO's base salary and target annual bonus amount for the year in which the Qualifying Termination occurs; and (iii) an amount equal to the aggregate premiums and any administrative fees applicable to the NEO due to an election of continuation of coverage that the NEO would be required to pay if the NEO elected to continue medical and dental benefits under our group health plan for the NEO and the NEO’s eligible dependents without subsidy from us for a period of two years (or in the case of Mr. Murphy, three years) following the date of the Qualifying Termination.

In addition, the COC Agreements also provide for full acceleration of any outstanding stock options, RSUs, or other stock-based awards upon a Qualifying Termination to the extent permitted under the applicable plan under which any such award is granted. All payments and benefits due under the COC Agreement are (i) conditioned upon the execution and non-revocation by the NEO of a release for our benefit and (ii) subject to reduction, as may be necessary, to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The COC Agreements also contain certain confidentiality provisions and related restrictions applicable to the NEOs, including non-solicitation and non-compete restrictions for a two-year period following a termination of employment. Such obligations are only applicable to the NEO if the NEO receives the severance benefits described above.

Treatment of Equity Awards upon Termination of Employment or a Change of Control (outside the COC Agreements)

Under the TETRA Technologies, Inc. Amended and Restated 2007 Long Term Incentive Compensation Plan, Third Amended and Restated 2011 Long Term Incentive Compensation Plan, and the Third Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) (collectively, the “TETRA Equity Plans”), the Human Capital Management and Compensation Committee of our Board of Directors may accelerate the vesting of stock options, RSUs, and other equity-based awards held by plan participants in its sole discretion. Further, in connection with a “Corporate Transaction” (as such term is defined under the 2018 Plan) in which the acquirer does not assume, continue, and replace outstanding equity awards following the transaction, the HCMCC may provide that some or all of such outstanding awards be cancelled at or immediately prior to the closing of the Corporate Transaction in exchange for cash payments, as further detailed in the 2018 Plan.

Potential Payments upon Termination or Change of Control Table

The following table quantifies the potential payments to NEOs who were employed by us as of December 31, 2025, under the contracts, agreements or plans discussed above in various scenarios involving a termination of employment, including in connection with a Change of Control, assuming a December 31, 2025 termination date. In addition to the amounts reflected in the table, the NEOs would receive upon termination any salary earned through December 31, 2025, and any benefits they would otherwise be entitled to under our 401(k) Plan.

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COMPENSATION OF EXECUTIVE OFFICERS

Name	Cash Severance Payment(1)	Bonus Payment(2)	Accelerated Exercisability of Unvested Options(3)	Accelerated Vesting of Shares or Units(3)	Continuation of Health Benefits	Total
Brady M. Murphy
Death/disability	$—	$—	$—	$8,997,430	$—	$8,997,430
Retirement	—	—	—	8,997,430	—	8,997,430
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	4,944,713	5,268,750	—	8,997,430	81,497	19,292,390
Elijio V. Serrano
Death/disability	$—	$—	$—	$3,148,048	$—	$3,148,048
Retirement	—	—	—	3,148,048	—	3,148,048
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,809,600	1,952,400	—	3,148,048	37,735	6,947,783
Matthew J. Sanderson
Death/disability	$—	$—	$—	$2,199,814	$—	$2,199,814
Retirement	—	—	—	2,199,814	—	2,199,814
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,683,000	1,499,000	—	2,199,814	49,965	5,431,779
Timothy C. Moeller
Death/disability	$—	$—	$—	$2,274,830	$—	$2,274,830
Retirement	—	—	—	2,274,830	—	2,274,830
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,620,000	1,347,500	—	2,274,830	41,058	5,283,388
Roy E. McNiven
Death/disability	$—	$—	$—	$1,266,683	$—	$1,266,683
Retirement	—	—	—	1,266,683	—	1,266,683
Termination for cause	—	—	—	—	—	—
Termination for no cause or good reason	—	—	—	—	—	—
Termination upon a change of control	1,522,800	1,325,900	—	1,266,683	54,331	4,169,714
(1) Amounts shown are a multiple of base salary plus target annual cash bonus, as provided under the terms of the COC Agreements.
(2) Includes target annual cash incentive for the 2025 performance period and target long-term cash incentives for the three-year performance periods ended December 31, 2025, 2026, and 2027.
(3) The TETRA Equity Plans allow acceleration upon death, disability or retirement at the discretion of the Human Capital Management and Compensation Committee. Under our COC Agreements, acceleration of outstanding equity awards would occur upon a qualifying termination of employment within two years following a change of control. The value of accelerated vesting of options and stock appreciation rights is calculated by subtracting the exercise price of outstanding awards from $9.37, the closing price of our common stock on December 31, 2025; however, as there are no unvested stock options or stock appreciation rights, no values are shown. The value of accelerated vesting of RSUs is based on the closing market price of our common stock on December 31, 2025, which was $9.37.

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CEO Pay Ratio
Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires us to disclose the annual total compensation of Mr. Murphy, our CEO, and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For 2025:

•Median employee’s total compensation	$84,636
•Mr. Murphy’s total annual compensation	$5,133,908
•Ratio of CEO to median employee compensation	60.6 : 1

We used a consistently applied compensation measure to identify the median of the annual total compensation of all of our employees, and to determine the annual total compensation of our CEO. To make them comparable, salaries for newly hired employees who had worked less than a year were annualized, and the target annual bonus amount was applied to their total compensation measure. To identify the median of the annual total compensation of all employees and the median employee’s compensation, we took the following steps:
•We determined that our employee population as of December 31, 2025 consisted of 1,400 full- and part-time employees located in 13 countries (we do not have temporary or seasonal workers).
•We selected December 31, 2025 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
•For our international employees paid in their local currency, we converted each such employee’s total annual compensation as of December 31, 2025 to U.S. dollars; however, we did not make any cost-of-living adjustment with respect to any of our U.S. or international employees.

The CEO pay ratio reported above is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, and adjustments, as well as significantly varying workforce structures, CEO pay ratios reported by other companies are not likely to be comparable to our CEO pay ratio.

Pay vs. Performance
Item 402(v) of Regulation S-K requires us to disclose compensation actually paid to our CEO and average compensation actually paid to our other NEOs, our cumulative TSR and the weighted cumulative TSR of our compensation peer group, our annual net income, and adjusted EBITDA, each for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.

In this section we refer to certain non-GAAP measures that are used in our compensation decisions. Please refer to Appendix A of this Proxy Statement for information regarding these measures. Amounts included in parenthesis in the below tables indicate negative value.

Year(1)	SCT Total Compensation for CEO(2)	Compensation Actually Paid to CEO(3)	Average SCT Compensation for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(3)	Value of Initial $100 Fixed Investment Based on:		Net Income	Adjusted EBITDA(5)
					Cumulative TSR	Peer Group Cumulative TSR(4)
2025	$5,133,908	$8,669,807	$1,754,766	$2,706,556	$1,089.53	$328.46	$3,005,000	$113,582,000
2024	4,949,339	4,196,903	1,499,183	1,276,116	416.28	291.49	108,284,000	99,403,000
2023	5,110,924	6,192,374	1,683,630	1,891,382	525.58	178.44	25,784,000	106,834,000
2022	5,014,482	6,244,365	1,510,964	1,702,800	402.33	185.36	7,839,000	78,111,000
2021	4,253,926	6,787,743	1,394,934	1,892,519	330.23	121.33	103,333,000	50,050,000
(1) The following table provides the name of the CEO and each NEO included in the compensation amounts above in 2025, 2024, 2023, 2022, and 2021:

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	2025	2024	2023	2022	2021
Chief Executive Officer (CEO)	Brady M. Murphy	Brady M. Murphy	Brady M. Murphy	Brady M. Murphy	Brady M. Murphy
Other NEOs	Elijio V. Serrano	Elijio V. Serrano	Elijio V. Serrano	Elijio V. Serrano	Elijio V. Serrano
	Matthew J. Sanderson	Matthew J. Sanderson	Matthew J. Sanderson	Matthew J. Sanderson	Matthew J. Sanderson
	Timothy C. Moeller	Timothy C. Moeller	Timothy C. Moeller	Timothy C. Moeller	Timothy C. Moeller
	Roy E. McNiven	Roy E. McNiven	Roy E. McNiven	Richard D. O’Brien	Jacek M. Mucha
(2) The amounts reported are the amounts of total compensation reported for our CEO and the average amounts of total compensation reported for our other NEOs for each corresponding year in the Summary Compensation Table on page 60.
(3) The amounts reported represent the amounts of “compensation actually paid” to our CEO and “average compensation actually paid” to our other NEOs, as calculated in accordance with Item 402(v) of SEC Regulation S-K. The amounts reported do not reflect the actual amount of compensation earned by or paid to our CEO or other NEOs during any applicable year. TETRA has not historically paid dividends on its common stock, therefore, there are no accrued but unpaid dividends on any of the company’s outstanding equity awards, including outstanding equity awards held by our NEOs. In accordance with the requirements of Item 402(v) of SEC Regulation S-K the following adjustments were made to our CEO’s compensation and the average of our other NEOs’ compensation as reported in the Summary Compensation Table for each year:

Adjustments	2025
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2025	$(1,325,333)	$(347,900)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2025 that remain unvested as of year-end 2025, determined as of 12/31/2025	3,276,614	860,112
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2025, determined based on change in ASC 718 Fair Value from 12/31/2024 to 12/31/2025	1,383,115	398,421
Increase/deduction for awards granted during prior fiscal years that vested during 2025, determined based on change in ASC 718 Fair Value from 12/31/2024 to Vesting Date	201,503	70,435
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2025, determined as of 12/31/2024	—	(29,278)
Total Adjustments	$3,535,899	$951,790

Adjustments	2024
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2024	$(1,430,129)	$(369,452)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2024 that remain unvested as of year-end 2024, determined as of 12/31/2024	1,299,458	335,695
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2024, determined based on change in ASC 718 Fair Value from 12/31/2023 to 12/31/2024	(234,225)	(70,870)
Increase/deduction for awards granted during prior fiscal years that vested during 2024, determined based on change in ASC 718 Fair Value from 12/31/2023 to Vesting Date	(387,539)	(96,841)
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2024, determined as of 12/31/2023	—	(21,600)
Total Adjustments	$(752,435)	$(223,068)
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Adjustments	2023
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2023	$(1,298,177)	$(458,096)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2023 that remain unvested as of year-end 2023, determined as of 12/31/2023	1,556,435	509,889
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to 12/31/2023	359,236	73,322
Increase/deduction for awards granted during prior fiscal years that vested during 2023, determined based on change in ASC 718 Fair Value from 12/31/2022 to Vesting Date	463,956	94,740
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2023, determined as of 12/31/2022	—	(12,103)
Total Adjustments	$1,081,450	$207,752

Adjustments	2022
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2022	$(1,275,156)	$(285,344)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2022 that remain unvested as of year-end 2022, determined as of 12/31/2022	1,598,565	357,714
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to 12/31/2022	256,191	58,988
Increase/deduction for awards granted during prior fiscal years that vested during 2022, determined based on change in ASC 718 Fair Value from 12/31/2021 to Vesting Date	650,283	89,026
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2022, determined as of 12/31/2021	—	(28,548)
Total Adjustments	$1,229,883	$191,836

Adjustments	2021
	CEO	Average of Other NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation table for 2021	$(1,975,810)	$(471,773)
Increase/deduction based on ASC 718 Fair Value of awards granted during 2021 that remain unvested as of year-end 2021, determined as of 12/31/2021	1,838,522	409,071
Increase/deduction for awards granted during prior fiscal years that were outstanding and unvested as of 12/31/2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to 12/31/2021	1,445,018	208,955
Increase/deduction for awards granted during prior fiscal years that vested during 2021, determined based on change in ASC 718 Fair Value from 12/31/2020 to Vesting Date	1,226,087	351,332
Deduction of ASC 718 Fair Value of awards granted during prior years that were forfeited during 2021, determined as of 12/31/2020	—	—
Total Adjustments	$2,533,817	$497,585

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(4) The following tables list the companies that comprised the Compensation Peer Group in 2025, 2024, 2023, 2022, and 2021:

Companies Included in the 2025 Compensation Peer Group(a)
Aris Water Solutions, Inc.	NPK International, Inc.
Core Laboratories N.V.	Nine Energy Service, Inc.
Forum Energy Technologies, Inc.	Oil States International, Inc.
Flotek Industries, Inc.	Ranger Energy Services, Inc.
Hawkins Inc.	Mammoth Energy Services, Inc.
Innovex International, Inc.	Select Water Solutions, Inc.
KLX Energy Services Holdings, Inc.	Expro Group Holdings N.V.

Companies Included in the 2024 Compensation Peer Group(a)
Aris Water Solutions, Inc.	Nine Energy Service, Inc.
Core Laboratories N.V.	NPK International, Inc.
Dril-Quip Inc.	Oil States International, Inc.
Forum Energy Technologies, Inc.	Ranger Energy Services, Inc.
Flotek Industries, Inc.	Mammoth Energy Services, Inc.
Hawkins Inc.	Select Water Solutions, Inc.
KLX Energy Services Holdings, Inc.	Expro Group Holdings N.V.
National Energy Services Reunited

Companies Included in the 2023 Compensation Peer Group(a)
Aris Water Solutions, Inc.	Nine Energy Service, Inc.
Core Laboratories N.V.	NPK International, Inc.
Dril-Quip Inc.	Oil States International, Inc.
Forum Energy Technologies, Inc.	Ranger Energy Services, Inc.
Flotek Industries, Inc.	Mammoth Energy Services, Inc.
Hawkins Inc.	Select Water Solutions, Inc.
KLX Energy Services Holdings, Inc.	Expro Group Holdings N.V.
National Energy Services Reunited

Companies Included in the 2022 Compensation Peer Group(a)
Core Laboratories N.V.	Expro Group Holdings N.V.
Flotek Industries, Inc.	Forum Energy Technologies, Inc.
Mammoth Energy Services, Inc.	NPK International, Inc.
National Energy Services Reunited	Nine Energy Service, Inc.
Oil States International, Inc.	Patterson-UTI Energy, Inc.
Precision Drilling Corporation	Ranger Energy Services, Inc.
RPC, Inc.	Select Water Solutions, Inc.
Tidewater, Inc.	U.S. Silica Holdings, Inc.
U.S. Well Services, Inc.

Companies Included in the 2021 Compensation Peer Group(a)
Archrock, Inc.	ChampionX Corporation
Exterran Corporation	Forum Energy Technologies, Inc.
Liberty Oilfield Services Inc.	NPK International, Inc.
Oil States International, Inc.	Patterson-UTI Energy, Inc.
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Companies Included in the 2021 Compensation Peer Group(a)
Precision Drilling Corporation	RPC, Inc.
Select Water Solutions, Inc.	USA Compression Partners, LP

(a) The following tables show changes in each year’s peer group compared to the immediately preceding year, the reasons for such changes, and a comparison of our cumulative TSR with that of both the newly selected peer group and the peer group in the immediately preceding fiscal year:

Companies Included in the 2025 Peer Group & Changes vs. 2024 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2025 Peer Group and the 2024 Peer Group
Aris Water Solutions, Inc.	No change.	TETRA Cumulative TSR as of 12/31/2025: $1,089.53 Cumulative TSR of Newly Selected 2025 Peer Group as of 12/31/2025: $328.46 Cumulative TSR of 2024 Peer Group as of 12/31/2025: $338.79
Core Laboratories N.V.	No change.
Dril-Quip Inc.	Removed due to acquisition in September 2024.
Expro Group Holdings N.V.	No change.
Forum Energy Technologies, Inc.	No change.
Flotek Industries, Inc.	No change.
Hawkins Inc.	No change.
Innovex International, Inc.	Added due to acquisition of Dril-Quip in September 2024.
KLX Energy Services Holdings	No change.
Mammoth Energy Services, Inc.	No change.
National Energy Services Reunited	Removed due to restatement of previously issued financials.
Nine Energy Service, Inc.	No change.
NPK International, Inc.	No change.
Oil States International, Inc.	No change.
Ranger Energy Services, Inc.	No change.
Select Water Solutions, Inc.	No change.

Companies Included in the 2024 Peer Group & Changes vs. 2023 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2024 Peer Group and the 2023 Peer Group
Aris Water Solutions, Inc.	No change.	n/a
Core Laboratories N.V.	No change.
Dril-Quip Inc.	No change.
Expro Group Holdings N.V.	No change.
Forum Energy Technologies, Inc.	No change.
Flotek Industries, Inc.	No change.
Hawkins Inc.	No change.
KLX Energy Services Holdings	No change.
Mammoth Energy Services, Inc.	No change.
National Energy Services Reunited	No change.
Nine Energy Service, Inc.	No change.
NPK International, Inc.	No change.
Oil States International, Inc.	No change.
Ranger Energy Services, Inc.	No change.
Select Water Solutions, Inc.	No change.
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Companies Included in the 2023 Peer Group & Changes vs. 2022 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2023 Peer Group and the 2022 Peer Group
Aris Water Solutions, Inc.	Added based on similarity of service offerings and comparable size.	TETRA Cumulative TSR as of 12/31/2023: $525.58 Cumulative TSR of Newly Selected 2023 Peer Group as of 12/31/2023: $178.44 Cumulative TSR of 2022 Peer Group as of 12/31/2023: $166.56
Core Laboratories N.V.	No change.
Dril-Quip Inc.	Added based on similarity of service offerings and comparable size.
Expro Group Holdings N.V.	No change.
Forum Energy Technologies, Inc.	No change.
Flotek Industries, Inc.	No change.
Hawkins Inc.	Added based on similarity of service offerings and comparable size.
KLX Energy Services Holdings	Added based on similarity of service offerings and comparable size.
Mammoth Energy Services, Inc.	No change.
National Energy Services Reunited	No change.
Nine Energy Service, Inc.	No change.
NPK International, Inc.	No change.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	Removed due to lack of size comparability.
Precision Drilling Corporation	Removed due to lack of size comparability.
Ranger Energy Services, Inc.	No change.
RPC, Inc.	Removed due to lack of size comparability.
Select Water Solutions, Inc.	No change.
Tidewater, Inc.	Removed in favor of companies with more similar service offerings.
U.S. Silica Holdings, Inc.	Removed in favor of companies with more similar service offerings.
U.S. Well Services, Inc.	Removed to due acquisition in November 2022.

Companies Included in the 2022 Peer Group & Changes vs. 2021 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2022 Peer Group and the 2021 Peer Group
Archrock, Inc.	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).	TETRA Cumulative TSR as of 12/31/2022: $402.33 Cumulative TSR of Newly Selected 2022 Peer Group as of 12/31/2022: $185.36 Cumulative TSR of 2021 Peer Group as of 12/31/2022: $136.43
ChampionX Corporation	Removed due to lack of size comparability.
Core Laboratories N.V.	Added based on similarity of service offerings and comparable size.
Exterran Corporation	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).
Expro Group Holdings N.V.	No change.
Flotek Industries, Inc.	Added based on similarity of service offerings and comparable size.
Forum Energy Technologies, Inc.	No change.
Liberty Oilfield Services Inc.	Removed in favor of companies with more similar service offerings.
Mammoth Energy Services, Inc.	Added based on similarity of service offerings and comparable size.
National Energy Services Reunited	Added based on similarity of service offerings and comparable size.
NPK International, Inc.	No change.
Nine Energy Service, Inc.	Added based on similarity of service offerings and comparable size.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	No change.
Precision Drilling Corporation	No change.
Ranger Energy Services, Inc.	Added based on similarity of service offerings and comparable size.
RPC, Inc.	No change.
Select Water Solutions, Inc.	No change.
Tidewater, Inc.	Added based on similarity of service offerings and comparable size.
U.S. Silica Holdings, Inc.	Added based on similarity of service offerings and comparable size.
U.S. Well Services, Inc.	Added based on similarity of service offerings and comparable size.
USA Compression Partners, LP	Removed due to our sale of the CSI Compressco LP subsidiary in 2021 (compression was no longer a comparable service offering).
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Companies Included in the 2021 Peer Group & Changes vs. 2020 Peer Group
Company	Reason for Change	Comparison of TETRA’s Cumulative TSR with that of both the Newly Selected 2021 Peer Group and the 2020 Peer Group
Apergy Corporation	Removed due to merger with ChampionX in 2020.	TETRA Cumulative TSR as of 12/31/2021: $330.23 Cumulative TSR of Newly Selected 2021 Peer Group as of 12/31/2021: $121.33 Cumulative TSR of 2020 Peer Group as of 12/31/2021: $81.06
Archrock, Inc.	Added based on similarity of service offerings and comparable size.
ChampionX Corporation	Added based on similarity of service offerings and comparable size.
Diamond Offshore Drilling, Inc.	Removed due to April 2020 delisting.
Exterran Corporation	Added based on similarity of service offerings and comparable size.
Forum Energy Technologies, Inc.	No change.
FTS International, Inc.	Removed due to lack of size comparability.
Hunting PLC	Removed due to lack of geographical comparability.
Liberty Oilfield Services Inc.	Added based on similarity of service offerings and comparable size.
Newpark Resources, Inc.	No change.
Noble Corporation PLC	Removed due to mid-year 2020 bankruptcy.
Oil States International, Inc.	No change.
Patterson-UTI Energy, Inc.	Added based on similarity of service offerings and comparable size.
Precision Drilling Corporation	Added based on similarity of service offerings and comparable size.
RPC, Inc.	No change.
Select Water Solutions, Inc.	No change.
USA Compression Partners, LP	No change.
(5) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, impairments, and certain non-cash charges, non-recurring adjustments and discontinued operations.

Compensation Actually Paid vs. Total Shareholder Return. TETRA’s cumulative TSR significantly outperformed our peers in this five-year period, as illustrated by the following graph:

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Actually Paid vs. Net Income. Changes in compensation actually paid to our CEO and average compensation actually paid to our other NEOs are not expected to align with changes in GAAP net income in most years, as GAAP net income includes foreign exchange losses and certain special and/or non-recurring charges that are outside the scope of our normal business operations.

Compensation Actually Paid vs. Adjusted EBITDA. Increases in compensation actually paid to our CEO and average compensation actually paid to our other NEOs may align directionally with changes in adjusted EBITDA in certain years, given that adjusted EBITDA is the sole metric that determines the amounts of annual cash incentive compensation earned by our NEOs. However, the values of our NEOs’ outstanding equity awards, which comprise a significant portion of our NEOs’ total compensation, are not directly influenced by adjusted EBITDA.

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The following financial performance measures represent the most important financial performance measures used to link compensation actually paid to each NEO and our company performance for 2025:

Adjusted EBITDA
RONCE (EBIT)
Revenues
Adjusted Free Cash Flow
Adjusted EBITDA Margins
RTSR

Equity Compensation Plan Information
In the table below, we provide information about the shares of our common stock that may be issued under our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Shown in the First Column) (#)
Equity compensation plans approved by stockholders (3)
2007 Long Term Incentive Plan	164,477	$6.86	—
2011 Long Term Incentive Plan	529,492	$4.19	—
2018 Equity Incentive Plan (4)	3,763,988	$0.02	5,185,693
Total	4,457,957	$0.77	5,185,693
Equity compensation plans not approved by stockholders (5)
2018 Inducement Restricted Stock Plan	—	—	76,495
Total	—	—	76,495
All Plans Total	4,457,957	$0.77	5,262,188
(1)    Represents the number of underlying shares issuable under outstanding options and restricted stock units (“RSUs”), under the respective plans. There are 164,477 shares attributable to outstanding options under the Amended and Restated 2007 Long Term Incentive Compensation Plan (the “2007 Plan”) and 529,492 shares attributable to outstanding options under the Third Amended and Restated 2011 Long Term Incentive Compensation Plan (the “2011 Plan”). There are 3,754,511 shares attributable to outstanding RSUs and 16,618 shares attributable to outstanding options under the 2018 Plan.
(2) Represents weighted-average exercise price of options outstanding under the 2007 Plan, 2011 Plan and 2018 Plan. See note 1 above with respect to RSUs granted under the 2018 Plan. The weighted-average exercise price does not take these awards into account.
(3) Consists of the 2007 Plan, the 2011 Plan, and the 2018 Plan.
(4) Under the 2018 Plan, for the purpose of determining the number of shares available for future awards, an award of one stock option or one stock appreciation right with respect to one share of common stock is deemed to be an award of one share on the grant date. Any other awards granted under the 2018 Plan with respect to one share of common stock, including an award of a restricted share, a bonus share, or a performance share, is deemed to be an award of one share of common stock on the grant date.
(5) Consists of the 2018 Inducement Restricted Stock Plan. A description of such plan follows.

Non-Stockholder Approved Plans

2018 Inducement Restricted Stock Plan

The Inducement Plan was adopted effective as of February 12, 2018. The purpose of the plan is to attract and retain the best available individuals for positions of substantial responsibility by providing a material inducement for such individuals to enter into employment with us or any of our affiliates. In connection with the employment of Brady M. Murphy, currently our President and Chief Executive Officer, the Board of Directors authorized the grant to Mr. Murphy of an employment inducement award of 502,513 shares of restricted stock, effective as of February 12, 2018. Fifty percent of the shares of
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restricted stock vested on the one-year anniversary date of the grant, 25% vested on the second-year anniversary date of the grant, and the remaining 25% of the shares of restricted stock vested on the third-year anniversary of the date of grant. In addition, in connection with our acquisition of Swiftwater Energy Services, LLC, the Board of Directors authorized the grant of awards totaling 420,992 shares of restricted common stock to thirteen persons as an inducement to their employment with TETRA on February 28, 2018. Subject to their continued employment with us and other terms and conditions set forth in the Restricted Stock Award Agreement between us and each of the individuals, the shares of restricted stock vested 100% on the third-year anniversary of the date of grant. There are 76,495 shares available for future awards under the 2018 Inducement Restricted Stock Plan.

COMPENSATION RISK

The Human Capital Management and Compensation Committee (the “HCMCC”) of our Board of Directors reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans that were in effect during 2025, as well as the incentive compensation arrangements proposed for 2026 as described above, the HCMCC determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.

Specifically, under our CICP, the amount of each participant’s prospective payment, for both annual and long-term awards, is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and nonfinancial measures. With respect to long-term CICP, attainment of targeted levels of performance is measured over two or more years. Notwithstanding the attainment of any established performance measures, the amount of the annual or long-term cash incentive payment received by any participant is subject to the ultimate discretion of the HCMCC. Further, annual and long-term cash awards are paid only after the HCMCC has reviewed our audited financial statements for the applicable performance period.

Long-term equity incentive awards typically consist of RSUs that generally vest ratably over a three-year period. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for our non-employee directors should be a mix of cash and equity, with the majority of compensation provided in the form of equity. The 2025 annual compensation for non-employee directors consisted of the elements shown in the below table:

Board Fees
Non-Employee Directors except Board Chair	$90,000 Annual Retainer (1)	$110,000 Annual Equity Award Value (2)
Non-Executive Chair	$150,000 Annual Retainer (1)	$150,000 Annual Equity Award Value (2)
Committee Fees
	Committee Chair Annual Retainers	•$20,000 - Audit Committee (3) •$15,000 - Human Capital Management and Compensation Committee (3) •$15,000 - Nominating, Governance and Sustainability Committee (3)
Other
•All non-employee directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or its committees and related activities, including director education courses and materials

•Directors who are also our officers or employees do not receive any compensation for duties performed as directors

(1)	Paid in cash in monthly installments.
(2)	All director awards are granted in RSUs using the 20-day average closing stock price through the date prior to the grant date, with 100% of the award vesting on the one-year anniversary of the grant date, generally subject to continued service through such vesting date. Annual awards are granted in conjunction with TETRA’s Annual Stockholder Meeting.
(3)	Paid in cash in quarterly installments.
On June 12, 2025, each non-employee director, excluding Mr. Glick, received an award of 37,723 RSUs with an aggregate grant date fair market value of $135,426 while Mr. Glick received an award of 51,441 RSUs with a grant date fair value of $184,673. The RSUs will vest on the one-year anniversary of the grant date (June 12, 2026). It is anticipated that future compensation arrangements approved by the Board of Directors will include awards of RSUs to each non-employee director on an annual basis, to be awarded in conjunction with our annual meeting of stockholders held in May of each year.

Under the Executive Nonqualified Excess Plan each director may elect to defer the receipt of up to 100% of the cash compensation paid to such director by making an irrevocable deferral election. Deferred amounts are credited with earnings or losses depending on the participant’s deemed investment elections from among hypothetical investment election options which are made available. All hypothetical investments are our unfunded obligations. Deferral contributions made by the participant and earnings credited to such contributions are 100% vested.

Under the TETRA Technologies, Inc. Non-Employee Director Deferred Compensation Plan (the “Non-Employee Director Deferred Compensation Plan”) each director may defer the receipt of all of the shares of common stock and dividend equivalents accrued thereon that would otherwise be issuable upon settlement of an RSU until the earlier of: (i) a Change in Control of the Company (as defined in the Non-Employee Director Deferred Compensation Plan), or (ii) the date such director ceases to serve on our Board of Directors. Deferrals are treated as though invested in our common stock and earn dividend equivalents based on the closing price of our common stock when such dividends are declared. Distributions of a director’s deferred amounts shall be in shares of common stock or cash, or a combination thereof, in the discretion of the HCMCC. All deferrals pursuant to the Non-Employee Director Deferred Compensation Plan are considered unfunded obligations of the Company.
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DIRECTOR COMPENSATION

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of our non-employee directors during the fiscal year ended December 31, 2025. Mr. Murphy, who served on the Board of Directors during 2025, did not receive any additional compensation for his service on the Board. All compensation provided to Mr. Murphy with respect to the 2025 year is reflected within the Summary Compensation Table above.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Total (3)
	$	$	$
Current Directors
Thomas R. Bates, Jr.	$105,000	$135,426	$240,426
Christian A. Garcia	100,989	135,426	236,415
Jay F. Glick	150,000	184,673	334,673
Angela D. John	90,000	135,426	225,426
Sharon B. McGee	105,000	135,426	240,426
Julie A. Sloat	49,500	135,426	184,926
Shawn D. Williams	90,000	135,426	225,426
Former Director
Mark E. Baldwin	56,141	—	56,141
(1) The amounts reflected in this column represent the grant date fair value of the RSUs granted to the non-employee directors in June 2025, computed in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. See Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Each non-employee director, other than Mr. Glick, held 37,723 unvested RSUs as of December 31, 2025, while Mr. Glick held 51,441 unvested RSUs as of December 31, 2025.
(2)    Ms. Sloat and Mr. Williams each elected to defer settlement of their 2025 award, representing 37,723 RSUs, in accordance with their deferral election forms pursuant to our Non-Employee Director Deferred Compensation Plan to the earlier to occur of (i) the consummation of a change in control of TETRA or (ii) the date of their separation of service from TETRA.
(3) Fees earned or paid in cash for Mr. Baldwin represent compensation earned for services as a director from January 1, 2025 through June 12, 2025, at which time he retired from service as a director. Mr. Baldwin did not receive an equity award during 2025.
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BENEFICIAL STOCK OWNERSHIP AND STOCKHOLDER PROPOSALS

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2025, with respect to each person that beneficially owns five percent (5%) or more of our common stock, and as of March 27, 2026 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors, director nominees, and executive officers as a group.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
5% Stockholders:
BlackRock Inc.	10,171,712	(1)	7.60%
The Vanguard Group, Inc.	8,954,914	(2)	6.81%
Neuberger Berman Group LLC	8,393,900	(3)	6.39%
Ameriprise Financial, Inc.	6,914,495	(4)	5.20%

Directors, Director Nominees, and NEOs:
Thomas R. Bates, Jr	531,924		*
Christian A. Garcia	65,642		*
Jay F. Glick	510,371		*
Angela D. John	49,711		*
Sharon B. McGee	99,610		*
Roy E. McNiven	65,634		*
Timothy C. Moeller	531,613	(5)	*
Brady M. Murphy	3,015,457		2.23%
Matthew J. Sanderson	897,024	(6)	*
Elijio V. Serrano	1,954,113	(7)	1.44%
Julie A. Sloat	—	(8)	—
Shawn D. Williams	125,995	(9)	*
All Executive Officers, Directors, and Director Nominees as a Group (15 persons)	8,481,277	(10)	6.27%
* Less than 1%
(1) Pursuant to Schedule 13G/A dated October 17, 2025, BlackRock, Inc., 50 Hudson Yards, New York, New York, 10001, has sole dispositive power with respect to 10,171,712 shares of our common stock, and sole voting power with respect to 9,935,926 shares of our common stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from, the sale of our common stock and no one person’s interest in our common stock is more than 5% of the total outstanding shares.
(2) Pursuant to Schedule 13G dated November 12, 2024, The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, Pennsylvania 19355, has sole dispositive power with respect to 8,462,443 shares of our common stock, shared dispositive power with respect to 492,471 shares of our common stock, and shared voting power with respect to 382,551 shares of our common stock. The Vanguard Group, Inc.’s clients, including companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. No one other person’s interest the securities reported therein is more than 5%.
(3) Pursuant to Schedule 13G dated October 4, 2024, Neuberger Berman Group LLC,1290 Avenue of the Americas, New York, New York 10104, has shared dispositive power with respect to 8,393,900 shares of our common stock and shared voting power with respect to 6,337,020 shares of our common stock. Neuberger Berman Group LLC and its affiliates may be deemed to be the beneficial owner, in their various fiduciary capacities, of the number of common shares reported and disclaim beneficial ownership of the securities reported. Each client of Neuberger Berman Group LLC has the right to receive or the power to direct the receipt of dividends from, or proceeds from, the sale of our common stock. No one client has an interest of more than 5% of our common stock.
(4)    Pursuant to Schedule 13G dated February 17, 2026, Ameriprise Financial, Inc.,145 Ameriprise Financial Center, Minneapolis, Minnesota 55474, has shared dispositive power with respect to 6,914,495 shares of our common stock and shared voting power
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with respect to 6,741,572 shares of our common stock. Ameriprise Financial, Inc. disclaims beneficial ownership of the securities reported.
(5) Includes 16,618 shares subject to options exercisable within 60 days of the record date.
(6) Includes 120,822 shares subject to options exercisable within 60 days of the record date.
(7) Includes 318,218 shares subject to options exercisable within 60 days of the record date. Mr. Serrano retired from the positions of Senior Vice President and Chief Financial Officer, effective March 31, 2026.
(8) Ms. Sloat elected to defer settlement of her 2025 award of restricted stock units, representing 37,723 RSUs, in accordance with her deferral election form pursuant to our Non-Employee Director Deferred Compensation Plan to the earlier to occur of (i) the consummation of a change in control of TETRA or (ii) the date of her separation of service from TETRA.
(9)    Includes 26,551 vested restricted stock units for which Mr. Williams elected to defer settlement in accordance with his deferral election forms pursuant to our Non-Employee Director Deferred Compensation Plan to the earlier to occur of (i) the consummation of a change in control of TETRA or (ii) the date of his separation of service from TETRA.
(10) Includes 455,658 shares subject to options directly held and 5,732 shares subject to options indirectly held by a spouse exercisable within 60 days of the record date. There are no restricted stock units vesting within 60 days of the record date.

2027 Proposals of Stockholders
Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials relating to our 2027 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 10, 2026.To be considered for inclusion in our Proxy Statement, such proposal must comply with the requirements of Rule 14a-8 of the Exchange Act as well as the procedures set forth in our Bylaws, which are separate and distinct from, and in addition to, SEC requirements.

Proposals and director nominations not intended to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, but sought to be presented at our 2027 Annual Meeting, must be in compliance with the notice procedures and informational and disclosure requirements set forth our Bylaws. These notices for stockholder proposals and director nominations must be received at our principal executive offices no later than the close of business on the 90th day (February 21, 2027) and no earlier than the close of business on the 120th day (January 22, 2027) prior to the anniversary date of the prior year’s annual meeting of stockholders; provided, however, that if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting of stockholders, the notice by the stockholder will be timely if received by our principal executive offices (i) no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and (ii) not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting and the 10th day following the day on which such notice of the date of the meeting was first communicated to the stockholders. Proxies to be solicited by the Board of Directors for the 2027 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 21, 2027.

Any stockholder who intends to solicit proxies in support of any director nominee must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our Bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominee submitted under the advance notice provisions of our Bylaws for the 2027 Annual Meeting, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to our principal executive offices no later than the close of business on the 90th day (February 21, 2027) and no earlier than the close of business on the 120th day (January 22, 2027; provided, however, that if the 2027 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of this year’s annual meeting date, to be properly brought, notice by the stockholder must be received (a) no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and (b) not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting and the 10th day following the day on which such notice of the date of the meeting was first communicated to the stockholders.

A copy of our Bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 10000 Energy Drive, Suite 600, Spring, Texas 77389.

Additional Financial Information
Stockholders may obtain additional financial information about us for the year ended December 31, 2025 from our Annual Report on Form 10-K filed with the SEC. A copy of the Annual Report on Form 10-K may be obtained without charge either by sending a request in writing to TETRA Technologies, Inc., Attn: Investor Relations, 10000 Energy Drive, Suite 600, Spring, Texas 77389, or by calling (281) 367-1983.

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BENEFICIAL STOCK OWNERSHIP AND STOCKHOLDER PROPOSALS
Other Matters
The Board of Directors has no knowledge at this time of any matters to be brought before the Annual Meeting other than those referred to in this document. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

A certified copy of the list of stockholders as of the record date of March 27, 2026 will be available for stockholder inspection at our office ten days prior to the meeting date of May 22, 2026.
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TETRA Technologies, Inc., to be voted at our Annual Meeting to be held on Friday, May 22, 2026 at 11:00 a.m. local time, and at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

The complete mailing address of our principal executive offices is 10000 Energy Drive, Suite 600, Spring, Texas 77389, and our telephone number is (281) 367-1983.

Attendance at the Annual Meeting is limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

Important Notice Regarding Availability of Proxy Materials for Annual Meeting to be Held on Friday, May 22, 2026
As permitted by the rules adopted by the SEC, we are making this proxy statement and related proxy materials available on the internet under the “notice and access” delivery model. The “notice and access” model removes the requirement for public companies to send stockholders a printed set of proxy materials and allows companies instead to deliver to their stockholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet. Our Notice of Internet Availability of Proxy Materials (“Notice”) was first mailed to stockholders of record and beneficial owners on or about April 9, 2026. The Notice is not a form for voting and presents only an overview of the more complex proxy materials. Stockholders are encouraged to access and review the proxy materials before voting.

This proxy statement, the form of proxy, and voting instructions are being made available to stockholders on or about April 9, 2026 at www.envisionreports.com/TTI for registered holders and at www.proxyvote.com for beneficial holders. You may also request a printed copy of this proxy statement and the form of proxy by telephone, over the internet or by email by following the instructions printed on your Notice.

Our Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 2025 is being made available at the same time and by the same methods. The Annual Report to Stockholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Receiving future proxy materials by email will save the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings of stockholders on the environment. A stockholder’s election to receive proxy materials by email will remain in effect unless the stockholder terminates it.

General Voting Instructions
Below are instructions on how to vote as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record and the Notice was sent directly to you by us.

If you are a stockholder of record, you may vote in person at the Annual Meeting. Your Notice will be your evidence of ownership and serve as your authorization to vote in person; we will provide a ballot for you when you arrive at the meeting. If you requested printed copies of the proxy materials, check the appropriate box on the proxy card and bring evidence of your share ownership to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by internet by following the instructions in the Notice or, if you requested printed copies of the proxy materials, you may vote by internet, by telephone, or by delivering your proxy through the mail.

Beneficial Owners. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING
the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a beneficial owner, in order to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares and bring evidence of your stock ownership from the organization with you to the meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may direct the vote of your shares by following the instructions on the Notice delivered to you by the organization holding your account. Many brokerage firms, banks, broker-dealers, or other similar organizations participate in the Broadridge Financial Solutions, Inc., Online and Telephone Program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for beneficial owners if the organization holding their account participates in the program or other similar programs.

401(k) Plan Participants. If you participate in our 401(k) Retirement Plan (the “401(k) Plan”) and have contributions allocated to the TETRA stock fund, you are entitled to direct the 401(k) Plan trustee to vote the shares of our common stock credited to your account as of the close of business on the record date. You may deliver your voting instructions to the 401(k) Plan trustee by internet or telephone by following the instructions on your proxy card, or by indicating your voting instructions on your proxy card and returning it by mail. All proxy cards that are properly completed, signed, and returned by mail or submitted via the internet or by telephone prior to May 21, 2026 will be voted.

How to Revoke Your Proxy. All valid proxies received prior to the Annual Meeting will be voted in accordance with the instructions so indicated. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. A proxy may be revoked by a stockholder of record at any time before it is exercised by submitting a written revocation or a later-dated proxy to our Corporate Secretary at the mailing address provided above, by voting again via the internet or telephone, or by attending the Annual Meeting in person and so notifying the Inspector of Elections. If you are a beneficial owner and wish to change your vote, you must contact the organization that holds your shares prior to the Annual Meeting to assist you with this process. If you are a 401(k) Plan participant, you may revoke your voting instructions by submitting a new proxy containing your voting instructions via the internet, by telephone, or by delivering a later dated proxy card by mail prior to May 21, 2026.

Voting Rules
Stockholders Entitled to Vote – the Record Date. We fixed the close of business on March 27, 2026 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 135,294,316 shares of common stock and no shares of preferred stock.

Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the shares of our common stock issued, outstanding and entitled to vote. We will count abstentions, "withheld" votes and broker non-votes to determine whether a quorum is present. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and the nominee has not received voting instructions from the beneficial owner.

Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

Voting on Proposal No. 1 – Election of Directors. When voting on this proposal, you have two options:

•vote FOR a nominee; or

•WITHHOLD authority to vote for a nominee.

If a quorum is present at the Annual Meeting, the eight persons receiving the greatest number of “FOR” votes will be elected to serve as directors. Therefore, any shares that are not voted will not influence the outcome of the election of directors. Brokers who have not received voting instructions from the beneficial owner do not have the discretionary authority to vote on the election of directors. Therefore, broker non-votes will not be considered in the vote totals and will have no effect on the vote regarding the election of directors. However, as described in greater detail in the “Corporate Governance” section of this proxy, our Board of Directors has adopted a plurality plus vote policy that applies to the election of directors. Under this policy, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld” votes from his or her election than votes “for” his or her election is required, unless such nominee has previously submitted an irrevocable resignation in accordance with the policy, to tender his or her resignation to the Board Chair of Directors. Consequently, the number of “withheld” votes with respect to a nominee will affect whether or not our plurality plus vote policy will apply to that individual. You may not cumulate your votes for any one of the nominees.
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Voting on Other Proposals. When voting on Proposal Nos. 2, 3 and 4, you have three options:

•vote FOR a given proposal;

•vote AGAINST a given proposal; or

•ABSTAIN from voting on a given proposal.

Proposal No. 2 - Advisory vote to approve the compensation of executive officers requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting. The vote is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors or the Human Capital Management and Compensation Committee (“HCMCC”) of our Board of Directors. However, the Board of Directors and the HCMCC value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our executive officers, we will consider our stockholders’ concerns, and our Board of Directors will evaluate whether any actions are necessary to address those concerns. Brokers do not have discretionary authority to vote on the advisory vote to approve executive compensation. Consequently, broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 3 - Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares having voting power on such matter that are present or represented at the Annual Meeting. Proposal No. 3 is considered to be “routine” under NYSE rules. As such, brokers who have not received voting instructions from the beneficial owner have the discretionary authority to vote on this matter. Therefore, there will be no broker non-votes for this proposal. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

Proposal No. 4 - Ratification of Amendment No. 1 to Tax Benefits Preservation Plan requires the affirmative vote of a majority of the common shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Brokers do not have discretionary authority to vote on this proposal. Consequently, broker non-votes will not be considered in the vote totals for this proposal and will have no effect on the vote. For the purpose of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a vote against the proposal.

The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Our Board of Directors is not currently aware of any such other matters.

Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed, and returned or submitted via the internet or by telephone prior to the Annual Meeting will be voted. If you properly execute and return or submit a proxy with no votes marked, your shares will be voted as recommended by our Board of Directors. Our Board of Directors has unanimously recommended that stockholders vote as follows:

•FOR the election of each of the nominees for director;

•FOR the advisory vote to approve executive compensation;

•FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

•FOR the ratification of Amendment No. 1 to our Tax Benefits Preservation Plan.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In such a case, the non-voted shares will be considered in the manner described herein.

Who Counts the Votes. Votes will be counted by Computershare Trust Company, N.A.

Information About the Solicitation of Proxies.

Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers, and employees may, without extra compensation, solicit the return of proxies by mail, personal interview, telephone, or email. We have also retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of approximately $14,500 plus customary costs and
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GENERAL INFORMATION ABOUT THE MEETING AND VOTING
other expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

We will pay all costs of preparing, printing, assembling, and delivering the Notice of the Annual Meeting, the Notice, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Householding of Annual Meeting Materials
SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one notice of internet availability of the proxy materials or one paper copy proxy statement and annual report, as applicable, to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our notice of internet availability of proxy materials or our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the notice of internet availability of proxy materials or our proxy statement or annual report, as requested, to that stockholder at the shared address to which a single copy was delivered. Such requests should be communicated to our transfer agent, Computershare Investor Services, either by sending a request in writing to P.O. Box 43006, Providence, RI 02940-3006 (or courier delivery to 150 Royall St., Suite 101, Canton, MA 02021), or by calling 1-800-962-4284.

If you are currently a stockholder sharing an address with another stockholder and wish to have only one notice of internet availability of proxy materials or Proxy Statement and annual report delivered to the household in the future, please contact Computershare at the address or telephone number indicated above.

By Order of the Board of Directors,

Kimberly M. O'Brien
Corporate Secretary
April 9, 2026
Spring, Texas

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APPENDIX A - NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS

Statement Regarding Use of Non-GAAP Financial Measures and Forward-Looking Statements

In addition to financial results determined in accordance with U.S. GAAP, this proxy may include the following non-GAAP financial measures for the Company: consolidated and segment adjusted EBITDA, total adjusted free cash flow and base business adjusted free cash flow, and return on capital employed. The following schedules provide reconciliations of the non-GAAP financial measures included in this proxy to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Adjusted EBITDA for reporting purposes is defined as net income (loss) before taxes and discontinued operations, excluding impairments, certain special, unusual or other charges (or credits), including loss on debt extinguishment, interest, depreciation and amortization and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) from continuing operations before taxes. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item. Adjusted EBITDA for compensation purposes also excludes income or loss from investments, foreign exchange gains and losses, and certain other adjustments. Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Total adjusted free cash flow is defined as cash from operations, less capital expenditures net of asset sales, less payments on financing lease obligations plus cash distributions to the Company from investments and proceeds from sales of investments. Total Adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures. Base business adjusted free cash flow is defined as total adjusted free cash flow excluding TETRA's investments in the Arkansas project and capitalized interest associated with the Arkansas project. Management uses this supplemental financial measure to assess the Company's ability to retire debt, evaluate the capacity of the Company to further invest and grow, and to measure the performance of the Company as compared to its peer group.

Return on net capital employed is defined as Adjusted EBIT divided by average net capital employed. Adjusted EBIT is defined as net income (loss) before taxes and discontinued operations, interest, impairments, exploration and pre-development costs, income from collaborative arrangement, and certain non-cash charges, and unusual adjustments, including loss on debt extinguishment and adjustments to long-term incentives. The most directly comparable GAAP financial measure is net income (loss) before taxes and discontinued operations. Exploration and pre-development costs represent expenditures incurred to evaluate potential future development of TETRA’s lithium and bromine properties in Arkansas. Such costs include exploratory drilling and associated engineering studies. Income from collaborative arrangement represents the portion of exploration and pre-development costs that are reimbursable by our Evergreen Unit partner. We began capitalizing exploration and pre-development costs in January 2024 and therefore these costs are only excluded for periods prior to January 1, 2024. Exploration and pre-development costs and the associated income from collaborative arrangement were excluded from Adjusted EBITDA in prior periods because they did not relate to the Company’s current business operations. Adjustments to long-term incentives represent cumulative adjustments to valuation of long-term cash incentive compensation awards that are related to prior years. These costs are excluded from Adjusted EBIT because they do not relate to the current year and are considered to be outside of normal operations. Long-term incentives are earned over a three-year period and the costs are recorded over the three-year period they are earned. The amounts accrued or incurred are based on a cumulative of the three-year period.

Net capital employed is defined as assets, excluding assets associated with the Arkansas bromine and lithium development, plus impaired assets, less cash and cash equivalents and restricted cash, and less current liabilities, excluding current liabilities associated with discontinued operations. Average net capital employed is calculated as the average of the beginning and ending net capital employed for the respective periods.

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APPENDIX A - NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS
Return on net capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.

Additionally, this proxy statement contains forward-looking statements, which may be impacted by many risks, including those identified in our most recently filed Annual Report on Form 10-K. These forward-looking statements include statements regarding our ability to achieve our One TETRA 2030 objectives with respect to revenue, Adjusted EBITDA and adjusted free cash flow as well as other 2030 goals discussed herein. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. Key items required to reconcile certain non-GAAP measures to GAAP measures for future periods and by future segments are not currently determinable without unreasonable efforts due to the inherent difficulty in quantifying with reasonable accuracy significant items, including depreciation expense and interest expense, pending finalization of cost estimates, funding structure and cost allocations between future segments. Such reconciling items may be material to the Company’s actual results determined in accordance with GAAP.

Adjusted EBITDA

The following reconciliation of Adjusted EBITDA is presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31, 2025
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$115,134	$(9,502)	$(79,130)	$26,502
Cost of product sales and services adjustments	477	—	—	477
Impairments and other charges	—	611	3,551	4,162
Transaction, restructuring, and other expenses	685	1,871	8,445	11,001
Former CEO stock appreciation right expense	—	—	404	404
Unusual foreign exchange loss	—	9,516	—	9,516
Interest expense, net	(731)	51	18,007	17,327
Depreciation, amortization, and accretion	8,913	27,814	372	37,099
Equity-based compensation expense	—	—	7,094	7,094
Adjusted EBITDA for external reporting purposes	$124,478	$30,361	$(41,257)	$113,582
Income from investments	(1,106)	(524)	(618)	(2,248)
Foreign exchange (gain) loss, excluding unusual	(1,285)	1,066	(953)	(1,172)
Restructuring expenses, excluding unusual	—	—	(394)	(394)
Adjusted EBITDA for compensation purposes	$122,087	$30,903	$(43,222)	$109,768

	Year Ended December 31, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$82,895	$10,700	$(45,099)	$(19,754)	$28,742
Cost of product sales and services adjustments	(1,776)	—	—	—	(1,776)
Impairments and other charges	—	—	—	109	109
Former CEO stock appreciation right credit	—	—	(701)	—	(701)
Transaction, restructuring, and other expenses	(26)	349	1,026	—	1,349
Loss on debt extinguishment	—	—	—	5,535	5,535
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APPENDIX A - NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS

	Year Ended December 31, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Unusual foreign exchange loss	—	1,387	—	—	1,387
Interest (income) expense, net	(713)	64	—	23,114	22,465
Depreciation, amortization, and accretion	9,733	25,631	—	357	35,721
Equity-based compensation expense	—	—	6,572	—	6,572
Adjusted EBITDA for external reporting purposes	$90,113	$38,131	$(38,202)	$9,361	$99,403
Foreign exchange (gain) loss, excluding unusual	1,356	1,098	—	(18)	2,436
Adjusted EBITDA for compensation purposes	$91,469	$39,229	$(38,202)	$9,343	$101,839

	Year Ended December 31, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$78,314	$25,724	$(49,135)	$(23,204)	$31,699
Insurance recoveries	(2,678)	—	—	—	(2,678)
Impairments and other charges	2,189	—	777	—	2,966
Exploration, pre-development costs, and collaborative arrangements	2,838	—	—	—	2,838
Adjustment to long-term incentives	—	—	1,526	—	1,526
Former CEO stock appreciation right expense	—	—	237	—	237
Transaction, restructuring, and other expenses	—	—	502	—	502
Unusual foreign exchange (gain) loss	—	2,444	—	—	2,444
Interest (income) expense, net	(647)	205	—	22,791	22,349
Depreciation, amortization, and accretion	9,053	24,876	—	400	34,329
Equity-based compensation expense	—	—	10,622	—	10,622
Adjusted EBITDA for external reporting purposes	$89,069	$53,249	$(35,471)	$(13)	$106,834

	Year Ended December 31, 2022
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$57,366	$15,732	$(45,077)	$(16,855)	$11,166
Insurance recoveries	(3,750)	—	—	—	(3,750)
Impairments and other charges	562	2,242	—	—	2,804
Exploration, pre-development costs	6,635	—	—	—	6,635
Adjustment to long-term incentives	—	—	4,277	—	4,277
Former CEO stock appreciation right expense	—	—	233	—	233
Transaction, restructuring, and other expenses	576	638	—	—	1,214
Interest (income) expense, net	(1,346)	138	—	17,041	15,833
Depreciation, amortization, and accretion	7,455	24,683	—	681	32,819
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APPENDIX A - NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS

	Year Ended December 31, 2022
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Equity-based compensation expense	—	—	6,880	—	6,880
Adjusted EBITDA for external reporting purposes	$67,498	$43,433	$(33,687)	$867	$78,111

	Year Ended December 31, 2021
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Other and Eliminations	Total
	(In Thousands)
Net income (loss) before taxes and discontinued operations	$54,981	$(11,116)	$(39,990)	$(18,596)	$(14,721)
Adjustment to long-term incentives	—	—	4,675	—	4,675
Transaction, restructuring, and other expenses	1,531	1,718	2,419	—	5,668
Stock warrant fair value adjustment	—	—	—	(198)	(198)
Former CEO stock appreciation right expense	—	—	865	—	865
Impairments and other charges	—	—	—	132	132
Allowance for bad debt	—	(230)	—	—	(230)
Adjusted interest expense, net	(595)	(512)	—	17,483	16,376
Adjusted depreciation and amortization	6,885	25,045	—	889	32,819
Equity-based compensation expense	—	—	4,664	—	4,664
Adjusted EBITDA for external reporting purposes	$62,802	$14,905	$(27,367)	$(290)	$50,050

Total Free Cash Flow and Base Business Adjusted Free Cash Flow

The following reconciliations of Total Free Cash Flow and Base Business Adjusted Free Cash Flow are presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31, 2025	Year Ended December 31, 2024
	(In Thousands)
Net cash provided by operating activities	$100,360	$36,520
Capital expenditures, net of proceeds from asset sales	(80,180)	(57,763)
Payments on financing lease obligations	(4,736)	(1,438)
Payments on seller financed purchases	(1,280)	(1,280)
Purchases of investments	—	(1,021)
Distributions from investments	—	462
Proceeds from sale of investment	19,011	—
Total adjusted free cash flow	$33,175	$(24,520)

Total adjusted free cash flow	33,175	(24,520)
Less investments in Arkansas, net of reimbursements	(45,214)	(22,371)
Capitalized interest	(4,474)	(1,168)
Base business adjusted free cash flow	$82,863	$(981)

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APPENDIX A - NON-GAAP MEASURES AND FORWARD-LOOKING STATEMENTS
Return on Net Capital Employed

The following reconciliations of Adjusted EBIT, Net Capital Employed, and Return on Net Capital Employed are presented as a supplement to financial results prepared in accordance with GAAP.

	Year Ended December 31,
	2025	2024	2023
	(In Thousands)
Income from continuing operations before taxes	$26,502	$28,742	$31,699
Cost of product sales and services adjustments	477	(1,776)	—
Insurance (recoveries) expenditures	—	—	(2,678)
Impairments and other charges	4,162	109	2,966
Exploration, pre-development costs, and collaborative arrangements	—	—	2,838
Adjustment to long-term incentives	—	—	1,456
Former CEO stock appreciation right expense (credit)	404	(701)	307
Transaction, restructuring, and other expenses	11,001	1,346	502
Loss on debt extinguishment	—	5,535	—
Unusual foreign exchange loss	9,516	1,387	2,444
Interest expense, net	17,327	22,465	22,349
Adjusted EBIT	$69,389	$57,107	$61,883

	December 31, 2025	December 31, 2024	December 31, 2023	December 31, 2022
	(In Thousands, Except Ratio)
Consolidated total assets	$675,761	$605,195	$478,961	$434,366
Plus assets impaired in last twelve months	4,162	109	2,966	2,804
Less cash, cash equivalents, and restricted cash	72,680	37,208	52,485	13,592
Adjusted assets employed	$607,243	$568,096	$429,442	$423,578

Consolidated current liabilities	156,463	123,349	125,962	124,267
Less current liabilities associated with discontinued operations	7,360	5,830	—	920
Adjusted current liabilities	$149,103	$117,519	$125,962	$123,347

Net capital employed	458,140	450,577	303,480	300,231
Average net capital employed	$454,359	$377,029	$301,856
Return on net capital employed for the year ended	15.3%	15.1%	20.5%

TETRA Technologies, Inc. | 89

ANNEX A - AMENDMENT NO. 1 TO THE TAX BENEFITS PRESERVATION PLAN

ANNEX A – AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN

AMENDMENT NO. 1 TO TAX BENEFITS PRESERVATION PLAN

This Amendment No. 1 to the Tax Benefits Preservation Plan (this “Amendment”) is made and entered into as of February 25, 2026, by and between TETRA Technologies, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”), and amends that certain Tax Benefits Preservation Plan, dated as of February 28, 2023 (the “Plan”), by and between the Company and the Rights Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, in order to continue the protection of the Company’s Tax Attributes provided by the Plan, the Board of Directors of the Company has determined it advisable and in the best interests of the Company and its stockholders to amend certain provisions of the Plan;

WHEREAS, Section 25 of the Plan provides that for so long as the Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights or Common Stock.;

WHEREAS, this Amendment is permitted by Section 25 of the Plan, and the Company desires to amend the Plan as set forth below; and

WHEREAS, pursuant to Section 25 of the Plan, the Company hereby directs that the Plan shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendments to Section 7. Section 7.1 of the Plan is hereby amended and restated in its entirety as follows:

7.1 Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose accompanied by a Signature Guarantee, and any other reasonable evidence of authority that may be reasonably required by the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time that is the earliest of (i) the close of business on February 28, 2029 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 22 (the “Redemption Date”), (iii) the time at which the Rights are exchanged as provided in Section 26, (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in the penultimate paragraph of Section 1.3, (v) the close of business on the effective date of the repeal of Section 382 of the Code if the Board determines that this Plan is no longer necessary or desirable for the preservation of the Tax Attributes and (vi) the close of business on the first day of a taxable year of the Company following a Board determination that no Tax Attributes may be carried forward or otherwise utilized (the earliest of (i), (ii), (iii), (iv), (v) and (vi), the “Expiration Date”).

Section 2. Amendment to Section 24. Section 24 of the Plan is hereby amended to change the Company’s address as follows:

TETRA Technologies, Inc.
10000 Energy Drive, Suite 600, Box 4
Spring, TX 77389
Attn: Corporate Secretary
TETRA Technologies, Inc. | 90

ANNEX A - AMENDMENT NO. 1 TO THE TAX BENEFITS PRESERVATION PLAN

Section 3. Amendments to Exhibits. All references to the date of “February 28, 2026” in Exhibit B (the Form of Right Certificate) to the Plan shall hereby be changed to “February 28, 2029”.

Section 4. Amendment to Section 30. Section 30 of the Plan is hereby amended to add the following sentence at the end:

“Nothing in this Section is intended to modify, limit or waive the fiduciary duties of the Board of Directors under applicable law.”

Section 5. Effect of this Amendment. It is the intent of the parties hereto that this Amendment constitutes an amendment of the Plan as contemplated by Section 25 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Plan shall remain in full force and effect.

Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 9. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

TETRA Technologies, Inc. | 91

ANNEX A - AMENDMENT NO. 1 TO THE TAX BENEFITS PRESERVATION PLAN

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
TETRA TECHNOLOGIES, INC.

By: /s/Brady M. Murphy
Name: Brady M. Murphy
Title: President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/ Patrick Hayes
Name: Patrick Hayes
Title: Manager, Client Management

* * * * *

TETRA Technologies, Inc. | 92

TETRA

Corporate Headquarters

281.367.1983

www.onetetra.com

TETRA

VOTE

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas R. Bates, Jr.	☐	☐	02 - Christian A. Garcia	☐	☐	03 - John F. Glick	☐	☐
04 - Angela D. John	☐	☐	05 - Sharon B. McGee	☐	☐	06 - Brady M. Murphy	☐	☐
07 - Julia A. Sloat	☐	☐	08 - Shawn D. Williams	☐	☐			

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 8 5 4 9 2

049CVB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — TETRA Technologies, Inc.

The Annual Meeting of Stockholders of TETRA Technologies, Inc. will be held on Friday, May 22, 2026, 11:00 am local time at the TETRA Technologies Corporate Headquarters Building, 10000 Energy Drive, Spring, Texas.

The undersigned stockholder hereby constitutes and appoints Brady M. Murphy, Alicia P. Boston, and Kimberly M. O'Brien and each or any of them, lawful attorneys and proxies of the undersigned, each acting alone and with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of TETRA Technologies, Inc. (herein the "Company"), to be held at the TETRA Technologies Corporate Headquarters Building, 10000 Energy Drive, Spring, Texas, on Friday, May 22, 2026, 11:00 am local time and any adjournment(s) thereof, with all the powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. All prior proxies are hereby revoked.

In accordance with the terms of the TETRA Technologies, Inc. 401(k) Retirement Plan (the "401(k) Plan"), the undersigned hereby directs T. Rowe Price, the 401(k) Plan trustee, to vote in person or by proxy at the Annual Meeting of Stockholders of the Company and any adjournment(s) thereof, in accordance with the instructions provided on the reverse side of this card, the shares of common stock allocated to the account as of the record date.

This proxy is solicited on behalf of the Board of Directors of TETRA Technologies, Inc. for the Annual Meeting of Stockholders May 22, 2026.